Exhibit 10.1

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of August 7, 2012

among

MIDDLEBY MARSHALL INC.,

THE MIDDLEBY CORPORATION,

VARIOUS FINANCIAL INSTITUTIONS,

RBS CITIZENS, N.A.

and

WELLS FARGO BANK, N.A.,

as Co-Syndication Agents,

FIFTH THIRD BANK

and

JPMORGAN CHASE BANK, N.A.,

as Co-Documentation Agents,

and

BANK OF AMERICA, N.A.,

as Administrative Agent, Issuing Lender and Swing Line Lender

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

RBS CITIZENS, N.A.

and

WELLS FARGO SECURITIES, LLC

Joint Lead Arrangers and Joint Book Manager

Page

SECTION 1	DEFINITIONS AND INTERPRETATION	1

1.1	Definitions	1
1.2	Other Interpretive Provisions	22
1.3	Allocation of Loans and Percentages at the Effective Time	23
1.4	Certain Accounting Matters	23
1.5	Exchange Rates; Currency Equivalents	24
1.6	Additional Alternative Currencies	24
1.7	Change of Currency	25
1.8	Letter of Credit Amounts	26

SECTION 2	COMMITMENTS OF THE LENDERS; BORROWING AND CONVERSION PROCEDURES; LETTER OF CREDIT PROCEDURES; SWING LINE LOANS	26

2.1	Commitments		26

	2.1.1	Revolving Loans	26
	2.1.2	Letter of Credit Commitment	26
	2.1.3	Limitations	27

2.2	Loan Procedures		27

	2.2.1	Various Types of Loans	27
	2.2.2	Borrowing Procedures	27
	2.2.3	Conversion and Continuation Procedures	28

2.3	Letter of Credit Procedures		29

	2.3.1	L/C Applications	29
	2.3.2	Participations in Letters of Credit	30
	2.3.3	Reimbursement Obligations	30
	2.3.4	Limitation on Obligations of Issuing Lenders	31
	2.3.5	Funding by Lenders to Issuing Lenders	31
	2.3.6	Information regarding Letters of Credit	32
	2.3.7	Applicants	32
	2.3.8	Applicability of ISP and UCP	32
	2.3.9	Cash Collateral	32

2.4	Swing Line Loans		32

	2.4.1	Swing Line Loans	33
	2.4.2	Swing Line Loan Procedures	33
	2.4.3	Refunding of, or Funding of Participations in, Swing Line Loans	33
	2.4.4	Repayment of Participations	34
	2.4.5	Participation Obligations Unconditional	34

2.5	Commitments Several		34
2.6	Certain Conditions		34

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(continued)
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2.7	Subsidiary Borrowers		34
2.8	Currency Valuations		35
2.9	Cash Collateral		35

	2.9.1	Certain Credit Support Events	35
	2.9.2	Grant of Security Interest	35
	2.9.3	Application	36
	2.9.4	Release	36
2.10	Defaulting Lenders		36
	2.10.1	Adjustments	36
	2.10.2	Defaulting Lender Cure	38

SECTION 3	RECORDKEEPING	39
SECTION 4	INTEREST	39

4.1	Interest Rates		39
	4.1.1	Interest Rates for Revolving Loans	39
	4.1.2	Interest Rates on Swing Line Loans	39
	4.1.3	Interest Rates upon Default	39
4.2	Interest Payment Dates		39
4.3	Setting and Notice of Eurocurrency Rates		39
4.4	Computation of Interest		40

SECTION 5	FEES	40

5.1	Commitment Fee	40
5.2	Letter of Credit Fees	40
5.3	Up-Front Fees	41
5.4	Administrative Agent’s and Lead Arrangers’ Fees	41

SECTION 6	REPAYMENT OF LOANS; CHANGES IN COMMITMENTS; PREPAYMENTS; AND EXTENSION OF TERMINATION DATE	41

6.1	Repayment of Loans		41
6.2	Changes in the Commitment Amount		41
	6.2.1	Voluntary Reductions and Termination of the Commitment Amount	41
	6.2.2	Increase in the Commitment Amount	41
6.3	Extension of Termination Date		43
	6.3.1	Requests for Extension	43
	6.3.2	Lender Elections to Extend	43
	6.3.3	Additional Commitment Lenders	43
	6.3.4	Minimum Extension Requirement	43
	6.3.5	Conditions to Effectiveness of Extensions	43

(continued)
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	6.3.6	Conflicting Provisions	44

6.4	Prepayments		44

	6.4.1	Voluntary Prepayments	44
	6.4.2	Mandatory Prepayments	44

SECTION 7	MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES	45

7.1	Making of Payments		45
7.2	Application of Certain Payments		45
7.3	Due Date Extension		45
7.4	Failure to Make Payments		45
7.5	Setoff		46
7.6	Proration of Payments		46
7.7	Taxes		46

	7.7.1	Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes	47
	7.7.2	Payment of Other Taxes by the Borrowers	47
	7.7.3	Tax Indemnifications	47
	7.7.4	Evidence of Payments	48
	7.7.5	Status of Lenders; Tax Documentation	48
	7.7.6	Treatment of Certain Refunds	50
	7.7.7	Survival	51

SECTION 8	INCREASED COSTS; SPECIAL PROVISIONS FOR EUROCURRENCY LOANS	51

8.1	Increased Costs	51
8.2	Basis for Determining Interest Rate Inadequate or Unfair	52
8.3	Changes in Law Rendering Eurocurrency Loans Unlawful	53
8.4	Funding Losses	53
8.5	Right of Lenders to Fund through Other Offices	54
8.6	Discretion of Lenders as to Manner of Funding	54
8.7	Mitigation of Circumstances; Replacement of Lenders	54
8.8	Conclusiveness of Statements; Survival of Provisions	55

SECTION 9	REPRESENTATIONS AND WARRANTIES	55

9.1	Organization, etc	55
9.2	Authorization; No Conflict	55
9.3	Validity and Binding Nature	55
9.4	Financial Condition	56
9.5	No Material Adverse Change	56
9.6	Litigation and Contingent Liabilities	56
9.7	Ownership of Properties; Liens	56
9.8	Subsidiaries	56

(continued)
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9.9	ERISA Compliance	56
9.10	Investment Company Act	57
9.11	Regulation U	57
9.12	Taxes	57
9.13	Solvency, etc	57
9.14	Environmental Matters	58
9.15	Information	58
9.16	No Default	59
9.17	No Burdensome Restrictions	59
9.18	Insurance	59

SECTION 10	COVENANTS	59

10.1	Reports, Certificates and Other Information		59
	10.1.1	Audit Report	59
	10.1.2	Quarterly Reports	59
	10.1.3	Compliance Certificates	60
	10.1.4	Reports to SEC and to Shareholders	60
	10.1.5	Notice of Default, Litigation, ERISA and Environmental Matters	60
	10.1.6	Management Reports	60
	10.1.7	Projections	60
	10.1.8	Other Information	61

10.2	Books, Records and Inspections		61
10.3	Insurance		61
10.4	Compliance with Laws; Material Contracts; Payment of Taxes and Liabilities		62
10.5	Maintenance of Existence, etc		62
10.6	Financial Covenants		62

	10.6.1	Fixed Charge Coverage Ratio	62
	10.6.2	Leverage Ratio	62

10.7	Limitations on Debt		62
10.8	Liens		63
10.9	Restricted Payments		65
10.10	Mergers, Consolidations, Sales		66
10.11	Use of Proceeds; Restrictions on Margin Stock		66
10.12	Further Assurances		66
10.13	Transactions with Affiliates		67
10.14	Employee Benefit Plans		67
10.15	Environmental Laws		68
10.16	Unconditional Purchase Obligations		68
10.17	Inconsistent Agreements		68
10.18	Business Activities		68

(continued)
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10.19	Advances and Other Investments	69
10.20	Foreign and Immaterial Subsidiaries	70
10.21	Amendments to Certain Documents	70
10.22	Real Estate Documents	70

SECTION 11	EFFECTIVENESS; CONDITIONS OF LENDING, ETC	71

11.1	Effectiveness		71

	11.1.1	Resolutions	71
	11.1.2	Other Consents, etc	71
	11.1.3	Incumbency and Signature Certificates	71
	11.1.4	Pledge Agreement	71
	11.1.5	Security Agreement	71
	11.1.6	Subsidiary Guaranty	71
	11.1.7	Opinion of Counsel for the Loan Parties	71
	11.1.8	Compliance Certificate	71
	11.1.9	Insurance	72
	11.1.10	Amendments to Mortgages	72
	11.1.11	Other	72

11.2	Conditions to All Credit Extensions		72

	11.2.1	Compliance with Representations and Warranties, No Default, etc	72
	11.2.2	Confirmatory Certificate	72

11.3	Initial Loans to a Subsidiary Borrower		73

SECTION 12	EVENTS OF DEFAULT AND THEIR EFFECT	73

12.1	Events of Default		73
	12.1.1	Non-Payment of the Loans, etc	73
	12.1.2	Non-Payment of Other Debt	74
	12.1.3	Bankruptcy, Insolvency, etc	74
	12.1.4	Non-Compliance with Provisions of this Agreement	74
	12.1.5	Representations and Warranties	74
	12.1.6	ERISA	74
	12.1.7	Judgments	75
	12.1.8	Invalidity of Guarantees, etc	75
	12.1.9	Invalidity of Collateral Documents, etc	75
	12.1.10	Change in Control	75
12.2	Effect of Event of Default		75
12.3	Application of Funds		76

SECTION 13	PARENT/COMPANY GUARANTY	77

13.1	The Guaranty	77
13.2	Guaranty Unconditional	77

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(continued)
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13.3	Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances	78
13.4	Waiver by the Parent and the Company	78
13.5	Delay of Subrogation	78
13.6	Stay of Acceleration	78

SECTION 14	THE ADMINISTRATIVE AGENT	78

14.1	Appointment and Authorization	78
14.2	Delegation of Duties	79
14.3	Liability of Administrative Agent	79
14.4	Reliance by Administrative Agent	80
14.5	Notice of Default	80
14.6	Credit Decision	81
14.7	Indemnification	81
14.8	Administrative Agent in Individual Capacity	81
14.9	Successor Administrative Agent	82
14.10	Collateral Matters	82
14.11	Other Agents	83

SECTION 15	GENERAL	83

15.1	Waiver; Amendments		83
15.2	Confirmations		84
15.3	Notices; Effectiveness; Electronic Communication		84
	15.3.1	Notices Generally	84
	15.3.2	Electronic Communications	84
15.4	Payments Set Aside		85
15.5	Regulation U		85
15.6	Costs and Expenses		85
15.7	Subsidiary References		86
15.8	Captions		86
15.9	Assignments; Participations		86
15.9.1	Assignments		86
15.9.2	Participations		88
15.10	Replacement of Lenders		89
15.11	Governing Law		89
15.12	Counterparts		90
15.13	Successors and Assigns		90
15.14	Indemnification by the Company		90
15.15	Forum Selection and Consent to Jurisdiction		91
15.16	Waiver of Jury Trial		91
15.17	USA PATRIOT ACT NOTICE		92
15.18	Confidentiality		92

SCHEDULES

SCHEDULE 1.1(A)	Pricing Schedule
SCHEDULE 1.1(B)	Mandatory Cost Formulae
SCHEDULE 2.1	Lenders and Initial Commitments and Percentages
SCHEDULE 9.6	Litigation and Contingent Liabilities
SCHEDULE 9.7	Ownership of Properties; Liens
SCHEDULE 9.8	Subsidiaries
SCHEDULE 9.14	Environmental Matters
SCHEDULE 10.7(h)	Existing Debt
SCHEDULE 10.8	Existing Liens
SCHEDULE 10.19	Existing Investments
SCHEDULE 15.3	Addresses for Notices

EXHIBITS

EXHIBIT A	Form of Compliance Certificate
EXHIBIT B	Form of Subsidiary Guaranty
EXHIBIT C	Form of Security Agreement
EXHIBIT D	Form of U.S. Pledge Agreement
EXHIBIT E	Form of Assignment Agreement
EXHIBIT F	Form of Subsidiary Borrower Supplement
EXHIBIT G	Form of Increase Request
EXHIBIT H	Form of U.S. Tax Compliance Certificate

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 7, 2012 (this “Agreement”) is among MIDDLEBY MARSHALL INC., a Delaware corporation (the “Company”), THE MIDDLEBY CORPORATION, a Delaware corporation (the “Parent”), each subsidiary of the Company that from time to time becomes a party hereto pursuant to Section 2.7, each financial institution that from time to time becomes a party hereto as a lender (each a “Lender”) and BANK OF AMERICA, N.A. (in its individual capacity, “Bank of America”), as administrative agent for the Lenders.

WHEREAS, the Company, the Parent, various financial institutions and Bank of America, as administrative agent, are parties to a Fourth Amended and Restated Credit Agreement dated as of December 28, 2007 (the “Existing Credit Agreement”);

WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement pursuant to this Agreement; and

WHEREAS, the parties hereto intend that this Agreement and the documents executed in connection herewith not effect a novation of the obligations of the Company and the Parent under the Existing Credit Agreement, but merely a restatement of and, where applicable, an amendment to the terms governing such obligations;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1  DEFINITIONS AND INTERPRETATION.

1.1           Definitions.  When used herein the following terms shall have the following meanings:

Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

Administrative Agent means Bank of America in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

Administrative Questionnaire means an administrative questionnaire substantially in a form supplied by the Administrative Agent.

Affiliate of any Person means (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (ii) any officer or director of such Person.

Agent-Related Persons means Bank of America in its capacity as an agent or any successor agent arising under Section 14.9, together with their respective Affiliates (including, in the case of Bank of America, Merrill Lynch, Fenner, Pierce & Smith Incorporated), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

Agreement - see the Preamble.

Alternative Currency means each of Euro, British Pounds, Danish Kroner, Canadian Dollars, Australian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.6.

Alternative Currency Sublimit means an amount equal to the lesser of the Commitment Amount and the Dollar Equivalent of $250,000,000.  The Alternative Currency Sublimit is part of, and not in addition to, the Commitment Amount.

Alternative Currency Outstandings - see Section 2.1.3.

Applicable Currency means, as to any particular Letter of Credit or Loan, Dollars or the Alternative Currency in which it is denominated or payable.

Applicable Time means, with respect to any borrowing or payment in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

Approved Fund means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Assignee - see Section 15.9.1.

Assignment Agreement - see Section 15.9.1.

Bank of America - see the Preamble.

Base Rate means for any day a fluctuating rate per annum equal to the highest of (a) the sum of the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the sum of the Eurocurrency Rate that would be in effect for Eurodollar Loans having a one-month Interest Period beginning on such day plus 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.  If any rate described in the first sentence of this definition is unavailable for any reason, the Base Rate shall be determined based upon the remaining rate or rates.

Base Rate Loan means a Loan that bears interest at or by reference to the Base Rate and is denominated in Dollars.

Base Rate Margin – see Schedule 1.1(A).

Borrowers means the Company and the Subsidiary Borrowers, and Borrower means any of them.

Borrowing - see Section 2.2.1.

Business Day means any day (other than a Saturday or Sunday) on which Bank of America is open for commercial banking business in Chicago, Charlotte, Dallas and New York and

(a)           if such day relates to a Eurodollar Loan, means a day on which dealings in Dollars are carried on in the London interbank market;

(b)           if such day relates to any interest rate setting for a Eurocurrency Loan denominated in Euro, any funding, disbursement, settlement or payment in Euro, or any other dealings in Euro to be carried out pursuant to this Agreement, means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (which utilizes a single shared platform and was launched on November 19, 2007) is open for the settlement of payments in Euro (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement);

(c)           if such day relates to any interest rate setting for a Eurocurrency Loan denominated in a currency other than Dollars or Euro, means a day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable relevant offshore interbank market (as determined by the Administrative Agent) for such currency; and

(d)           if such day relates to any funding, disbursement, settlement or payment in a currency other than Dollars or Euro, or any other dealings in such a currency to be carried out pursuant to this Agreement (other than an interest rate setting), means a day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Parent, but excluding expenditures made in connection with (a) the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (b) any Permitted Acquisition.

Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property, or a combination thereof, by such

Person that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of such Person.

Cash Collateralize means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances in Dollars pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender or, in the case of an Issuing Lender, such other credit support as such Issuing Lender shall agree in its sole discretion. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time issued or guaranteed by the United States government or any agency thereof; (b) securities, maturing not more than one year after such time issued or guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at the time of acquisition at least A-2 by Standard & Poor’s Ratings Group (“S&P”) or Fitch IBCA, Duff & Phelps, a division of Fitch, Inc. (“Fitch”) or P-2 by Moody’s Investors Service, Inc. (“Moody’s”); (c) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-2 by S&P or Fitch or P-2 by Moody’s; (d) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions or money market deposit accounts that are issued or sold by, or maintained with, a Lender; (e) any repurchase agreement entered into with any Lender which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (d) of this definition and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender thereunder; (f) investments in short-term asset management accounts offered by any Lender for the purpose of investing in loans to any corporation (other than the Parent or an Affiliate of the Parent), state or municipality, in each case organized under the laws of any state of the United States or of the District of Columbia; (g) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender; (h) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (e) of this definition; or (i) investments similar to any of the type described in clauses (a) through (e) of this definition denominated in foreign currencies approved by the board of directors of the Company.

Change in Control means an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of the Parent or any Subsidiary, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of outstanding shares of voting stock of the Parent in excess of 35%; and (b) individuals who at the Effective Time were directors of the Parent (the “Incumbent Board”) shall cease for any reason to constitute a majority of the board of directors of the Parent; provided that any individual becoming a director subsequent to the Effective Time whose election, or nomination for election by the Parent’s shareholders, was approved by the requisite vote of the then Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any “person” or “group” other than a solicitation for the election of one or more directors by or on behalf of the board of directors.

Change in Law means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Code means the Internal Revenue Code of 1986.

Collateral Access Agreement means an agreement, in form and substance reasonably acceptable to the Administrative Agent, between the Administrative Agent and a third party relating to inventory of the Company or any Subsidiary Guarantor located on the property of such third party.

Collateral Documents means the U.S. Pledge Agreement, the Security Agreement, each Mortgage and any other agreement pursuant to which any Loan Party grants collateral to the Administrative Agent for the benefit of the Lenders.

Commitment means, as to any Lender, such Lender’s commitment to make Revolving Loans, and to issue or participate in Letters of Credit and to participate in Swing Line Loans, under this Agreement.  The amount of the Commitment of each Lender as of the date of the execution and delivery of this Agreement is set forth across from such Lender’s name on Schedule 2.1.

Commitment Amount means $1,000,000,000, as such amount may be changed from time to time pursuant to the terms hereof.

Commitment Fee Rate - see Schedule 1.1(A).

Company - see the Preamble.

Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

Confirmation means a confirmation agreement substantially in the form of Exhibit F.

Connection Income Taxes means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consolidated Net Income means, with respect to the Parent and its Subsidiaries for any period, the net income (or loss) of the Parent and its Subsidiaries for such period, excluding (a) any extraordinary gains or losses during such period and (b) any foreign exchange translation gains or losses that might appear on or be reflected in the consolidated statement of earnings of the Parent and its Subsidiaries on a consolidated basis for such period.

Credit Exposure means, with respect to any Lender, the sum of (a) the Dollar Equivalent principal amount of all outstanding Revolving Loans of such Lender plus (b) such Lender’s Percentage of the sum of (i) all outstanding Swing Line Loans and (ii) the aggregate Stated Amount of all Letters of Credit (subject, in the case of this clause (b), to any reallocation pursuant to Section 2.10.1(d)).

Credit Extension means the making of any Loan or the issuance of, increase in the amount of or extension of the term of any Letter of Credit.

Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker’s acceptances issued for the account of such Person (including the Letters of Credit), (f) all net Hedging Obligations of such Person, (g) all Suretyship Liabilities of such Person in respect of obligations of the types referred to in clauses (a) through (f) and (h) all Debt of any partnership in which such Person is a general partner unless such debt is made expressly non-recourse to such Person. The amount of any net obligation under any Hedging Agreement on any date will be deemed to be the Termination Value thereof as of such date.

Defaulting Lender means, subject to Section 2.10.2, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in reasonable detail in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the applicable Issuing Lender, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, the applicable Issuing Lender or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in reasonable detail in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy or insolvency law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.10.2) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the applicable Issuing Lender, the Swing Line Lender and each other Lender promptly following such determination.

Dollar and the sign “$” mean lawful money of the United States of America.

Dollar Equivalent means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

Domestic Subsidiary means any Subsidiary that is not a Foreign Subsidiary.

EBITDA means, for any period, Consolidated Net Income for such period plus to the extent deducted in determining such Consolidated Net Income and without duplication, (i) Interest Expense, non-cash foreign exchange losses, non-cash equity compensation and non-cash losses with respect to Hedging Obligations, income tax expense, depreciation and amortization for such period, (ii) all charges in connection with the refinancing or repayment of Debt under the Existing Credit Agreement, including the write-off of deferred financing costs; (iii) all other non-cash expenses and charges and (iv) up to $17,500,000 related to (A) facilities relocation or closing costs, (B) non-recurring restructuring costs, (C) integration costs and fees, including cash severance costs, in connection with Permitted Acquisitions and (D) other fees, charges and expenses paid in connection with any Permitted Acquisition, permitted disposition of assets, recapitalization, Investment, issuance or repayment of Indebtedness, issuance of equity interests, refinancing transaction or modification or amendment of any debt instrument, including any transaction undertaken but not completed, in each case incurred during such period and payable in cash, minus to the extent included in determining such Consolidated Net Income and without duplication, non-cash foreign exchange gains and non-cash gains with respect to Hedging Obligations; provided that EBITDA shall be calculated on a pro forma basis giving effect to any Permitted Acquisition or disposition of a Subsidiary or business segment during such period.

Effective Time - see Section 11.1.

Eligible Assignee means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary or (iii) a Person of which a Lender is a Subsidiary; and (d) any other Person approved by the Parent and the Administrative Agent, which approvals shall not be unreasonably withheld.

EMU means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

EMU Legislation means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of hazardous substances or injury to the environment.

Environmental Laws means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed and enforceable duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental matters.

Environmental Liability means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract pursuant to which liability is assumed or imposed with respect to any of the foregoing.

ERISA means the Employee Retirement Income Security Act of 1974.

ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Parent within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event means (a) a Reportable Event with respect to a Pension Plan or Multiemployer Plan; (b) the withdrawal of the Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multiemployer Plan or receipt by the Parent or an ERISA Affiliate of notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon  the Company or any ERISA Affiliate; provided that for purposes of this definition, a Reportable Event shall only be deemed to have occurred with respect to a Multiemployer Plan upon the receipt by Parent or an ERISA Affiliate of notice of such event.

Euro and € mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

Eurocurrency Loan means a Revolving Loan that bears interest at a rate determined by reference to the Eurocurrency Rate (Reserve Adjusted).

Eurocurrency Margin - see Schedule 1.1(A).

Eurocurrency Rate means, for any Interest Period with respect to a Eurocurrency Loan, a rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA

LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Loan being made, continued or converted by Bank of America (or if Bank of America is not a Lender, in an amount equal to $5,000,000) and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other relevant interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

Eurocurrency Rate (Reserve Adjusted) means, with respect to any Eurocurrency Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/10,000 of 1%) determined pursuant to the following formula:

Eurocurrency Rate	=	Eurocurrency Rate
(Reserve Adjusted)		1-Eurocurrency
Reserve Percentage

Eurocurrency Reserve Percentage means, with respect to any Eurocurrency Loan for any Interest Period, a percentage (rounded upwards, if necessary, to the nearest 1/10,000 of 1%) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the FRB, for determining the aggregate maximum reserve requirements applicable to “Eurocurrency Liabilities” pursuant to Regulation D of the FRB or any other then applicable regulation of the FRB which prescribes reserve requirements applicable to “Eurocurrency Liabilities” as presently defined in such Regulation D.

Excluded Taxes means any of the following Taxes imposed on or with respect to any Recipient  or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 15.10 or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 7.7.1(b) or 7.7.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 7.7.5 and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

Eurodollar Loan means a Eurocurrency Loan denominated in Dollars.

Event of Default means any of the events described in Section 12.1.

Exemption Representation - see Section 7.6(c).

Existing Credit Agreement - see the recitals.

Existing Lender - see Section 1.3(b).

Existing Letters of Credit means the letters of credit outstanding under the Existing Credit Agreement immediately prior to the amendment and restatement thereof pursuant hereto.

Existing Loans - see Section 1.3(b).

FATCA means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

Federal Funds Rate means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

Fiscal Quarter means each 13-week period during a Fiscal Year, beginning with the first day of such Fiscal Year.

Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on the Saturday closest to December 31 of each year.  References to a Fiscal Year with a number corresponding to any calendar year (e.g., “Fiscal Year 2005”) refer to the Fiscal Year ending on the Saturday closest to December 31 of such calendar year.

Fixed Charge Coverage Ratio means, as of the last day of any Computation Period, the ratio of (a) the result of (i) Pro Forma EBITDA for such Computation Period less (ii) Capital Expenditures for such Computation Period less (iii) cash income tax expense for such Computation Period less (iv) dividends paid in cash by the Parent during such Computation Period to (b) the sum of (i) Interest Expense to the extent payable in cash for such Computation Period plus (ii) the actual aggregate amount of all scheduled principal payments on Debt (other than Debt permitted by Section 10.7(l)) made by the Parent and its Subsidiaries during such Computation Period; provided that:

(x)           in calculating Capital Expenditures, capital expenditures of any Person (or division or similar business unit) acquired by the Parent or any of its Subsidiaries during such period shall be included on a pro forma basis for such period and the capital expenditures of any Person (or division or similar business unit) disposed of by the Parent or any of its Subsidiaries during such period shall be excluded on a pro forma basis for such period; and

(y)           in calculating Interest Expense, any Debt incurred or assumed in connection with any Acquisition shall be assumed to have been incurred or assumed on the first day of such period and any Debt assumed by any Person (other than the Parent or any of its Subsidiaries) in connection with the disposition of any Person (or division or similar business unit) disposed of by the Parent or any of its Subsidiaries during such period shall be assumed to have been repaid on the first day of such period.

Foreign Lender means a Lender that is not a U.S. Person.

Foreign Subsidiary means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, a State thereof or the District of Columbia.

FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

Fronting Exposure means, at any time there is a Defaulting Lender, (a) with respect to each Issuing Lender, such Defaulting Lender’s Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

Fund means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

Funded Debt means all Debt of the Parent and its Subsidiaries, excluding (i) contingent obligations in respect of undrawn letters of credit and Suretyship Liabilities (except, in each case, to the extent constituting Suretyship Liabilities in respect of Debt of a Person other than the Company or any Subsidiary), (ii) Hedging Obligations, (iii) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries and (iv) Debt of the Parent to the Company.

GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

Governmental Authority means the government of any nation, or any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority), any entity exercising executive, legislative, judicial, regulatory or administrative functions of government (including any supra-national body such as the European Union or the European Central Bank).

Guaranteed Obligations means (a) with respect to the Parent, (i) all obligations of the Company to the Administrative Agent or any Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise under this Agreement or any other Loan Document (including with respect to the obligations described in Section 2.3.3) and (ii) all Hedging Obligations of the Company to any Lender Party and (b) with respect to the Parent and the Company, all obligations of each Subsidiary Borrower to the Administrative Agent or any Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise under this Agreement or any other Loan Document.

Hazardous Materials means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas or infectious or medical wastes and all other substances regulated as “hazardous”, “toxic”, a “pollutant” or a “contaminant” pursuant to any Environmental Law.

Hedging Agreements means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

Hedging Obligations means, with respect to any Person, all liabilities of such Person under Hedging Agreements.

Honor Date – see Section 2.3.3.

Immaterial Law means any provision of any Environmental Law the violation of which will not (a) violate any judgment, decree or order which is binding upon the Parent or any Subsidiary, (b) result in or threaten any material injury to public health or the environment or any material damage to the property of any Person or (c) result in any material liability or expense for the Parent or any Subsidiary; provided that no provision of any Environmental Law shall be an Immaterial Law if the Administrative Agent has notified the Parent or the Company that the Required Lenders have determined in good faith that such provision is material.

Immaterial Subsidiary means a Subsidiary (other than a Borrower) that (a) has (as of the date of determination) assets with a fair market value of less than $1,000,000 and (b) had less than $1,000,000 of revenue during the most recently ended period of four consecutive fiscal quarters for which financial statements are available.

Indemnified Taxes means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

Indemnitee - see Section 15.14(a).

Interest Expense means, for any Computation Period, the consolidated interest expense of the Parent and its Subsidiaries for such Computation Period (including all imputed interest on Capital Leases).

Interest Period means, as to any Eurocurrency Loan, the period commencing on the date such Loan is borrowed or is continued as, or converted into, a Eurocurrency Loan and ending on the date one week or one, two, three, six or, if available to all Lenders, twelve months thereafter, as selected by the Company pursuant to Section 2.2.2 or 2.2.3; provided that:

(i)           if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(ii)           any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)           the Company may not select any Interest Period that would extend beyond the scheduled Termination Date.

Investment means, relative to any Person, (a) any loan or advance made by such Person to any other Person (excluding prepaid expenses in the ordinary course of business, accounts receivable arising in the ordinary course of business and commission, travel, relocation or similar loans or advances made to directors, officers and employees of the Parent or any of its Subsidiaries), (b) any Suretyship Liability of such Person with respect to the obligations of another Person, (c) any ownership or similar interest held by such Person in any other Person and (d) deposits and the like relating to prospective Acquisitions.

ISP means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

Issuing Lender means Bank of America in its capacity as an issuer of Letters of Credit hereunder and any other Lender which, with the written consent of the Company and the Administrative Agent (such consents not to be unreasonably withheld), is the issuer of one or more Letters of Credit.

L/C Application means, with respect to any request for the issuance or amendment of a Letter of Credit, a letter of credit application in the form being used by the applicable Issuing Lender at the time of such request for the type of letter of credit requested; provided that to the extent any such letter of credit application is inconsistent with any provision of this Agreement, the applicable provision of this Agreement shall control.

L/C Obligations means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts.

LC Fee Rate - see Schedule 1.1(A).

Lead Arrangers means Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Citizens, N.A. and Wells Fargo Securities, LLC in their capacities as the joint arrangers of, and joint book managers for, the facilities hereunder.

Lender - see the Preamble.  References to the “Lenders” shall include the Issuing Lenders and the Swing Line Lender; for purposes of clarification only, to the extent that Bank of America (or any other Issuing Lender or successor Swing Line Lender) may have rights or obligations in addition to those of the other Lenders due to its status as an Issuing Lender or as Swing Line Lender, its status as such will be specifically referenced.

Lender Party means (i) each Lender, or (ii) any Affiliate of a Lender that is a party to a Hedging Agreement with a Borrower and (iii) any other Person that was a Lender or an Affiliate of a Lender at the time that it entered into a Hedging Agreement with a Borrower.

Lending Office means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

Letter of Credit - see Section 2.1.2.

Letter of Credit Fee - see Section 5.2(a).

Leverage Ratio means, as of the last day of any Fiscal Quarter, the ratio of (i) Funded Debt as of such day to (ii) Pro Forma EBITDA for the Computation Period ending on such day.

Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

Loan means a Revolving Loan or a Swing Line Loan.

Loan Documents means this Agreement, each Subsidiary Guaranty, the L/C Applications, the Collateral Documents, any note issued pursuant to this Agreement and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.9.

Loan Parties means the Parent, the Borrowers and each Subsidiary Guarantor, and “Loan Party” means any of them.

Local Time means, with respect to any disbursement, payment or notice hereunder, the time of the office of the Administrative Agent that would make such disbursement or receive such payment or notice.

Mandatory Cost means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.1(B).

Margin Stock means any “margin stock” as defined in Regulation U of the FRB.

Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the business, assets, operations, or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole, or (b) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document (other than as a result of a Person ceasing to be a Loan Party as a result of a transaction permitted hereunder).

Material Foreign Subsidiary means any Foreign Subsidiary that has (as of the date of determination) assets that constitute 5% or more of the total assets of all Foreign Subsidiaries or (b) has 5% or more of the total revenues of all Foreign Subsidiaries during the most recently ended period of four consecutive fiscal four quarters for which financial statements are available.

Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Administrative Agent a Lien on real property owned or leased by the Company or any Subsidiary Guarantor.

Multiemployer Plan means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Multiple Employer Plan means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

Non-Consenting Lender means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 15.1 and (ii) has been approved by the Required Lenders.

Non-Defaulting Lender means, at any time, each Lender that is not a Defaulting Lender at such time.

Other Connection Taxes means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Taxes means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 8.7).

Parent - see the Preamble.

Parent/Company Guaranty means the guaranty of the Parent and the Company set forth in Section 13.

Participant - see Section 15.9.2.

Participating Member State means each state so described in any EMU Legislation.

PBGC means the Pension Benefit Guaranty Corporation.

Pension Act means the Pension Protection Act of 2006.

Pension Funding Rules means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

Pension Plan means any employee pension benefit plan (including a Multiple Employer Plan but not including any Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

Percentage means, as to any Lender at any time, the percentage that (a) the Commitment of such Lender (or, after termination of the Commitments, the outstanding principal amount of such Lender’s Revolving Loans plus the amount of such Lender’s participations in the principal amount of all Swing Line Loans and the Stated Amount of all Letters of Credit) at such time is of (b) the Commitment Amount (or, after termination of the Commitments, the Total Outstandings) at such time.  The initial Percentage of each Lender is set forth across from such Lender’s name on Schedule 2.1; provided that if and so long as any Lender is a Defaulting Lender, such Lender’s Percentage shall be deemed for purposes of this definition to be reduced to the extent of the defaulted amount and the Percentage of the applicable Issuing Lender or the Swing Line Lender, as applicable, shall be deemed for purposes of this definition to be increased to the extent the Defaulting Lender has failed to make required payments to the applicable Issuing Lender or Swing Line Lender, as the case may be.

Permitted Acquisition means any Acquisition by the Company or any wholly-owned Subsidiary where (i) the assets acquired are for use in, or the Person acquired is engaged in, business activities permitted under Section 10.18; (ii) immediately before or after giving effect to such Acquisition, no Event of Default or Unmatured Event of Default shall have occurred and be continuing; (iii) if the aggregate consideration paid by the Company and its Subsidiaries (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP, but excluding (x) any common stock of the Parent or (y) any cash received substantially concurrently with such Acquisition from the issuance of any common stock of the Parent), in connection with such Acquisition (or any series of related Acquisitions) exceeds $25,000,000, the Company shall have delivered to the Administrative Agent pro forma financial statements giving effect to such Acquisition, which financial statements shall (A) detail any related acquisition adjustments and add-backs to be used to calculate Pro Forma EBITDA and (B) confirm compliance with clause (ii) above after giving effect to the Acquisition; (iv) both before, and on a pro forma basis after giving effect thereto, the Leverage Ratio shall not exceed 3.0 to 1.0 based on the most recently available quarterly financial statements of the Parent; and (v) the board of directors (or similar governing body) of the Person to be acquired shall have approved such Acquisition.

Person means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or other entity, whether acting in an individual, fiduciary or other capacity.

Pro Forma EBITDA means, for any period, EBITDA for such period adjusted as follows:

(i)           the consolidated net income of any Person (or business unit) acquired by the Company or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person) shall be included on a pro forma basis for such period (assuming the consummation of each such Acquisition and the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period) based upon (x) to the extent available, (I) the audited consolidated balance sheet of such acquired Person and its consolidated Subsidiaries (or such business unit) as at the end of the fiscal year of such Person (or business unit) preceding such Acquisition and the related audited consolidated statements of income, stockholders’ equity and cash flows for such fiscal year and (II) any subsequent unaudited financial statements for such Person (or business unit) for the period prior to such Acquisition so long as such statements were prepared on a basis consistent with the audited financial statements referred to above or (y) to the extent the items listed in clause (x) are not available, such historical financial statements and other information as is disclosed to, and reasonably approved by, the Required Lenders; and

(ii)           the consolidated net income of any Person (or division or similar business unit) disposed of by the Parent, the Company or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person (or division or business unit)) shall be excluded on a pro forma basis for such period (assuming the consummation of such disposition occurred on the first day of such period).

Recipient means the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

Related Parties means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, attorneys and agents of such Person and of such Person’s Affiliates.

Reportable Event means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Required Lenders means Lenders having an aggregate Percentage of more than 50%; provided that the Commitments of, and (except as set forth in the definition of Percentage) the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

Responsible Financial Officer means, as to any Person, the chief financial officer, the treasurer or the controller of such Person.

Responsible Officer means, as to any Person, the chief executive officer, president, any vice president, or any Responsible Financial Officer of such Person.

Restricted Margin Stock means all Margin Stock other than Unrestricted Margin Stock.

Revaluation Date means (a) with respect to any Loan, each of the following:  (i) each date of a borrowing of Eurocurrency Loans denominated in an Alternative Currency, (ii) each date of a continuation of Eurocurrency Loans denominated in an Alternative Currency pursuant to Section 2.2.3 and (iii) such additional dates as the Administrative Agent shall reasonably determine or the Required Lenders shall reasonably require; and (b) with respect to any Letter of Credit, each of the following:  (i) each date of issuance of a Letter of Credit, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by an Issuing Lender under any Letter of Credit denominated in an Alternative Currency and (iv) such additional dates as the Administrative Agent shall reasonably determine or the Required Lenders shall reasonably require.

Revolving Loan - see Section 2.1.1.

Same Day Funds means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

SEC means the Securities and Exchange Commission, or any governmental agency succeeding to any of its principal functions.

Security Agreement means each security agreement among any Loan Party and the Administrative Agent, substantially in the form of Exhibit C.

Special Notice Currency means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

Spot Rate for a currency means the rate determined in good faith by the Administrative Agent or the applicable Issuing Lender to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (Local Time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable Issuing Lender may obtain such spot rate from another financial institution designated by the Administrative Agent or such Issuing Lender, as applicable, if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further, that the applicable Issuing Lender may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

Stated Amount means, with respect to any Letter of Credit at any date of determination, the maximum aggregate Dollar Equivalent amount available for drawing thereunder at any time during the remaining term of such Letter of Credit under all circumstances (including after giving effect to any increase therein that may be required by the terms thereof), plus the aggregate Dollar Equivalent amount of all unreimbursed payments and disbursements under such Letter of Credit.

Sterling and £ mean the lawful currency of the United Kingdom.

Subordinated Debt means Debt of the Company or the Parent which has maturities and other terms, and which is subordinated to the obligations of the Company  and its Subsidiaries and the Parent, to the extent applicable, hereunder and under the other Loan Documents in a manner, approved in writing by the Required Lenders.

Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such entity.  Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Parent.

Subsidiary Borrower means any Subsidiary that has been designated as a Subsidiary Borrower in accordance with Section 2.7 (and has not ceased to be a Subsidiary Borrower pursuant to Section 2.7(b)).

Subsidiary Borrower Supplement means a Subsidiary Borrower Supplement substantially in the form of Exhibit F.

Subsidiary Guarantor means, on any day, each Subsidiary that has executed a counterpart of the Subsidiary Guaranty on or prior to that day (or is required to execute a counterpart of the Subsidiary Guaranty on that date) and that has not been released therefrom in accordance with the terms hereof.

Subsidiary Guaranty means each guaranty issued by a Subsidiary of the Company in favor of the Administrative Agent, substantially in the form of Exhibit B.

Suretyship Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than (a) customary indemnification obligations arising in the ordinary course of business under leases and other contracts and (b) by endorsements of instruments for deposit or collection in the ordinary course of business), or guarantees the payment of dividends or other distributions upon the shares of any other Person.  The amount of any Person’s obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the lesser of (i) the principal amount of the debt, obligation or other liability supported thereby and (ii) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Suretyship Liability, unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Suretyship Liability shall be such Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

Swing Line Lender means Bank of America in its capacity as swing line lender hereunder, together with any replacement swing line lender arising under Section 14.9.

Swing Line Loan - see Section 2.4.1.

Taxes means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Termination Date means the earlier to occur of (a) August 7, 2017 or such later date established pursuant to Section 6.3 and (b) such other date on which the Commitments terminate pursuant to Section 6 or 12.

Termination Value means, in respect of any one or more Hedging Agreements, after taking into account the effect of any netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) of this definition, the amounts determined as the mark-to-market values for such Hedging Agreements as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreement (which may include a Lender or any Affiliate of a Lender) or any third party in the business of determining such values acceptable to the Administrative Agent.

Total Outstandings means, at any time, the aggregate Dollar Equivalent outstanding principal amount of all Revolving Loans and Swing Line Loans plus the aggregate Stated Amount of all Letters of Credit.

Type of Loan or Borrowing - see Section 2.2.1.  The types of Loans or Borrowings under this Agreement are as follows:  Base Rate Loans or Borrowings and Eurocurrency Loans or Borrowings.

Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or the giving of notice or both, constitute an Event of Default.

Unreimbursed Amount – see Section 2.3.3.

Unrestricted Margin Stock means treasury stock of the Company.

U.S. Person means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate has the meaning specified in Section 7.7.5(b)(ii)(C).

U.S. Pledge Agreement means each pledge agreement among any Loan Party and the Administrative Agent, substantially in the form of Exhibit D.

1.2           Other Interpretive Provisions.

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)           The term “including” is not limiting and means “including without limitation.”

(d)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(e)           Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement), other contractual instruments and organizational documents shall be deemed to include all subsequent amendments, restatements and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

(f)           This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

(g)           This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company, the Lenders and the other parties hereto and thereto and are the products of all parties.  Accordingly, they shall not be construed against the Administrative Agent or the Lenders merely because of the Administrative Agent’s or the Lenders’ involvement in their preparation.

(h)           Unless otherwise specified, each reference to a time of day means such time in Chicago, Illinois.

1.3           Allocation of Loans and Percentages at the Effective Time.

(a)           The Company and each Lender agree that, effective at the Effective Time, (i) this Agreement shall amend and restate in its entirety the Existing Credit Agreement and (ii) the outstanding Loans thereunder (and the participations in Letters of Credit and Swing Line Loans thereunder), shall be allocated among the Lenders in accordance with their respective Percentages.

(b)           To facilitate the allocation described in clause (a), at the Effective Time, (i) all “Revolving Loans” under the Existing Credit Agreement (“Existing Loans”) shall be deemed to be Revolving Loans, (ii) each Lender which is a party to the Existing Credit Agreement (an “Existing Lender”) shall transfer to the Administrative Agent an amount equal to the excess, if any, of such Lender’s pro rata share (according to its Percentage) of the outstanding Revolving Loans hereunder (including any Revolving Loans made at the Effective Time) over the amount of all of such Lender’s Existing Loans, (iii) each Lender which is not a party to the Existing Credit Agreement shall transfer to the Administrative Agent an amount equal to such Lender’s pro rata share (according to its Percentage) of the outstanding Revolving Loans hereunder (including any Revolving Loans made at the Effective Time), (iv) the Administrative Agent shall apply the funds received from the Lenders pursuant to clauses (ii) and (iii), first, on behalf of the Lenders (pro rata according to the amount of the applicable Existing Loans each is required to purchase to achieve the allocation described in clause (a)), to purchase from each Existing Lender which has Existing Loans in excess of such Lender’s pro rata share (according to its Percentage) of the outstanding Revolving Loans hereunder (including any Revolving Loans made at the Effective Time), a portion of such Existing Loans equal to such excess, second, to pay to each Existing Lender all interest, fees and other amounts (including amounts payable pursuant to Section 8.4 of the Existing Credit Agreement, assuming for such purpose that the Existing Loans were prepaid rather than allocated at the Effective Time) owed to such Existing Lender under the Existing Credit Agreement (whether or not otherwise then due) and, third, as the Company shall direct, and (v) all Revolving Loans shall commence new Interest Periods in accordance with elections made by the Company at least three Business Days prior to the date of the Effective Time pursuant to the procedures applicable to conversions and continuations set forth in Section 2.2.3 (all as if the Existing Loans were continued or converted at the Effective Time).  To the extent the Company fails to make a timely election pursuant to clause (v) of the preceding sentence with respect to any Revolving Loans, such Loans shall be Base Rate Loans.

1.4           Certain Accounting Matters.

(a)           All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be made in accordance with, GAAP, consistently applied, and in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of the Parent and its Subsidiaries for the fiscal year ended December 31, 2011 except as specifically provided herein; provided that if any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, further, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(b)           Any financial ratio set forth herein shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

(c)           Notwithstanding the foregoing provisions of this Section 1.4, (i) all calculations, ratios and computations with respect to leases existing as of the date hereof and entered into from time to time hereafter may continue to be calculated, classified and accounted for in conformity with GAAP as in effect as of the Effective Time; provided however, that the Company may elect, with notice to Administrative Agent, to treat operating leases as capital leases in accordance with GAAP as in effect from time to time and, upon such election, and upon any subsequent change to GAAP therefor, the parties will enter into negotiations in good faith in an effort to preserve the original intent of the financial covenants set forth herein; and (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

1.5           Exchange Rates; Currency Equivalents.  The Administrative Agent or the applicable Issuing Lender, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and outstanding amounts denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date.  Except for purposes of financial statements delivered by the Parent hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable Issuing Lender, as applicable.

1.6           Additional Alternative Currencies.

(a)           The Company may from time to time, on its own behalf or on behalf of another Borrower, request that Eurocurrency Loans be made and/or Letters of Credit be issued in a currency other than Dollars and those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into Dollars.  In the case of any such request with respect to the making of Eurocurrency Loans, such request shall be subject to the approval of the

Administrative Agent and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable Issuing Lenders.

(b)           Any such request shall be made to the Administrative Agent not later than ten (10) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable Issuing Lender, in its or their sole discretion).  In the case of any such request pertaining to Eurocurrency Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable Issuing Lender thereof.  Each Lender (in the case of any such request pertaining to Eurocurrency Loans) or the applicable Issuing Lender (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)           Any failure by a Lender or an Issuing Lender, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or such Issuing Lender, as the case may be, to permit Eurocurrency Loans to be made or Letters of Credit to be issued in such requested currency.  If the Administrative Agent and all the Lenders consent to making Eurocurrency Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowing of Eurocurrency Loans; and if the Administrative Agent and the applicable Issuing Lender consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.6, the Administrative Agent shall promptly so notify the Company.

1.7           Change of Currency.

(a)           Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the relevant interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)           Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)           If a change with respect to Euro occurs pursuant to any applicable law, rule or regulation of any Governmental Authority, then this Agreement (including the definition of Eurocurrency Rate) will be amended to the extent reasonably determined by the Administrative Agent (and, to the extent an Event of Default does not exist, the Company) to be necessary to reflect the change in currency and to put the Lenders and the Borrowers in the same position, as close as possible, that they would have been in if no change with respect to Euro had occurred.

(d)           Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency and will put the Lenders and the Borrowers in the same position, as close as possible, that they would have been in if no such change had occurred.

1.8           Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the Stated Amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any L/C Application or document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 2  COMMITMENTS OF THE LENDERS; BORROWING AND CONVERSION PROCEDURES; LETTER OF CREDIT PROCEDURES; SWING LINE LOANS.

2.1           Commitments.  On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make and/or participate in Credit Extensions to the Borrowers as follows:

2.1.1           Revolving Loans.  Each Lender will make loans on a revolving basis, in Dollars or any Alternative Currency (“Revolving Loans”), from time to time before the Termination Date in such Lender’s Percentage of such aggregate amounts as any Borrower may from time to time request from all Lenders (it being understood that effective at the Effective Time, and after giving effect to the transactions contemplated by Section 1.3, each Lender shall have outstanding Revolving Loans in an amount equal to its Percentage of the aggregate amount of all outstanding Revolving Loans).  Amounts borrowed under this Section may be repaid and thereafter reborrowed until the Termination Date.

2.1.2           Letter of Credit Commitment.  (a) The Issuing Lenders will issue standby and commercial letters of credit in Dollars or any Alternative Currency, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the applicable Issuing Lender and the Company (collectively with the Existing Letters of Credit, each a “Letter of Credit”), at the request of the Company and for the account of the Company or the Parent or a Subsidiary of the Company from time to time before the date which is 30 days prior to the scheduled Termination Date, and (b) as more fully set forth in Section 2.3, each Lender agrees to purchase a participation in each Letter of Credit.

2.1.3           Limitations.  The obligations of the Lenders pursuant to Sections 2.1.1 and 2.1.2 are subject to the following limitations: (a) the Total Outstandings shall not at any time exceed the Commitment Amount; (b) the sum of the aggregate outstanding Dollar Equivalent amount of all Alternative Currency Loans plus the Stated Amount of all Letters of Credit denominated in Alternative Currencies (collectively, the “Alternative Currency Outstandings”) shall not at any time exceed the Alternative Currency Sublimit; (c) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $50,000,000; and (d) the Credit Exposure of any Lender shall not at any time exceed such Lender’s Commitment.

2.2           Loan Procedures.

2.2.1           Various Types of Loans.  Each Revolving Loan shall be either a Base Rate Loan or a Eurocurrency Loan (each a “type” of Loan), as the applicable Borrower shall specify in the related notice of borrowing, continuation or conversion pursuant to Section 2.2.2 or 2.2.3.  Eurocurrency Loans made to the same Borrower, denominated in the same currency and having the same Interest Period are sometimes called a “Borrowing”.  Base Rate Loans and Eurocurrency Loans may be outstanding at the same time; provided that (i) not more than 10 different Borrowings of Eurocurrency Loans shall be outstanding at any one time and (ii) the aggregate principal amount of each Borrowing of Eurocurrency Loans shall at all times be at least the Dollar Equivalent of $3,000,000 and an integral multiple of 500,000 units of the Applicable Currency.  All borrowings, conversions and repayments of Loans shall be effected so that each Lender will have a pro rata share (according to its Percentage) of all Borrowings of Revolving Loans.

2.2.2           Borrowing Procedures.  The applicable Borrower shall give written notice or telephonic notice (followed promptly by written confirmation thereof) to the Administrative Agent of each proposed borrowing of Revolving Loans not later than (a) in the case of a borrowing of Base Rate Loans, 10:00 a.m. on the proposed date of such borrowing, and (b) in the case of a borrowing of Eurocurrency Rate Loans, 10:00 a.m. (Local Time) (i) at least three Business Days prior to the proposed date of such borrowing, in the case of a borrowing denominated in Dollars and (ii) at least four Business Days (or five Business days in the case of a Special Notice Currency) prior to the proposed date of such borrowing, in the case of a borrowing denominated in an Alternative Currency.  Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a borrowing of Eurocurrency Loans, the initial Interest Period and the Applicable Currency therefor.  Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof and, if such borrowing is in an Alternative Currency, of the aggregate Dollar Equivalent amount of such borrowing and the Spot Rate used by the Administrative Agent to determine such aggregate Dollar Equivalent amount.  Not later than 1:00 p.m. (Local Time) on the date of a proposed borrowing, each Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Lender’s Percentage of such borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 11 with respect to such borrowing have not been satisfied, the Administrative Agent shall pay over the requested amount to the applicable Borrower on the requested borrowing date.  Each borrowing shall be on a Business Day.  Each  borrowing of Revolving Loans shall be in an aggregate amount of at least the Dollar Equivalent of $1,000,000 and an integral multiple of 100,000 units of the Applicable Currency.

2.2.3           Conversion and Continuation Procedures.

(a)           Subject to the provisions of Section 2.2.1, the applicable Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with clause (b) below:

(i)           elect, as of any Business Day, to convert any outstanding Revolving Loan denominated in Dollars into a Revolving Loan of the other type; or

(ii)           elect, as of the last day of the applicable Interest Period, to continue any Borrowing of Eurocurrency Loans having an Interest Period expiring on such day (or any part thereof in an aggregate amount not less than the Dollar Equivalent of $3,000,000 or a higher integral multiple of 500,000 units of the Applicable Currency) for a new Interest Period.

(b)           The applicable Borrower shall give written or telephonic (followed promptly by written confirmation thereof) notice to the Administrative Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 10:00 a.m. on the proposed date of such conversion; and (ii) in the case of a conversion into or continuation of Eurocurrency Loans, 10:00 a.m. (Local Time) at least (x) three Business Days prior to the proposed date of such conversion or continuation, if the applicable Loans are to be converted into or continued as Eurodollar Loans or (y) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the proposed date of such conversion or continuation, if the applicable Loans are to be converted into or continued as Alternative Currency Loans, specifying in each case:

(1)	the proposed date of conversion or continuation;

(2)	the aggregate amount of Revolving Loans to be converted or continued;

(3)	the type of Revolving Loans resulting from the proposed conversion or continuation; and

(4)	in the case of conversion into, or continuation of, Eurocurrency Loans, the duration of the requested Interest Period therefor.

(c)           If upon expiration of any Interest Period applicable to any Borrowing of Eurocurrency Loans, the applicable Borrower has failed to timely select a new Interest Period to be applicable to such Borrowing, such Borrower shall be deemed to have elected (i) in the case of Eurodollar Loans, to convert such Loans into Base Rate Loans effective on the last day of such expiring Interest Period and (ii) in any other case, to continue such Loans for a one-month Interest Period effective on the last day of such expiring Interest Period.

(d)           The Administrative Agent will promptly notify each Lender of its receipt of a notice of conversion or continuation pursuant to this Section 2.2.3 or, if no timely notice is provided by the applicable Borrower, of the details of any automatic conversion or continuation.

(e)           During the existence of any Event of Default or Unmatured Event of Default, no Borrower may (unless the Required Lenders otherwise consent) elect to have (i) Base Rate Loans converted into, or any Borrowing of Eurodollar Loans continued as, Eurodollar Loans; or (ii) any Borrowing of Eurocurrency Loans in an Alternative Currency continued for an Interest Period longer than one month.

(f)           If (i) the Loans become due and payable pursuant to Section 12.2 or (ii) an Event of Default exists and has been continuing for 30 consecutive days, then the Required Lenders may require, by notice to the Borrowers and the Administrative Agent, that all outstanding Eurocurrency Loans in an Alternative Currency be redenominated into Dollars in the amount of the Dollar Equivalent thereof on the last day of the then current Interest Period with respect thereto (unless repaid prior to such date).

2.3           Letter of Credit Procedures.

2.3.1           L/C Applications.  Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable Issuing Lender (with a copy to the Administrative Agent) in the form of an L/C Application, appropriately completed and signed by a Responsible Officer of the Company.  Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable Issuing Lender, by personal delivery or by any other means acceptable to such Issuing Lender.  Such Letter of Credit Application must be received by the applicable Issuing Lender and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the applicable Issuing Lender, among other things, the date on which the proposed Letter of Credit is to be issued, the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated, which shall be Dollars or an Alternative Currency, the expiration date of such Letter of Credit (which shall not be later than seven days prior to the scheduled Termination Date unless the Company has Cash Collateralized such Letter of Credit or agreed that not less than 30 days prior to the scheduled Termination Date it will Cash Collateralize such Letter of Credit) and whether such Letter of Credit is to be transferable.  So long as the applicable Issuing Lender has not received written notice from any party to this Agreement that (a) the conditions precedent set forth in Section 11 with respect to the issuance of such Letter of Credit have not been satisfied, or (b) any Lender is at that time a Defaulting Lender, unless the applicable Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Lender (in its sole discretion) with the Company or such Lender to eliminate such Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.10.1(d) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion,  such Issuing Lender shall issue such Letter of Credit on the requested issuance date.  Each Issuing Lender shall promptly advise the Administrative Agent of the issuance of each Letter of Credit by such Issuing Lender and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder.  Notwithstanding the foregoing or any other provision of this Agreement, no Issuing Lender shall be under any obligation to issue any Letter of Credit if:

(i)           any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect at the Effective Time, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense that was not applicable at the Effective Time and that such Issuing Lender in good faith deems material to it; or

(ii)           the issuance of such Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally.

2.3.2           Participations in Letters of Credit.  Concurrently with the issuance of each Letter of Credit (or, in the case of the Existing Letters of Credit, at the Effective Time), the applicable Issuing Lender shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such other Lender’s Percentage, in such Letter of Credit and the applicable Borrower’s reimbursement obligations with respect thereto.  For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the applicable Issuing Lender’s “participation” therein.

2.3.3           Reimbursement Obligations.  In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the applicable Issuing Lender in such Alternative Currency, unless (A) such Issuing Lender (at its option) shall have notified the Company (either generally or with respect to a particular Letter of Credit) that such Issuing Lender will require reimbursement in Dollars or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified such Issuing Lender promptly following receipt of the notice of drawing that the Company will reimburse such Issuing Lender in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable Issuing Lender shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than (i) 11:00 a.m. on the date of any payment by an Issuing Lender under a Letter of Credit to be reimbursed in Dollars or (ii) the Applicable Time on the date of any payment by an Issuing Lender under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), or (in each case) not later than the time specified above on the Business Day immediately following the Honor Date if the Company does not receive notice of the applicable payment by 10:00 a.m. on the Honor Date (in which case the Company shall pay interest on the amount of the applicable payment for the period from the Honor Date to the date such payment is due at a rate per annum equal to (x) in the case of a payment in Dollars, the rate applicable to Base Rate Loans, and (y) in any other case, the rate reasonably determined by the applicable Issuing Lender to be its cost of funds in the applicable currency for such period plus the Eurocurrency Margin), the Company shall reimburse such Issuing Lender through the Administrative Agent for each payment or disbursement made by such Issuing Lender under any Letter of Credit issued for the account of the Parent, the Company or any Subsidiary of the Company honoring any demand for payment made by the beneficiary thereunder.  If the Company fails to reimburse the applicable Issuing Lender by the date and time specified in the preceding sentence, the Administrative Agent shall promptly notify each Lender of the Dollar Equivalent amount of the unreimbursed drawing (the “Unreimbursed Amount”) and the amount of such Lender’s Percentage thereof.  In such event, the Company shall be deemed to have requested a borrowing of Revolving Loans to be disbursed on such date in an amount equal to such Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.2 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Commitment Amount and the conditions set forth in Section 11.2.1. Any Unreimbursed Amount not reimbursed on the date required above shall bear interest from the date such Unreimbursed Amount was due to the date such amount is paid (by the making of Base Rate Loans or otherwise) at a rate per annum equal to the Base Rate from time to time in effect plus the Base Rate Margin plus, beginning on the third Business Day after receipt of notice from such Issuing Lender of such payment or disbursement, 2%.  The applicable Issuing Lender shall notify the Company and the Administrative Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of such Issuing Lender to so notify the Company shall not affect the rights of such Issuing Lender or the Lenders in any manner whatsoever.

2.3.4           Limitation on Obligations of Issuing Lenders.  In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation to any Borrower or any Lender other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit.  Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon such Issuing Lender any liability to any Borrower or any Lender and shall not reduce or impair the Company’s reimbursement obligations set forth in Section 2.3.3 or the obligations of the Lenders pursuant to Section 2.3.5.

2.3.5           Funding by Lenders to Issuing Lenders.  If an Issuing Lender makes any payment or disbursement under any Letter of Credit and such payment or disbursement is not reimbursed (by the making of Base Rate Loans or otherwise) by the date and time specified in the first sentence of Section 2.3.3) or if any reimbursement received from the Company in respect of a payment or reimbursement under any Letter of Credit is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each other Lender shall be obligated to fund its participation in such Letter of Credit by paying to the Administrative Agent for the account of such Issuing Lender its pro rata share (according to its Percentage) of such payment or disbursement (but no such payment by any Lender shall diminish the obligations of the Company under Section 2.3.3), and upon notice from the applicable Issuing

Lender, the Administrative Agent shall promptly notify each other Lender of such obligation.  Each other Lender irrevocably and unconditionally agrees to so pay to the Administrative Agent in immediately available funds for the applicable Issuing Lender’s account the amount of such other Lender’s Percentage of such payment or disbursement.  If and to the extent any Lender shall not have made such amount available to the Administrative Agent by 2:00 p.m. on the Business Day on which such Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Administrative Agent for the applicable Issuing Lender’s account forthwith on demand for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect.  Any Lender’s failure to make available to the Administrative Agent its Percentage of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender’s Percentage of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Lender’s Percentage of any such payment or disbursement.

2.3.6           Information regarding Letters of Credit.  Each Issuing Lender agrees, upon request of the Administrative Agent, to deliver to the Administrative Agent a list of all outstanding Letters of Credit issued by such Issuing Lender, together with such information related thereto as the Administrative Agent may reasonably request.  The Administrative Agent agrees, upon request of any Lender, to deliver to such Lender a list of all outstanding Letters of Credit, together with such information related thereto as such Lender may reasonably request.

2.3.7           Applicants.  If the Company requests the issuance of any Letter of Credit for the account of the Parent or one of the Company’s Subsidiaries, the Parent or such Subsidiary shall be jointly and severally obligated to reimburse the applicable Issuing Lender (through the Administrative Agent) for any payment or disbursement in respect of such Letter of Credit (and references in this Section 2.3 to the Company shall, to the extent appropriate, be deemed to include the Parent or such Subsidiary with respect to such Letter of Credit).

2.3.8           Applicability of ISP and UCP.  Unless otherwise expressly agreed by the applicable Issuing Lender and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (a) the rules of the ISP shall apply to each standby Letter of Credit and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

2.3.9           Cash Collateral.  If the Administrative Agent notifies the Company at any time that the outstanding amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the outstanding amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

2.4           Swing Line Loans.

2.4.1           Swing Line Loans.  Subject to the terms and conditions of this Agreement, the Swing Line Lender shall from time to time make loans in Dollars to the Company (collectively the “Swing Line Loans” and individually each a “Swing Line Loan”) in accordance with this Section 2.4 in an aggregate amount not at any time exceeding $15,000,000; provided that the Total Outstandings shall not at any time exceed the Commitment Amount.  Amounts borrowed under this Section 2.4 may be borrowed, repaid and (subject to the agreement of the Swing Line Lender) reborrowed until the Termination Date.

2.4.2           Swing Line Loan Procedures.  The Company shall give written or telephonic notice to the Administrative Agent (which shall promptly inform the Swing Line Lender) of each proposed Swing Line Loan not later than 12:00 noon on the proposed date of such Swing Line Loan.  Each such notice shall be effective upon receipt by the Administrative Agent and shall specify the date (which shall be a Business Day) and amount (which shall be an integral multiple of $100,000) of such Swing Line Loan.  So long as the Swing Line Lender has not received written notice that the conditions precedent set forth in Section 11 with respect to the making of such Swing Line Loan have not been satisfied, the Swing Line Lender may make the requested Swing Line Loan.  If the Swing Line Lender agrees to make the requested Swing Line Loan, the Swing Line Lender shall pay over the requested amount to the Company on the requested borrowing date.  Concurrently with the making of any Swing Line Loan, the Swing Line Lender shall be deemed to have sold and transferred, and each other Lender shall be deemed to have purchased and received from the Swing Line Lender, an undivided interest and participation to the extent of such other Lender’s Percentage in such Swing Line Loan (but such participation shall remain unfunded until required to be funded pursuant to Section 2.4.3).

2.4.3           Refunding of, or Funding of Participations in, Swing Line Loans.  The Swing Line Lender may at any time, in its sole discretion, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to act on its behalf) deliver a notice to the Administrative Agent (with a copy to the Company) requesting that each Lender (including the Swing Line Lender in its individual capacity) make a Revolving Loan (which shall be a Base Rate Loan) in such Lender’s Percentage of the aggregate amount of Swing Line Loans outstanding on such date for the purpose of repaying all Swing Line Loans (and, upon receipt of the proceeds of such Revolving Loans, the Administrative Agent shall apply such proceeds to repay Swing Line Loans); provided that if the conditions precedent to a borrowing of Revolving Loans are not then satisfied or for any other reason the Lenders may not then make Revolving Loans, then instead of making Revolving Loans each Lender (other than the Swing Line Lender) shall become immediately obligated to fund its participation in all outstanding Swing Line Loans and shall pay to the Administrative Agent for the account of the Swing Line Lender an amount equal to such Lender’s Percentage of such Swing Line Loans.  If and to the extent any Lender shall not have made such amount available to the Administrative Agent by 2:00 p.m. on the Business Day on which such Lender receives notice from the Administrative Agent of its obligation to fund its participation in Swing Line Loans (it being understood that any such notice received after 12:00 noon on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Administrative Agent for the Swing Line Lender’s account forthwith on demand for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect.  Any Lender’s failure to make available to the Administrative Agent its Percentage of the amount of all outstanding Swing Line Loans shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender’s Percentage of such amount, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Lender’s Percentage of any such amount.

2.4.4           Repayment of Participations.  Upon (and only upon) receipt by the Administrative Agent for the account of the Swing Line Lender of immediately available funds from or on behalf of the Company (a) in reimbursement of any Swing Line Loan with respect to which a Lender has paid the Administrative Agent for the account of the Swing Line Lender the amount of such Lender’s participation therein or (b) in payment of any interest on a Swing Line Loan, the Administrative Agent will pay to such Lender its pro rata share (according to its Percentage) thereof (and the Swing Line Lender shall receive the amount otherwise payable to any Lender which did not so pay the Administrative Agent the amount of such Lender’s participation in such Swing Line Loan).

2.4.5           Participation Obligations Unconditional.

(a)           Each Lender’s obligation to make available to the Administrative Agent for the account of the Swing Line Lender the amount of its participation interest in all Swing Line Loans as provided in Section 2.4.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender or any other Person, (ii) the occurrence or continuance of an Event of Default or Unmatured Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company or any Subsidiary thereof, (iv) any termination of the Commitments or (v) any other circumstance, happening or event whatsoever.

(b)           Notwithstanding the provisions of clause (a) above, no Lender shall be required to purchase a participation interest in any Swing Line Loan if, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender received written notice specifying that one or more of the conditions precedent to the making of such Swing Line Loan were not satisfied and, in fact, such conditions precedent were not satisfied at the time of the making of such Swing Line Loan.

2.5           Commitments Several.  The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

2.6           Certain Conditions.  Notwithstanding any other provision of this Agreement, no Lender shall have an obligation to make any Credit Extension if an Event of Default or Unmatured Event of Default exists or would result therefrom.

2.7           Subsidiary Borrowers.

(a)           The Company may from time to time designate any wholly-owned Domestic Subsidiary as a Subsidiary Borrower by delivery to the Administrative Agent of a Subsidiary

Borrower Supplement executed by such Subsidiary and the Company; provided that (i) the Company shall have delivered a Subsidiary Borrower Supplement to the Administrative Agent (which shall promptly deliver a copy thereof to each Lender) not later than 5 Business Days prior to the proposed effective date of such designation; and (ii) the Administrative Agent shall have consented to such designation, which consent shall not be unreasonably withheld or delayed; and (iii) prior to the making of any Loans to such Subsidiary Borrower, such Subsidiary Borrower shall have satisfied the conditions precedent set forth in Section 11.3.

(b)           So long as the principal of and interest on all Loans made to any Subsidiary Borrower under this Agreement shall have been paid in full and all other obligations of such Subsidiary Borrower in such capacity (other than contingent indemnification obligations) shall have been fully performed, the Company may, upon not less than two Business Days’ prior written notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Subsidiary’s status as a “Subsidiary Borrower”.

2.8           Currency Valuations.  The Administrative Agent will determine the Dollar Equivalent amount of each Loan and Letter of Credit denominated in a currency other than Dollars on each Revaluation Date, and such determination shall be conclusive absent demonstrable error. The Administrative Agent will provide the Company with the amount so determined upon request and, in any event, promptly following the end of each month.

2.9           Cash Collateral.

2.9.1           Certain Credit Support Events.  If (a) an Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in any Unreimbursed Amount, (b) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding which has not been cash collateralized pursuant to Section 2.3.1, (c) the Company shall be required to provide Cash Collateral pursuant to Section 12.2, or (d) there shall exist a Defaulting Lender and the applicable Fronting Exposure has not been Cash Collateralized pursuant to Section 2.3.1, the Company shall immediately (in the case of clause (c) above), or within one Business Day (in all other cases) following any written request by the Administrative Agent or the applicable Issuing Lender, provide Cash Collateral in an amount not less than 105% of the applicable L/C Obligations or, in the case of clause (d) above, the applicable Fronting Exposure (determined in the case of Cash Collateral provided pursuant to clause (d) above, after giving effect to Section 2.10.1(d) and any Cash Collateral provided by the Defaulting Lender).

2.9.2           Grant of Security Interest.  Each of the Borrowers and each Defaulting Lender that provides Cash Collateral hereunder hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, each applicable Issuing Lender and the Lenders, and agrees to maintain, a first priority security interest in all Cash Collateral granted by it pursuant hereto, including all deposit accounts and balances therein, and all other property provided as Cash Collateral, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.9.3.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or each applicable Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than the amount required pursuant to Section 2.3.9 or this Section 2.9, the applicable Borrower or the applicable Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.  The applicable Borrower or the applicable Defaulting Lender shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

2.9.3           Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.9 or Sections 2.10, 6.4.2 or 12.2 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

2.9.4           Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligation giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 15.9.1(y)) or (ii) upon any Borrower’s request if there exists Cash Collateral in excess of the requirements of this Section 2.9 or Section 2.3.10, as applicable, provided that Cash Collateral furnished by or on behalf of any Borrower shall not be released during the continuance of an Event of Default.

2.10           Defaulting Lenders.

2.10.1           Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(a)           Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 15.1.

(b)           Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 12 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 7.5 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to an Issuing Lender or Swing Line Lender hereunder; third, to Cash Collateralize each Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.9; fourth, as the Company may request (so long as no Event of Default or Unmatured Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.9; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default or Unmatured Event of Default exists, to the payment of any amounts owing to a Loan Party as a result of any judgment of a court of competent jurisdiction obtained by such Loan Party against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or such Defaulting Lenders Percentage of any Unreimbursed Amounts in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 11.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.10.1(c). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by such Defaulting Lender or to post Cash Collateral pursuant to this Section 2.10.1(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)           Certain Fees.

(i)           No Defaulting Lender shall be entitled to receive any fee payable under Section 5.1 for any period during which that Lender is a Defaulting Lender (and no Borrower shall be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(ii)           Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.9.

(iii)           With respect to any fee not required to be paid to any Defaulting Lender pursuant to the foregoing clauses (i) or (ii), the Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (d) below, (y) pay to each applicable Issuing Lender and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(d)           Reallocation of Percentages to Reduce Fronting Exposure.  All or any part of a Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 11.2 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the Credit Exposure to exceed such Non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e)           Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in the foregoing clause (d) cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.9.

2.10.2           Defaulting Lender Cure.  If the Company, the Administrative Agent, the Swing Line Lender and the Issuing Lenders agree in writing that a Lender is no longer a Defaulting Lender (or a Lender ceases to be a Defaulting Lender in accordance with the clause (c) of the definition of “Defaulting Lender”), the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders (and to the extent requested by any other Lender, pay to such other Lender the amount that would be payable to such other Lender pursuant to Section 8.4 if the applicable Borrower prepaid the portion of the Loans purchased from such other Lender on the date of such purchase) or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Percentages (without giving effect to Section 2.10.1(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

SECTION 3  RECORDKEEPING.

Each Lender shall record in its records the date, currency and amount of each Loan made by such Lender, each repayment or conversion thereof and, in the case of each Eurocurrency Loan, the dates on which each Interest Period for such Loan shall begin and end.  The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount of the unpaid Loans made by such Lender.  The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder to repay the principal amount of the Loans made by such Lender together with all interest accruing thereon.

SECTION 4  INTEREST.

4.1           Interest Rates.

4.1.1           Interest Rates for Revolving Loans.  Subject to Section 4.1.3, each Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan for the period commencing on the date such Loan is advanced until such Loan is paid in full as follows:

(a)           at all times such Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate plus the Base Rate Margin; and

(b)           at all times such Loan is a Eurocurrency Loan, at a rate per annum equal to the sum of the Eurocurrency Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Eurocurrency Margin plus (in the case of a Eurocurrency Loan that is made by a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost from time to time in effect; and

4.1.2           Interest Rates on Swing Line Loans.  Subject to Section 4.1.3, the Company promises to pay interest on the unpaid principal amount of each Swing Line Loan at a rate per annum equal to the Base Rate plus the Base Rate Margin.

4.1.3           Interest Rates upon Default.  Notwithstanding Sections 4.1.1 and 4.1.2, Upon the written request of the Required Lenders at any time (and for so long as) an Event of Default exists, the interest rate applicable to each Loan shall be increased by 2% per annum.

4.2           Interest Payment Dates.  Accrued interest on each Base Rate Loan and Swing Line Loan shall be payable in arrears on the last Business Day of each calendar quarter and at maturity.  Accrued interest on each Eurocurrency Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a Eurocurrency Loan with an Interest Period of more than three months, on each three-month anniversary of the first day of such Interest Period) and at maturity.  After maturity, accrued interest on all Loans shall be payable on demand.

4.3           Setting and Notice of Eurocurrency Rates.  The applicable Eurocurrency Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Company and each Lender.  Each determination of the applicable Eurocurrency Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error.  The Administrative Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing in reasonable detail the computations used by the Administrative Agent in determining any applicable Eurocurrency Rate hereunder.

4.4           Computation of Interest.  All determinations of interest for Base Rate Loans and Swing Line Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.  All other computations of interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days or on such other basis as the Administrative Agent shall determine is customary for the relevant currency.  The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

SECTION 5  FEES.

5.1           Commitment Fee.  The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, for the period from the date on which the Effective Time occurs to the Termination Date, at a rate per annum equal to the Commitment Fee Rate in effect from time to time of the daily average of such Lender’s Percentage of the unused amount of the Commitment Amount.  For purposes of calculating usage under this Section, the Commitment Amount shall be deemed used to the extent of the sum of the aggregate outstanding principal amount of all Revolving Loans (but not Swing Line Loans) and the Stated Amount of Letters of Credit at such time.  Such commitment fee shall be payable in arrears on the last Business Day of each calendar quarter and on the Termination Date for any period then ending for which such commitment fee shall not have theretofore been paid.  The commitment fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

5.2           Letter of Credit Fees.

(a)           The Company agrees to pay to the Administrative Agent for the account of the Lenders pro rata according to their respective Percentages a letter of credit fee (the “Letter of Credit Fee”) for each Letter of Credit in an amount equal to the LC Fee Rate per annum in effect from time to time of the Dollar Equivalent of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, at the written request of the Required Lenders, at any time an Event of Default exists the rate applicable to each Letter of Credit shall be increased by 2% per annum.  The Letter of Credit fee shall be payable in arrears on the last Business Day of each calendar quarter and on the Termination Date (and, if any Letter of Credit remains outstanding on the Termination Date, thereafter on demand) for the period from the date of the issuance of each Letter of Credit to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

(b)           The Company agrees to pay each Issuing Lender a fronting fee for each Letter of Credit issued by such Issuing Lender in the amount separately agreed to between the Company and such Issuing Lender.

(c)           In addition, with respect to each Letter of Credit, the Company agrees to pay to the applicable Issuing Lender, for its own account, such fees and expenses as such Issuing Lender customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations.

5.3           Up-Front Fees.  The Company agrees to pay to the Lead Arrangers for the account of the Lenders such up-front fees as have been previously agreed to by the Company, the Administrative Agent, the Lead Arrangers and the Lenders.

5.4           Administrative Agent’s and Lead Arrangers’ Fees.  The Company agrees to pay to the Administrative Agent and each Lead Arranger such fees as are mutually agreed to from time to time by the Company and the applicable Person.

SECTION 6  REPAYMENT OF LOANS; CHANGES IN COMMITMENTS; PREPAYMENTS; AND EXTENSION OF TERMINATION DATE.

6.1           Repayment of Loans.

(a)           All Revolving Loans shall be repaid in full on the Termination Date.

(b)           All Swing Line Loans shall be repaid in full promptly following demand by the Swing Line Lender (and, in any event, on the Termination Date).

6.2           Changes in the Commitment Amount.

6.2.1           Voluntary Reductions and Termination of the Commitment Amount.  The Company may from time to time on at least three Business Days’ prior written notice (or such lesser time as is approved by the Administrative Agent) received by the Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce (subject to any subsequent permitted increase in the Commitment Amount pursuant to Section 6.2.2) the Commitment Amount to an amount not less than the Total Outstandings.  Any such reduction shall be in an amount not less than $3,000,000 or a higher integral multiple of $1,000,000.  The Company may at any time on like notice terminate the Commitments upon payment in full of all Revolving Loans and Swing Line Loans and all other obligations of the Borrowers hereunder in respect of such Loans and Cash Collateralization in full or the issuance of backstop letters of credit, pursuant to documentation in form and substance reasonably satisfactory to the Issuing Lenders, of all obligations arising with respect to the Letters of Credit.  Each notice delivered by the Company pursuant to this Section 6.2.1 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  All reductions of the Commitment Amount shall reduce the Commitments pro rata among the Lenders according to their respective Percentages.

6.2.2           Increase in the Commitment Amount.

(a)           Notwithstanding any other provision of this Agreement (including Section 15.1), the Company may, from time to time, by means of a letter delivered to the Administrative Agent substantially in the form of Exhibit G, request that the Commitment Amount be increased (which increase may take the form of new revolving or term loan tranches); provided that (i) the aggregate amount of all such increases during the term of this Agreement shall not exceed $350,000,000, (ii) any such increase in the Commitment Amount shall be in the amount of $25,000,000 or a higher integral multiple of $5,000,000 (or such other amount as the Administrative Agent may agree in any particular instance) and (iii) the Company may make a maximum of ten such requests.

(b)           Any increase in the Commitment Amount may be effected by (i) increasing the Commitment of one or more Lenders which have agreed to such increase and/or (ii) subject to clause (d), adding one or more commercial banks or other Persons as a party hereto (each an “Additional Lender”) with a Commitment in an amount agreed to by any such Additional Lender.

(c)           Any increase in the Commitment Amount pursuant to this Section 6.2.2 shall be effective three Business Days (or such other period agreed to by the Administrative Agent, the Company and, as applicable, each Lender that has agreed to increase its Commitment and each Additional Lender) after the date on which the Administrative Agent has received and acknowledged receipt of the applicable increase letter in the form of Annex 1 (in the case of an increase in the Commitment of an existing Lender) or Annex 2 (in the case of the addition of an Additional Lender) to Exhibit G.

(d)           No Additional Lender shall be added as a party hereto without the written consent of the Administrative Agent and, if such Additional Lender will have a Commitment to make revolving loans, the Issuing Lenders and the Swing Line Lender (which consents shall not be unreasonably withheld), and no increase in the Commitment Amount may be effected if an Event of Default or an Unmatured Event of Default exists on the date of such proposed increase.

(e)           As a condition precedent to such increase, to the extent that the increase of the Commitment Amount shall take the form of a term loan tranche, this Agreement shall be amended, in form and substance reasonably satisfactory to the Borrowers, Administrative Agent and each Additional Lender providing such term loan tranche and each increasing Lender providing such term loan tranche, to include such terms as are customary for a term loan facility and such economic terms, including pricing, fees, original issue discount and premiums as the Borrowers and each Lender providing such term loans shall agree.

(f)           The Administrative Agent shall promptly notify the Company and the Lenders of any increase in the Commitment Amount pursuant to this Section 6.2.2 and of the Commitment and Percentage of each Lender after giving effect thereto.  The parties hereto agree that, notwithstanding any other provision of this Agreement (including Section 15.1), the Administrative Agent, the Company, each Additional Lender and each increasing Lender, as applicable, may make arrangements to stage the timing of any such increase, or to cause an Additional Lender or an increasing Lender to temporarily hold risk participations in the outstanding Revolving Loans of the other Lenders (rather than fund its Percentage of all outstanding Revolving Loans concurrently with the applicable increase), in each case with a view toward minimizing breakage costs and transfers of funds in connection with any increase in the Commitment Amount.  The Company acknowledges that if, as a result of a non-pro-rata increase in the Commitment Amount, any Revolving Loans are prepaid or converted (in whole or in part) on a day other than the last day of an Interest Period therefor, then such prepayment or conversion shall be subject to the provisions of Section 8.4.

6.3           Extension of Termination Date.

6.3.1           Requests for Extension.  The Company may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not earlier than 120 days and not later than 45 days prior to the Termination Date then in effect (the “Existing Termination Date”), request that each Lender extend the Termination Date for an additional one year (a “Termination Extension Request”).

6.3.2           Lender Elections to Extend.  Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date (the “Notice Date”) that is 30 days prior to the Existing Termination Date, advise the Administrative Agent whether such Lender agrees to such extension.  Each Lender that determines not to so extend its Termination Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date), it being understood that any Lender that does not so advise the Administrative Agent of its determination on or before the Notice Date shall be deemed to be a Non-Extending Lender.  The election of any Lender to agree to an extension shall not obligate any other Lender to so agree.  The Administrative Agent shall notify the Company of each Lender’s determination under this Section no later than 29 days prior to the Existing Termination Date (or, if such date is not a Business Day, on the immediately succeeding Business Day).

6.3.3           Additional Commitment Lenders.  The Company shall have the right to replace any Non-Extending Lender with one or more Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section 15.9.1; provided that each such Additional Commitment Lender shall enter into an Assignment Agreement pursuant to which such Additional Commitment Lender shall, effective as of the Existing Termination Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s then-existing Commitment hereunder).

6.3.4           Minimum Extension Requirement.  If (and only if) the Commitments of the Lenders that have agreed so to extend the Termination Date (each, an “Extending Lender”) and the additional Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Existing Termination Date, then, effective as of the Existing Termination Date, the Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date one year after the Existing Termination Date (except that, if such date is not a Business Day, such Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.

6.3.5           Conditions to Effectiveness of Extensions.  As a condition precedent to any extension, the Company shall (a) deliver to the Administrative Agent a certificate dated as of the Existing Termination Date (in sufficient copies for each Extending Lender and each Additional

Commitment Lender) signed by a Responsible Officer of the Company certifying that before and after giving effect to such extension, (i) the representations and warranties of the Borrowers contained in Section 9 and the other Loan Documents are true and correct on and as of the Existing Termination Date, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (y) that for purposes of this Section 6.3.5, the representations and warranties contained in subsections (a) and (b) of Section 9.4 shall be deemed to refer to the most recent statements furnished pursuant to Section 10.1.1 and 10.1.2; and (ii) no Event of Default or Unmatured Event of Default exists; (b) to the extent reasonably requested by the Administrative Agent, such documents as are necessary or appropriate to confirm that such extension has been approved or consented to by each Loan Party; and (c) pay all amounts payable hereunder to each Non-Extending Lender (other than contingent indemnification obligations). In addition, on the Existing Termination Date, the Borrowers shall make such other payments of Loans outstanding on such date (and pay any additional amounts required pursuant to Section 8.4) to the extent necessary to keep outstanding Loans ratable with the respective Percentages of the Lenders after giving effect to such extension, it being understood that such repayments may be funded with the proceeds of new Borrowings made simultaneously with such repayments by the Extending Lenders, which such Borrowings shall be made ratably by the Extending Lenders in accordance with their extended Commitments.

6.3.6           Conflicting Provisions.  This Section shall supersede any provision in Section 7.6, 15.1 or 15.9 to the contrary.

6.4           Prepayments.

6.4.1           Voluntary Prepayments.  Any Borrower may from time to time prepay Loans in whole or in part, without premium or penalty; provided that the Company shall give the Administrative Agent (which shall promptly advise each Lender) notice thereof not later than 11:00 a.m. (or, in the case of prepayment of Swing Line Loans, 12:00 noon) (a) on the date of such prepayment (which shall be a Business Day) in the case of Base Rate Loans and Swing Line Loans (b) three Business Days prior to any date of prepayment of Eurocurrency Loans denominated in Dollars, (c) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Loans denominated in Alternative Currencies, in each case specifying the Loans to be prepaid and the date and amount of prepayment.  Each partial prepayment of Revolving Loans shall be in a minimum Dollar Equivalent amount of $500,000 or a higher integral multiple of 100,000 units of the Applicable Currency.  Any prepayment of a Eurocurrency Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4.

6.4.2           Mandatory Prepayments.

(a)           If on any date the Total Outstandings exceed the Commitment Amount, the Borrowers shall immediately, and without notice or demand, prepay the Revolving Loans and/or Unreimbursed Amounts and/or Cash Collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess.

(b)           If on any Revaluation Date the Alternative Currency Outstandings exceed 105% of the Alternative Currency Sublimit, the Borrowers shall, within two Business Days after receipt of notice thereof, prepay Alternative Currency Loans and/or Cash Collateralize Letters of Credit denominated in Alternative Currencies in an amount sufficient to cause the Alternative Currency Outstandings to be equal to or less than the Alternative Currency Sublimit.

SECTION 7  MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

7.1           Making of Payments.  All payments of principal of or interest on the Loans, and of all commitment fees and Letter of Credit Fees, shall be made by the applicable Borrower to the Administrative Agent in immediately available funds at the office specified by the Administrative Agent (a) in the case of principal and interest payments with respect to Eurocurrency Loans, in the Applicable Currency, and (b) in the case of any other amount, in Dollars or such other currency as shall be specified herein, in each case not later than noon (Local Time) on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the next following Business Day.  The Administrative Agent shall promptly remit to each Lender its share (if any) of all such payments received in collected funds by the Administrative Agent for the account of such Lender.  All payments under Section 8.1 shall be made by the applicable Borrower directly to the Lender entitled thereto.

7.2           Application of Certain Payments.  Subject to the requirements of Section 6.4, each payment of principal shall be applied to such Loans as the applicable Borrower shall direct by notice to be received by the Administrative Agent on or before the date of such payment or, in the absence of such notice, as the Administrative Agent shall determine in its discretion.  Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

7.3           Due Date Extension.  If any payment of principal or interest with respect to any of the Loans, or of commitment fees or Letter of Credit Fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurocurrency Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

7.4           Failure to Make Payments.  Unless a Lender or a Borrower, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of a Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made.  The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If a Lender or a Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative

Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Rate until the third Business Days after demand by the Administrative Agent and, thereafter, the interest rate applicable to the relevant Loan or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant obligation (of, if no interest rate is so specified, the Base Rate from time to time in effect).  If and to the extent that a Borrower and a Lender shall both pay interest to the Administrative Agent for any period as a result of the foregoing provisions of this Section 7.4, the Administrative Agent shall promptly remit to the appropriate amount to the Person that made a payment pursuant the immediately preceding sentence.  Nothing in this Section 7.4 shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

7.5           Setoff.  The Company agrees that the Administrative Agent and each Lender have all rights of setoff and bankers’ lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Event of Default exists, the Administrative Agent and each Lender may apply to the payment of any obligations of the Borrowers hereunder, whether or not then due, all balances, credits, deposits, accounts or moneys of the Borrowers then or thereafter with the Administrative Agent or such Lender; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.10 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders and the other Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Issuing Lender and each other Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Issuing Lender, such Lender or their respective Affiliates may have.  Each Issuing Lender and each other Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

7.6           Proration of Payments.  If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, but excluding any payment pursuant to Section 8.7 or 15.9 or any payment to the Swing Line Lender in respect of a Swing Line Loan) on account of principal of or interest on any of its Loans (or on account of its participation in any other Credit Extension) in excess of its pro rata share (in accordance with the terms of this Agreement) of payments and other recoveries obtained by all Lenders on account of principal of and interest on their respective Loans (or such participations) then held by them, such Lender shall purchase from the other Lenders such participation in the Loans (or sub-participations in the other Credit Extensions) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them according to their respective Percentages; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

7.7           Taxes.

7.7.1           Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(a)           All payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of any Borrower or the Administrative Agent) require the deduction or withholding of any Tax from any such payment by such Borrower or the Administrative Agent, then such Borrower or the Administrative Agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to Section 7.7.5 below.

(b)           If any Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (i) such Borrower or the Administrative Agent shall withhold or make such deductions as are determined by such Borrower or the Administrative Agent to be required based upon the information and documentation it has received pursuant to Section 7.7.5 below, (ii) such Borrower or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (iii) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 7.7) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

7.7.2           Payment of Other Taxes by the Borrowers.  Without limiting the provisions of Section 7.7.1, the Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

7.7.3           Tax Indemnifications.

(a)           Each of the Borrowers shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 7.7) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error. Each of the Borrowers shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an Issuing Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 7.7.3(b) below.

(b)           Each Lender and each Issuing Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such Issuing Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so) and (y) the Administrative Agent and the Borrowers, as applicable, against any Excluded Taxes attributable to such Lender or such Issuing Lender, in each case, that are payable or paid by the Administrative Agent or a Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or any Borrower shall be conclusive absent manifest error.  Each Lender and each Issuing Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (b).

7.7.4           Evidence of Payments.  Upon request by the applicable Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by such Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 7.7, the applicable Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the applicable Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the applicable Borrower or the Administrative Agent, as the case may be.

7.7.5           Status of Lenders; Tax Documentation.

(a)           Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 7.7.5(b)(i), (b)(ii) and (b)(iii) below) shall not be required if in a Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(b)           Without limiting the generality of the foregoing,

(i)           any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(A)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)           executed originals of IRS Form W-8ECI;

(C)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(D)           to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(iii)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(iv)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(c)           Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 7.7 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

7.7.6           Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an Issuing Lender, or have any obligation to pay to any Lender or any Issuing Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such Issuing Lender, as the case may be.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 7.7, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Borrower under this Section 7.7 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower, upon the request of the Recipient, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to any Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

7.7.7           Survival.  Each party’s obligations under this Section 7.7 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an Issuing Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

SECTION 8  INCREASED COSTS; SPECIAL PROVISIONS FOR EUROCURRENCY LOANS.

8.1           Increased Costs.

(a)           If any Change in Law:

(i)           shall subject any Lender (or any Lending Office of such Lender) to any additional tax, duty or other charge (other than Excluded Taxes or Other Connection Taxes) with respect to its Eurocurrency Loans or its obligation to make Eurocurrency Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurocurrency Loans or any other amounts due under this Agreement in respect of its Eurocurrency Loans or its obligation to make Eurocurrency Loans (except for changes in the rate of any franchise tax, branch profits tax or other tax imposed on or measured by the net income, net profits or receipts of such Lender or its Lending Office imposed by the jurisdiction in which such Lender’s principal executive office or Lending Office is located, in which such Lender is organized or in which such Lender is doing business); or

(ii)           shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender (or any Lending Office of such Lender); or

(iii)           shall impose on any Lender (or its Lending Office) any other condition affecting its Eurocurrency Loans or its obligation to make Eurocurrency Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D of the FRB, to impose a cost on) such Lender (or any Lending Office of such Lender) of making or maintaining any Eurocurrency Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement, then within 10 Business Days after written demand to the Company by such Lender (which demand shall be accompanied by a written statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Company shall, or shall cause each other applicable Borrower to, pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction.

(b)           If any Lender shall reasonably determine that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on the capital of such Lender (or any Person controlling such Lender) as a consequence of such Lender’s obligations hereunder or under any Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such Change in Law (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, within 10 Business Days after written demand to the Company by such Lender (which demand shall be accompanied by a written statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Company shall, or shall cause each other applicable Borrower to, pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling Person for such reduction.

(c)           Notwithstanding the foregoing provisions of this Section 8.1, if any Lender fails to notify the Company of any event or circumstance which will entitle such Lender to compensation pursuant to this Section 8.1 within 180 days after the occurrence of such event or circumstance, then such Lender shall not be entitled to compensation from the Company for any amount arising prior to the date which is 180 days before the date on which such Lender notifies the Company of such event or circumstance (except that if the Change in Law giving rise to such demand for compensation is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

8.2           Basis for Determining Interest Rate Inadequate or Unfair.  If with respect to any Interest Period:

(a)           deposits in the applicable currency (in the applicable amounts) are not being offered to the Administrative Agent in the relevant interbank market for such Interest Period, or the Administrative Agent otherwise reasonably determines (which determination, if made in good faith, shall be binding and conclusive on the Borrowers) that by reason of circumstances affecting the relevant interbank market adequate and reasonable means do not exist for ascertaining the applicable Eurocurrency Rate; or

(b)           the Required Lenders advise the Administrative Agent that the Eurocurrency Rate (Reserve Adjusted) as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding such Eurocurrency Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1);

then the Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert into Eurocurrency Loans and (ii) on the last day of the current Interest Period for each Eurocurrency Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan and, if such Loan is denominated in a currency other than Dollars, such Loan shall be redenominated in Dollars at the Spot Rate, in each case until the Administrative Agent reasonably determines (in the case of clause (a)), or the Required Lenders advise the Administrative Agent (in the case of clause (b)), that such circumstances no longer exist, in which case the Administrative Agent shall revoke such notice, at which time the Lenders’ obligation to make Eurocurrency Loans shall be reinstated. Upon receipt of such notice, any Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Eurocurrency Loans and, if such Borrower fails to so revoke any such request, such request shall be deemed to be a request for a borrowing of Base Rate Loans.

8.3           Changes in Law Rendering Eurocurrency Loans Unlawful.  If any Change in Law should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund Eurocurrency Loans, then such Lender shall promptly notify the Company and the Administrative Agent and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert into Eurocurrency Loans (but shall make a Base Rate Loan concurrently with the making of or conversion into Eurocurrency Loans by the Lenders that are not so affected, in each case in an amount equal to such Lender’s pro rata share, calculated using the Spot Rate on the date of borrowing or conversion, of the applicable Borrowing) and (b) on the last day of the current Interest Period for each Eurocurrency Loan of such Lender (or, in any event, on such earlier date as may be required by the applicable Change in Law), such Eurocurrency Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan and, if such Loan is denominated in a currency other than Dollars, such Loan shall be redenominated in Dollars at the Spot Rate and (c) any Borrower may revoke any request for a borrowing of, conversion to or continuation of Eurocurrency Loans that was outstanding at the time the Company received notice of the applicable Change in Law from the applicable Lender as provided above.  Subject to the following sentence, each Base Rate Loan made by a Lender that, but for the circumstances described in the foregoing sentence, would be a Eurocurrency Loan (an “Affected Loan”) shall remain outstanding as a Base Rate Loan for the same period as the Borrowing of Eurocurrency Loans of which such Affected Loan would be a part absent such circumstances; provided that upon request of the Company, the applicable Borrower or the affected Lender at least five days before any continuation of such a Borrowing that is in a currency other than Dollars, the amount of such Affected Loan shall be adjusted, if necessary, to be equal to such Lender’s pro rata share, calculated using the Spot Rate on the date of such continuation, of such Borrowing, and the applicable Borrower (if the amount of such Affected Loan decreases) or such Lender (if the amount of such Loan increases) shall remit the appropriate amount to the other party (through the Administrative Agent).  Any Lender that has given a notice pursuant to the first sentence of this Section shall promptly notify the Administrative Agent and the Company if the circumstances giving rise to such notice cease to exist, at which time such Lender’s obligation to make Eurocurrency Loans shall be reinstated.  If a relevant Change in Law affects one or more, but not all currencies available hereunder, then this Section 8.3 shall only apply with respect to the affected currencies.

8.4           Funding Losses.  The Company hereby agrees that upon written demand by any Lender (which demand shall be accompanied by a written statement setting forth in reasonable detail the basis for the amount being claimed, a copy of which shall be furnished to the Administrative Agent), the Company will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Eurocurrency Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment, continuation or conversion of any Eurocurrency Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of a Borrower to borrow, prepay or continue, or to convert any Loan into, a Eurocurrency Loan on a date specified therefor in a notice of borrowing, prepayment, continuation or conversion pursuant to this Agreement (including as a result of any revocation of a request for a borrowing of, conversion to or continuation of Eurocurrency Loans pursuant to Section 8.2 or 8.3, regardless of whether the Company borrows Base Rate Loans in lieu of the requested Eurocurrency Loans).  For purposes of this Section 8.4, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

8.5           Right of Lenders to Fund through Other Offices.  Each Lender may, if it so elects, fulfill its commitment as to any Eurocurrency Loan by causing a foreign branch or affiliate of such Lender to make such Loan; provided that in such event, for purposes of this Agreement, such Loan shall be deemed to have been made by such Lender and the obligation of the applicable Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

8.6           Discretion of Lenders as to Manner of Funding.  Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for  purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurocurrency Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurocurrency Rate for such Interest Period.

8.7           Mitigation of Circumstances; Replacement of Lenders.

(a)           Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by a Borrower to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstance of the nature described in Section 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Company and the Administrative Agent).  Without limiting the foregoing, each Lender will designate a different Lending Office if such designation will avoid (or reduce the cost to the applicable Borrower of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Lender’s good faith judgment, be otherwise disadvantageous to such Lender.  Notwithstanding any provision of Section 7.6 or 8.1, no Lender shall be entitled to request payment of any amount pursuant to either such Section unless such amount is proportionate to the amounts that such Lender is generally requesting from similarly situated borrowers or account parties for similar additional costs or losses suffered in connection with substantially similar credit facilities.

(b)           Replacement of Lenders.  If any Lender requests compensation under Section 8.1, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 7.7 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with the foregoing clause (a), the Company may replace such Lender in accordance with Section 15.10.

8.8           Conclusiveness of Statements; Survival of Provisions.  Determinations and statements of any Lender pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error.  Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans cancellation or expiration of the Letters of Credit and any termination of this Agreement.

SECTION 9  REPRESENTATIONS AND WARRANTIES.

To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and issue or participate in Letters of Credit hereunder, the Parent and the Company (and to the extent applicable thereto, each Subsidiary Borrower) represent and warrant to the Administrative Agent and the Lenders that:

9.1           Organization, etc.  The Parent is a corporation duly organized, validly existing and, if applicable, in good standing under the laws of the State of Delaware; each Subsidiary is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization; and each of the Parent and each Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect) and has full power and authority to own its property and conduct its business as presently conducted by it.

9.2           Authorization; No Conflict.  The execution and delivery by each of the Parent and the Company of this Agreement and each other Loan Document to which it is a party, the borrowings hereunder, the execution and delivery by each other Loan Party of each Loan Document to which such Loan Party is a party, the performance by each Loan Party of its obligations under each Loan Document to which such Loan Party is a party are within the organizational powers of such Loan Party, have been duly authorized by all necessary organizational action on the part of such Loan Party (including any necessary shareholder, partner or member action), have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, injunction, decree or judgment of any court or other government agency which is binding on any Loan Party, (b) contravene or conflict with, or result in a breach of, any provision of the certificate of incorporation, partnership agreement, by-laws or other organizational documents of such Loan Party or of any loan or credit agreement, indenture, or other material instrument or document which is binding on such Loan Party or any other Subsidiary or any property of any of the foregoing or (c) result in, or require, the creation or imposition of any Lien on any property of any Loan Party or any other Subsidiary (other than Liens arising under the Loan Documents).

9.3           Validity and Binding Nature.  Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

9.4           Financial Condition.  (a) The audited consolidated financial statements of the Parent and its Subsidiaries as at December 31, 2011, copies of which have been delivered to each Lender, were prepared in accordance with GAAP and present fairly the consolidated financial condition of the Parent and its Subsidiaries as at such date and the results of their operations for the period then ended and (b) the unaudited consolidated financial statements of the Parent and its Subsidiaries as at March 31, 2012, copies of which have been delivered to each Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Parent and its Subsidiaries as at such date and the results of their operations for the period then ended.

9.5           No Material Adverse Change.  Since December 31, 2011, there has been no material adverse change in the business, assets, operations, or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole.

9.6           Litigation and Contingent Liabilities.  No litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding is pending or, to the Company’s knowledge, threatened against the Parent or any Subsidiary which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6.  Other than any liability incident to such litigation or proceedings, neither the Parent nor any Subsidiary has any material contingent liabilities as of the date hereof not listed in such Schedule 9.6.

9.7           Ownership of Properties; Liens.  Except as set forth in Schedule 9.7, each of the Parent and each Subsidiary owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, in each case necessary for the conduct of its business (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and material claims (including material infringement claims which are pending or, to the knowledge of the Parent or any Subsidiary, threatened with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 10.8.

9.8           Subsidiaries.  As of the date hereof, the Parent has no Subsidiaries except those listed in Schedule 9.8; and the Parent has no direct Subsidiary other than the Company.

9.9           ERISA Compliance.

(a)           Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service.  To the best knowledge of the Parent, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)           There are no pending or, to the best knowledge of the Parent, threatened claims, actions or  lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           (i) No ERISA Event has occurred with respect to a Pension Plan within the five year period prior to the date hereof, and neither the Parent nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or, to the knowledge of the Parent, Multiemployer Plan; (ii) the Parent and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan or, to the knowledge of the Parent, Multiemployer Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained by the Parent or an ERISA Affiliate; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Parent nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Parent nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Parent nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan or, to the knowledge of the Parent, Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan or, to the knowledge of the Parent, Multiemployer Plan.

9.10           Investment Company Act.  Neither the Parent nor any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

9.11           Regulation U.  The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

9.12           Taxes.  Each of the Parent and each Subsidiary has filed all United States federal tax returns and other material tax returns required by law to have been filed by it and has paid all material taxes and governmental charges thereby shown to be owing, except any such tax returns, taxes, fees or other charges that (i) are not delinquent or (ii) are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

9.13           Solvency, etc.

(a)           At the Effective Time (and after giving effect to any right of contribution and subrogation), (i) the present fair saleable value of each Loan Party’s assets will exceed the amount that will be required to pay the probable liability of its debts and other liabilities, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (ii) each Loan Party will be “solvent,” will be able to pay its debts as they mature, will own property with “fair saleable value” greater than the amount required to pay its debts as they become absolute and matured and will not have “unreasonably small capital” with which to carry on its business as then constituted (all quoted terms used in the foregoing clause (ii) having the respective meanings given thereto in applicable federal and state laws governing determinations of the insolvency of debtors).

(b)           Immediately prior to and after giving effect to the making of each Credit Extension hereunder and the use of proceeds thereof, (i) the present fair saleable value of the assets of the Loan Parties, on a consolidated basis, will exceed the amount that will be required to pay the probable liability of the consolidated debts and other liabilities, contingent or otherwise, of the Loan Parties, as such debts and other liabilities become absolute and matured, and (ii) the Loan Parties, on a consolidated basis, will be “solvent,” will be able to pay their consolidated debts as they mature, will own consolidated property with “fair saleable value” greater than the amount required to pay their consolidated debts as they become absolute and matured and will not have “unreasonably small capital” on a consolidated basis with which to carry on their business as then constituted (all quoted terms used in the foregoing clause (ii) having the respective meanings given thereto in applicable federal and state laws governing determinations of the insolvency of debtors).

9.14           Environmental Matters.  The Parent and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and Environmental Claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Parent has reasonably concluded that, except as specifically disclosed in Schedule 9.14, such Environmental Laws and Environmental Claims would not, individually or in the aggregate, have a Material Adverse Effect.

9.15           Information.  All information, other than projections and other information of a general economic or industry nature, heretofore or contemporaneously herewith furnished in writing by the Parent or any Subsidiary to any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Parent or any Subsidiary to any Lender pursuant hereto or in connection herewith will be, taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not materially misleading in light of the circumstances under which made as of the dates thereof (it being recognized by the Administrative Agent and the Lenders that (a) any projections and forecasts provided by the Parent or any Subsidiary are based on good faith estimates and assumptions believed by the Parent or such Subsidiary to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts will likely differ from projected or forecasted results and (b) any information provided by the Parent or any Subsidiary with respect to any Person or assets acquired or to be acquired by the Parent or any Subsidiary shall, for all periods prior to the date of such Acquisition, be limited to the knowledge of the Parent or the acquiring Subsidiary after reasonable inquiry).

9.16           No Default.  No Loan Party is in default under any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have a Material Adverse Effect.  No Event of Default or Unmatured Event of Default exists.

9.17           No Burdensome Restrictions.  No Loan Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

9.18           Insurance.  As to all improved real property subject to a Mortgage, (i) all flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full and (ii) except as the Company has previously given written notice thereof to the Administrative Agent, to the best of the Company’s knowledge, there has been no redesignation of any property into or out of special flood hazard area (as designated by the Federal Emergency Management Agency) since December 28, 2007.

SECTION 10  COVENANTS.

Until the expiration or termination of the Commitments and thereafter until all obligations of the Borrowers hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, the Parent agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

10.1           Reports, Certificates and Other Information.  Furnish to the Administrative Agent (which will promptly forward copies thereof to each Lender):

10.1.1           Audit Report.  Promptly when available and in any event within 90 days after the close of each Fiscal Year, a copy of the annual audit report of the Parent and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Parent and its Subsidiaries for such Fiscal Year reported on without a “going concern” exception or a qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent auditors of recognized standing selected by the Parent and reasonably acceptable to the Required Lenders.

10.1.2           Quarterly Reports.  Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year, consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated statements of earnings and cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, certified by a Responsible Financial Officer of the Parent.

10.1.3           Compliance Certificates.  Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and of each set of quarterly statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit A, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Responsible Financial Officer of the Parent, containing (a) a computation of each of the financial ratios and restrictions set forth in Section 10.6; (b) an updated organizational chart listing all Subsidiaries and the jurisdictions of their respective organization; (c) confirmation that there has not been (or a reasonably detailed description of) any cancellation (without replacement), material reduction in the amount or other material negative change with respect to any material insurance maintained by the Parent or any Subsidiary; and (d) a statement that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

10.1.4           Reports to SEC and to Shareholders.  Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of the Parent or any Subsidiary filed with the SEC (excluding exhibits thereto, provided that the Company shall promptly deliver any such exhibit to the Administrative Agent or any Lender upon request therefor); copies of all registration statements of the Parent or any Subsidiary filed with the SEC; and copies of all proxy statements or other communications made to shareholders generally concerning material developments in the business of the Parent or any Subsidiary.

10.1.5           Notice of Default, Litigation, ERISA and Environmental Matters.  Promptly upon any Responsible Officer becoming aware of any of the following, written notice describing the same and the steps being taken by the Parent or the Subsidiary affected thereby with respect thereto:

(a)           the occurrence of an Event of Default or an Unmatured Event of Default;

(b)           any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Parent to the Lenders which has been instituted or, to the knowledge of the Parent or the Company, is threatened against the Parent or any Subsidiary or to which any of the properties of any thereof is subject which (i) has a reasonable likelihood of being adversely determined and (ii) if so determined, would reasonably be expected to have a Material Adverse Effect;

(c)           the occurrence of an ERISA Event; or

(d)           any other event that would reasonably be expected to have a Material Adverse Effect.

10.1.6           Management Reports.  Promptly upon the request of the Administrative Agent, copies of all detailed financial and management reports submitted to the Parent by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Parent.

10.1.7           Projections.  As soon as practicable and in any event within 30 days after the commencement of each Fiscal Year, financial projections for the Parent and its Subsidiaries for such Fiscal Year prepared in a manner consistent with those projections delivered by the Parent to the Administrative Agent prior to the Effective Time.

10.1.8           Other Information.  From time to time such other information concerning the Parent and its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 10.1.1, 10.1.2 or 10.1.3 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto, on the Company’s website on the Internet at the website address listed on Schedule 15.3; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent (which shall notify each Lender) of the posting of any such document and, promptly upon request by the Administrative Agent, provide to the Administrative Agent by electronic mail an electronic version (i.e., a soft copy) of any such document specifically requested by the Administrative Agent.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

10.2           Books, Records and Inspections.  Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, at any reasonable time during normal business hours and with reasonable prior notice (or at any time without notice if an Event of Default exists), any Lender or the Administrative Agent or any representative thereof to inspect any of its offices, properties and operations, to discuss its financial matters with its officers and its independent auditors (and the Parent hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof whether or not any representative of the Parent or any Subsidiary is present), and to examine (and, at the expense of the Parent or the applicable Subsidiary, photocopy extracts from) any of its books or other corporate records; and permit, and cause each Subsidiary to permit, the Administrative Agent to perform periodic field examinations of the Parent and its Subsidiaries at such times as the Administrative Agent or the Required Lenders (in each case in consultation with the Company) may elect; provided that the Loan Parties shall not be obligated to pay for more than one field examination in any Fiscal Year (excluding any field examination conducted at a time when any Event of Default exists).

10.3           Insurance.  Maintain, and cause each Subsidiary to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and, upon request of the Administrative Agent, furnish to the Administrative Agent a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Parent and its Subsidiaries.  Without limiting the foregoing, the Company shall, and shall cause each applicable

Subsidiary to, (i) maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area (as designated by the Federal Emergency Management Agency) and that is subject to a Mortgage, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise reasonably required by the Administrative Agent, (ii) furnish to the Administrative Agent upon request evidence of the renewal (and payment of renewal premiums therefor) of all such policies and (iii) furnish to the Administrative Agent prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area (as designated by the Federal Emergency Management Agency).

10.4           Compliance with Laws; Material Contracts; Payment of Taxes and Liabilities.  (a) Comply, and cause each Subsidiary to comply, in all material respects with all material applicable laws, rules, regulations, decrees, orders, judgments, licenses, material contracts and permits, noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all United States federal taxes and all other material taxes and governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property, other than Liens permitted by Section 10.8; provided that the foregoing shall not require the Parent or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

10.5           Maintenance of Existence, etc.  Maintain and preserve, and (subject to Section 10.10) cause each Subsidiary to maintain and preserve, (a) its existence and, if applicable, good standing in the jurisdiction of its formation; provided that any Subsidiary (other than the Company) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders), and (b) its qualification and good standing as a foreign company in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect).

10.6           Financial Covenants.

10.6.1           Fixed Charge Coverage Ratio.  Not permit the Fixed Charge Coverage Ratio as of the last day of any Computation Period to be less than 1.25 to 1.0.

10.6.2           Leverage Ratio.  Not permit the Leverage Ratio as of the last day of any Fiscal Quarter to exceed 3.50 to 1.0.

10.7           Limitations on Debt.  Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

(a)           obligations under this Agreement and the other Loan Documents;

(b)           unsecured seller Debt which represents all or part of the purchase price payable in connection with Permitted Acquisitions; provided that (i) the aggregate outstanding principal amount of all such Debt shall not at any time exceed $15,000,000 and (ii) all such Debt shall have terms that are reasonably acceptable to the Administrative Agent;

(c)           Debt secured by Liens permitted by Section 10.8(d); provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $10,000,000;

(d)           Debt of Subsidiaries owed to the Parent or any other Subsidiary;

(e)           Hedging Obligations of the Company or any Subsidiary incurred in the ordinary course of business for bona fide hedging purposes and not for speculation;

(f)           unsecured Debt of the Company to Subsidiaries;

(g)           Subordinated Debt;

(h)           Debt existing on the date hereof and listed on Schedule 10.7(h), and refinancings, amendments, restatements, supplements, refundings, renewals or extensions of any such Debt so long as the principal amount of such Debt (as so refinanced or otherwise modified) is not increased except to the extent of any premium, accrued interest and expenses incurred in connection therewith and the terms applicable to such Debt (as so refinanced or otherwise modified) are no less favorable to the Company or the applicable Subsidiary in any material respect than the terms in effect immediately prior to such refinancing or other modification (except that interest and fees payable with respect to such Debt (as so refinanced or modified) may be at the then-prevailing market rates);

(i)           Debt from the Parent owing to the Company solely to the extent that the proceeds of such Debt are used by the Parent to pay its taxes and reasonable accounting, legal and corporate overhead expenses, in each case as they become due;

(j)           subject to the limitations set forth in Section 10.8(k), Debt arising under Capital Leases;

(k)           Suretyship Liabilities permitted by Section 10.19; and

(l)           other Debt in an aggregate principal amount not to exceed $250,000,000 outstanding at any time.

10.8           Liens.  Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a)           Liens for taxes or other governmental charges not at the time delinquent or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

(b)           Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, landlords, mechanics, repairmen and materialmen and other similar Liens imposed by law, (ii) deposits to secure trade contracts entered into in the ordinary course of business and (iii) Liens incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with leases, surety bonds, bids, performance bonds, utilities and similar obligations) for sums not overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings and not involving any deposits (other than deposits in the ordinary course of business that are customary with respect to the type of obligations secured and deposits permitted by Section 10.19(f), but excluding bonds of the types described in subsection (e) below) or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves;

(c)           Liens identified in Schedule 10.8 and Liens securing refinancings, refundings, renewals, replacements or extensions of the Debt originally secured by such Liens; provided that the amount of Debt secured thereby is not increased;

(d)           subject to the limitations set forth in Section 10.7(c), (i) Liens existing on property at the time of the acquisition thereof by the Company or any Subsidiary (and not created in contemplation of such acquisition) and (ii) Liens that constitute purchase money security interests on any property securing debt  incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving such property, provided that any such Lien attaches to such property within 90 days of the acquisition thereof and such Lien attaches solely to the property so acquired, and any refinancing, amendment, restatement, supplement, renewal or extension of any such Lien (or the debt secured thereby) so long as the principal amount of the obligations secured by such Lien is not increased and such Lien does not extend to any other property of the Company or any Subsidiary;

(e)           attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $15,000,000 in the aggregate arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(f)           leases, subleases, encroachments, subdivisions, easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

(g)           Liens in favor of the Administrative Agent arising under the Loan Documents;

(h)           Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(i)           licenses of patents, trademarks, or other intellectual property rights granted in the ordinary course of business;

(j)           any interest or title of a lessor, licensor or sublessor under any lease or license entered into the ordinary course of its business and covering only the assets so leased or licensed;

(k)           Liens arising under Capital Leases, Liens securing Subordinated Debt and other Liens not otherwise permitted by this Section 10.8 so long as the aggregate outstanding principal amount of the obligations secured by the foregoing does not exceed $20,000,000 at any time outstanding;

(l)           Liens deemed to exist in connection with Investments in repurchase agreements permitted by Section 10.19;

(m)           Liens on cash earnest money deposits or arising under escrow arrangements, in each case made in connection with any letter of intent or purchase agreement;

(n)           Liens securing Debt facilities of Foreign Subsidiaries, provided that the aggregate outstanding principal amount of all obligations so secured will not at any time exceed $35,000,000;

(o)           customary rights of first refusal arising under joint venture agreements; and

(p)           Liens on Unrestricted Margin Stock.

10.9           Restricted Payments.  Not, and not permit any Subsidiary to, (a) declare or pay any dividends on any of its capital stock (other than stock dividends), (b) purchase or redeem any such stock or any warrants, options or other similar rights in respect of such stock, (c) make any other distribution to any shareholder with respect to such shareholder’s equity interest, (d) pay any principal or interest on, or purchase, redeem or defease, any Subordinated Debt, or (e) set aside funds for any of the foregoing; provided that (i) any Subsidiary may declare and pay dividends to the Company or to any other Subsidiary, (ii) the Company or the Parent, as the case may be, may make regularly scheduled payments on any Subordinated Debt if the holder of such Subordinated Debt is permitted to receive such payments at such time under the applicable agreement or instrument governing such Subordinated Debt and any applicable subordination agreement and/or intercreditor agreement, (iii) the Company or any Subsidiary may declare and pay dividends to the Parent to the extent necessary to enable the Parent to pay its taxes, accounting, legal and corporate overhead expenses as they become due, (iv) the Parent and any of its Subsidiaries may (A) purchase, redeem, retire or otherwise acquire shares of its capital stock or warrants or options in respect thereof from current or former officers, directors or employees of the Parent or any of its Subsidiaries upon the death, disability, resignation or termination of employment of such individual in an aggregate amount not to exceed $100,000 in any Fiscal Year and (B) redeem stock or options in connection with its equity plans in an aggregate amount not to exceed $5,000,000 in any Fiscal Year (and the Company may declare and pay dividends to the Parent to the extent necessary to enable the Parent to make such redemptions); (v) so long as no Event of Default or Unmatured Event of Default exists or will result therefrom, the Company and any of its Subsidiaries may declare and pay dividends to the Parent to the extent necessary to enable the Parent to make regularly scheduled payments on any Subordinated Debt if the holder of such Subordinated Debt is permitted to receive such payments at such time under any applicable subordination agreement and/or intercreditor agreement; (vi) so long as no Event of Default or Unmatured Event of Default exists or will result therefrom, the Parent may declare cash dividends to its shareholders or purchase, redeem, retire or otherwise acquire shares of its capital stock or options or warrants in respect thereof (such dividends, purchases, redemptions, retirements or other acquisitions, “Shareholder Payments”) so long as both before, and on a pro forma basis after giving effect thereto, the Leverage Ratio is not greater than 3.0 to 1.0 based on the most recently available quarterly financial statements of the Parent; and (vii) the Parent may pay cash dividends declared in accordance with the foregoing clause (vi) and the Company may pay dividends to the Parent to the extent necessary to enable the Parent to make Shareholder Payments.

10.10           Mergers, Consolidations, Sales.  Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or (except for the sale or lease of inventory in the ordinary course of business) sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for (a) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any wholly-owned Subsidiary into the Company or into, with or to any other wholly-owned Subsidiary; (b) any such purchase or other acquisition (and the corresponding sale or other transfer) by the Company or any wholly-owned Subsidiary of the assets or stock of any wholly-owned Subsidiary; (c) any Permitted Acquisition; (d) sales or assignments of receivables in the ordinary course of business consistent with past practice; (e) sales and other dispositions of Margin Stock; (f) in addition to sales and dispositions permitted by clauses (a), (b), (d) and (e) above, sales and dispositions of assets (including the stock of Subsidiaries and including through a merger) so long as (i) both before and on a pro forma basis after giving effect thereto, the Leverage Ratio is not greater than 3.0 to 1.0 based on the most recently available quarterly financial statements of the Parent and (ii) no Event of Default exists or will result therefrom; (g) sales and dispositions of assets (including the stock of Subsidiaries and including through a merger) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year (excluding sales and assignments described in clause (a), (b), (d) or (e) above) does not exceed $10,000,000 and (h) Investments permitted by Section 10.19(n).

10.11           Use of Proceeds; Restrictions on Margin Stock.  Use the proceeds of the Loans to finance existing Debt of the Company, to finance the working capital of the Company and its Subsidiaries, to pay expenses and fees in connection with the refinancing of the existing Debt, for permitted capital expenditures, to support the issuance of Letters of Credit, to make Permitted Acquisitions and for other general corporate purposes; not, and not permit any Subsidiary to, purchase or otherwise acquire, directly or indirectly, any Restricted Margin Stock if, after giving effect thereto, the aggregate fair market value of all Restricted Margin Stock held by the Company and its Subsidiaries would exceed the Margin Stock Basket (as defined below); and not permit the value of all Restricted Margin Stock held by the Company and its Subsidiaries to exceed 25% of the value of all assets of the Company and its Subsidiaries.  For purposes of the foregoing, “Margin Stock Basket” means the lesser of (a) $35,000,000 and (b) the total of (i) $35,000,000 minus (ii) all losses on sales of Restricted Margin Stock after the date of this Agreement plus (iii) all gains on sales of Restricted Margin Stock after the date of this Agreement minus (iv) all unrealized losses on Restricted Margin Stock held by the Company or any Subsidiary.

10.12           Further Assurances.  Take, and cause each Subsidiary to take, such actions as are necessary, or as the Administrative Agent (or the Required Lenders acting through the Administrative Agent) may reasonably request, from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, financing statements, mortgages, deeds of trust, Collateral Access Agreements and other documents, the filing or recording of any of the foregoing, the delivery of stock certificates, notes and other collateral with respect to which perfection is customarily obtained by possession, and the delivery of opinions of counsel with respect to any of such documents) to ensure that (a) the obligations of the Borrowers hereunder and under the other Loan Documents and any Hedging Obligations of any Borrower owing to any Lender Party are secured by first-priority Liens (subject only to Liens permitted by the Loan Documents) on substantially all of the assets of the Borrowers and guaranteed by all Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary acquired or created after the date hereof) by execution of the Subsidiary Guaranty; provided that no (i) Foreign Subsidiary, (ii) Domestic Subsidiary that has no material assets other than equity interests in one or more Foreign Subsidiaries and (iii) subject to Section 10.20, no Immaterial Subsidiary shall have an obligation to execute a Subsidiary Guaranty; and (b) the obligations of the Parent hereunder and of each Subsidiary Guarantor under the applicable Subsidiary Guaranty and any Hedging Obligations of any Borrower owing to any Lender Party are secured by first-priority Liens (subject only to Liens permitted by the Loan Documents) on substantially all of the assets of the Parent or such Subsidiary Guarantor.  Notwithstanding the foregoing or any other provision of any Loan Document, (v) none of the Parent, the Company or any other Subsidiary shall be required to pledge any Margin Stock, (w) without limiting clause (y) below, none of the Parent, the Company or any other Domestic Subsidiary shall be required to pledge more than 65% of the stock of any Foreign Subsidiary or of any Subsidiary described in clause (ii) of the proviso to the preceding clause (a); (x) no Foreign Subsidiary shall be required to pledge any of its assets, including the stock of any other Foreign Subsidiary; (y) unless requested by the Administrative Agent or the Required Lenders, neither the Company nor any Domestic Subsidiary shall be required to pledge any stock of Middleby Japan Corporation, G.S. Blodgett International, Limited, Fab Asia, Middleby Korea Corporation, Middleby China Corporation, Middleby España, S.L. or any other Foreign Subsidiary created or acquired after December 28, 2001; and (z) unless otherwise requested by the Required Lenders, the Administrative Agent may elect not to perfect a security interest in any collateral granted under any Loan Document if it determines, in its sole discretion, that the expense of perfecting a security interest in such collateral is impractical or cost-prohibitive or that the benefit of such perfection does not justify such expense.

10.13           Transactions with Affiliates.  Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist, any transaction, arrangement or contract with any of its other Affiliates which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates (an “Arm’s Length Transaction”); provided that (a) the Parent may reimburse reasonable expenses and pay reasonable compensation and provide customary indemnification and insurance to its officers and directors; and (b) the foregoing shall not apply to transactions between or among the Parent and its Subsidiaries or between or among Subsidiaries, except that if an Event of Default exists, no Loan Party shall enter into, or cause or suffer or permit to exist any material transaction, contract or arrangement with any Subsidiary that is not a Loan Party other than Arm’s Length Transactions.

10.14           Employee Benefit Plans.  Maintain, and cause each Subsidiary to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

10.15           Environmental Laws.  Conduct, and cause each Subsidiary to conduct, its operations and keep and maintain its property in material compliance with all Environmental Laws (other than Immaterial Laws).

10.16           Unconditional Purchase Obligations.  Not, and not permit any Subsidiary to, enter into or be a party to any material contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services; provided that the foregoing shall not prohibit the Parent or any Subsidiary from entering into options for the purchase of particular assets or businesses.

10.17           Inconsistent Agreements.  Not, and not permit any Subsidiary to, enter into any loan or credit agreement, indenture or other material instrument or document containing any provision which (a) would be violated or breached by any borrowing, or the obtaining of any Letter of Credit, by any Borrower hereunder or by the performance by the Parent, the Company or any other Subsidiary of any of its obligations hereunder or under any other Loan Document or (b) would prohibit the Parent, the Company or any other Domestic Subsidiary from granting to the Administrative Agent, for the benefit of the Lenders, a Lien on any of its assets (other than (i) any prohibition with respect to an asset subject to a Lien or purchase money security interest securing Debt permitted by Section 10.7(c) or 10.7(j) or a Lien permitted by Section 10.8(c), (ii) customary non-assignment provisions in (A) leases and (B) other agreements in the ordinary course of business, in each case not prohibited by the terms of this Agreement, (iii) any prohibition applicable solely to the property or assets of any Foreign Subsidiary, (iv) any prohibition pursuant to customary agreements providing for the licensing of intellectual property by third parties to the Parent or any Subsidiary in the ordinary course of business that restricts the sublicensing, pledge, transfer or assignment of the licensee’s rights thereunder, (v) customary restrictions on cash or other deposits (including escrowed funds) received by the Parent or any Subsidiary in the ordinary course of business, (vi) customary restrictions on the assignment of an interest in a joint venture that is not a Domestic Subsidiary so long as such restriction applies only to such joint venture and (A) such joint venture is acquired as part of a Permitted Acquisition (so long as such restriction was not imposed in contemplation of such acquisition) or (B) the aggregate amount of all investments made by the Company and its Domestic Subsidiaries in all joint ventures subject to such restrictions (other than joint ventures described in the immediately preceding clause (A)) after the date of this Agreement does not at any time exceed the lesser of (1) $5,000,000 and (2) the total of (w) $5,000,000 minus (x) all losses on sales or other dispositions of such investments after the date of this Agreement plus (y) all gains on sales or other dispositions of such investments after the date of this Agreement minus (z) all unrealized losses on such investments held by the Company or any Domestic Subsidiary, (vii) customary restrictions and conditions relating to the sale of a Subsidiary pending such sale and applicable solely to such Subsidiary, or (viii) customary restrictions and conditions contained in any agreement relating to the disposition of any property pending the consummation of such disposition.

10.18           Business Activities.  (a) Not engage in any business activity other than (i) the ownership of the capital stock of the Company and (ii) activities incidental thereto and (b) not permit any Subsidiary to engage in any line of business other than those engaged in by the Company and its Subsidiaries at the Effective Time and businesses reasonably related thereto.

10.19           Advances and Other Investments.  Not, and not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except (without duplication) the following:

(a)           equity Investments existing at the Effective Time in Subsidiaries identified in Schedule 9.8;

(b)           equity Investments in Subsidiaries (or entities which are to become Subsidiaries) in connection with transactions permitted by Section 10.10(a), (b) or (c);

(c)           contributions by the Parent to the capital of the Company and, in the ordinary course of business, contributions by the Company to any of its Subsidiaries or by any such Subsidiary to the capital of any of its Subsidiaries;

(d)           Investments by the Parent in the Company or any Subsidiary of the Company, by the Company in any of its Subsidiaries or by any Subsidiary in the Company or any other Subsidiary of the Company, by way of intercompany loans, advances or guaranties of the obligations of such other Persons; provided that the Parent will not make any loans or advances to any Subsidiary other than the Company;

(e)           Suretyship Liabilities permitted by Section 10.7;

(f)           good faith deposits and the like made in connection with prospective Acquisitions permitted by Section 10.10;

(g)           Cash Equivalent Investments;

(h)           bank deposits in the ordinary course of business and consistent with past practice; provided that the aggregate amount of all such deposits (excluding (x) amounts in payroll accounts, disbursement accounts or for accounts payable, in each case to the extent that checks have been issued to third parties and (y) amounts maintained (in the ordinary course of business consistent with past practice) in accounts of any Person which is acquired by the Parent or a Subsidiary in accordance with the terms hereof during the 45 days following the date of such Acquisition) which are maintained by the Parent and its domestic Subsidiaries with any bank that is not a Lender shall not at any time exceed $1,000,000 in the aggregate;

(i)           Investments received in connection with the creation and collection of receivables in the ordinary course of business;

(j)           Investments set forth on Schedule 10.19;

(k)           Permitted Acquisitions;

(l)           Investments in mutual funds not otherwise permitted by clauses (a) through (k) above in an aggregate amount not to exceed $2,000,000 at any time outstanding;

(m)           loans to the Parent to the extent the corresponding Debt of the Parent is permitted by Section 10.7(i); and

(n)           other Investments so long as both before, and on a pro forma basis after giving effect thereto, the Leverage Ratio is no greater than 3.0 to 1.0 based on the most recently available quarterly financial statements of the Parent; provided that if an Event of Default shall have occurred and be continuing, none of the Parent, the Company or any Guarantor shall make any Investment (i) in any Subsidiary that is not a Guarantor or (ii) that would be permitted solely by clause (e) or (f) above (without consideration of clause (n) above).

10.20           Foreign and Immaterial Subsidiaries.  Not permit (a) the consolidated assets (other than goodwill and other intangible assets) of all Foreign Subsidiaries and Immaterial Subsidiaries to exceed 35% of the consolidated assets (including goodwill and other intangible assets) of the Parent and its Subsidiaries or (b) more than 55% of the consolidated revenues of the Parent and its Subsidiaries for any Fiscal Quarter to be earned by Foreign Subsidiaries and Immaterial Subsidiaries.

10.21           Amendments to Certain Documents.  Not, and not permit any Subsidiary to, make or agree to any amendment to or modification of, or waive any of its rights under, any of the terms of any agreement or instrument governing any Subordinated Debt which would (a) have the effect of (i) providing for earlier payment in respect of principal or redemptions or otherwise, (ii) requiring collateral or guarantees to secure any Subordinated Debt or (iii) increasing the interest rate payable with respect to any Subordinated Debt or (b) otherwise adversely affect the interest of the Lenders in any material respect.

10.22           Real Estate Documents.

(a)           Within 60 days after the Effective Time, deliver to the Administrative Agent a title insurance date down endorsement and such other documents related to real estate subject to a Mortgage as the Administrative Agent may reasonably request.

(b)           In the case of each parcel of real property acquired in fee by the Company or any Domestic Subsidiary after the Effective Time, deliver to the Administrative Agent promptly after the acquisition of such real property if requested by the Administrative Agent (i) an ALTA Loan Title Insurance Policy issued by an insurer reasonably acceptable to the Administrative Agent (and, for purposes hereof, the Administrative Agent acknowledges that Chicago Title Insurance Company and Stewart Title Company are acceptable insurers) or a title insurance binder thereof marked by an authorized representative of such title company, insuring the Administrative Agent’s Lien on such real property and containing such endorsements as the Administrative Agent may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be reasonably acceptable to the Administrative Agent), (ii) copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to in clause (i) and (iii) a flood insurance policy concerning such real property, reasonably satisfactory to the Administrative Agent, if required by The National Flood Insurance Reform Act of 1994.

(c)           In the case of each parcel of real property leased (as lessee) by the Company or any Domestic Subsidiary after the Effective Time, use commercially reasonable efforts to deliver, or to cause to be delivered to the Administrative Agent promptly after the effectiveness of such lease, a Collateral Access Agreement from the owner and each mortgagee of such property waiving any landlord’s or mortgagee’s Lien in respect of personal property of any Loan Party kept at the premises subject to such lease (unless the delivery of such Collateral Access Agreement is waived by the Administrative Agent or the value of the Collateral located on such premises is less than $1,500,000).

SECTION 11  EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

11.1           Effectiveness.  This Agreement shall become effective at the time (the “Effective Time”) at which the Administrative Agent shall have received (a) all amounts which are then due and payable pursuant to Section 5 and (to the extent billed) Section 15.6; (b) evidence satisfactory to the Administrative Agent that all filings required by the Administrative Agent to perfect the Administrative Agent’s Lien on the collateral under the Collateral Documents have been duly made and are in full force and effect; and (c) all of the following, each duly executed and dated a date satisfactory to the Administrative Agent, and each in form and substance  reasonably satisfactory to (and in the number of counterparts reasonably requested by) the Administrative Agent.

11.1.1           Resolutions.  Certified copies of resolutions of the Board of Directors (or equivalent governing body) of each Loan Party authorizing or ratifying the execution, delivery and performance by such Person of each Loan Document to which it is a party.

11.1.2           Other Consents, etc.  Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance by each Loan Party of the documents referred to in this Section 11.

11.1.3           Incumbency and Signature Certificates.  A certificate of the Secretary or an Assistant Secretary of each Loan Party as of the Effective Time certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

11.1.4           Pledge Agreement.  A U.S. Pledge Agreement signed by each applicable Loan Party as of the Effective Date.

11.1.5           Security Agreement.  A Security Agreement signed by each Loan Party as of the Effective Date.

11.1.6           Subsidiary Guaranty.  A Subsidiary Guaranty signed by each applicable Subsidiary as of the Effective Date.

11.1.7           Opinion of Counsel for the Loan Parties.  The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Loan Parties.

11.1.8           Compliance Certificate.  A compliance certificate substantially in the form of Exhibit A showing pro forma compliance with the financial covenants set forth in Section 10.6 as of March 31, 2012.

11.1.9           Insurance.  Evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including, with respect to each property that is owned by the Company or any Subsidiary and is subject to a Mortgage, (i) a standard flood hazard determination form and (ii) if such property is located in a special flood hazard area (as designated by the Federal Emergency Management Agency), evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent.

11.1.10         Amendments to Mortgages.  An amendment to each existing Mortgage.

11.1.11         Other.  Such other documents as the Administrative Agent or any Lender through the Administrative Agent may reasonably request (including a note issued by the Company in favor of each Lender that has requested a note hereunder).

11.2           Conditions to All Credit Extensions.  The obligation (a) of each Lender to make any Loan and (b) of each Issuing Lender to issue any Letter of Credit is subject to the condition that the Effective Time shall have occurred and to the following further conditions precedent:

11.2.1           Compliance with Representations and Warranties, No Default, etc.  Both before and after giving effect to each Credit Extension, the following statements shall be true and correct:

(a)           the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b)           no Event of Default or Unmatured Event of Default shall have then occurred and be continuing; and

(c)           in the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls that in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of Loans) or the applicable Issuing Lender (in the case of a Letter of Credit) would make it impracticable for such Credit Extension to be denominated in such Alternative Currency.

11.2.2           Confirmatory Certificate.  If requested by the Administrative Agent or any Lender (acting through the Administrative Agent), the Administrative Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Credit Extension and signed by a duly authorized representative of the Company as to the matters set out in Section 11.2.1 (it being understood that each request by the Company for a Credit Extension shall be deemed to constitute a representation and warranty by the Company that the conditions precedent set forth in Section 11.2.1 will be satisfied at the time of the making of such Credit Extension), together with such other documents as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request in support thereof.

11.3           Initial Loans to a Subsidiary Borrower.  The Lenders shall not be required to make Revolving Loans to any Subsidiary Borrower unless (a) the conditions precedent set forth in Sections 11.1 and 11.2 have been satisfied and (b) the Administrative Agent shall have received all of the following, each duly executed and dated a date satisfactory to the Administrative Agent, and each in form and substance  reasonably satisfactory to (and in the number of counterparts reasonably requested by) the Administrative Agent:

(i)           Certified copies of resolutions of the Board of Directors (or equivalent governing body) of such Subsidiary Borrower authorizing or ratifying the execution, delivery and performance by such Subsidiary Borrower of each Loan Document to which it is a party and the borrowings by such Subsidiary Borrower hereunder.

(ii)           Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance by such Subsidiary Borrower of each Loan Document to which it is a party.

(iii)           A certificate of the Secretary or an Assistant Secretary (or other appropriate representative) of such Subsidiary Borrower certifying the names of the officers or other representatives of such Subsidiary Borrower authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer or representative (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

(iv)           A good standing certificate or certificate of status for such Subsidiary Borrower from the Secretary of State (or similar, applicable Governmental Authority) of its jurisdiction of formation.

(v)           A written opinion of counsel to such Subsidiary Borrower.

(vi)           Such other documents as the Administrative Agent or any Lender through the Administrative Agent may reasonably request (including a note issued by such Subsidiary Borrower in favor of each Lender that has requested a note hereunder).

SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT.

12.1           Events of Default.  Each of the following shall constitute an Event of Default under this Agreement:

12.1.1           Non-Payment of the Loans, etc.  Default in the payment when due of the principal of any Loan; default, and continuance thereof for three Business Days after notice from the applicable Issuing Lender, in the payment when due of any reimbursement obligation with respect to any Letter of Credit; or default, and continuance thereof for five days, in the payment when due of any interest, fee or other amount payable by the Company hereunder or under any other Loan Document.

12.1.2           Non-Payment of Other Debt.  Any default shall occur under the terms applicable to any Debt of the Parent or any Subsidiary in an aggregate outstanding principal amount (for all such Debt so affected) exceeding $15,000,000 and such default shall (a) consist of the failure to pay such Debt when due (subject to the expiration of any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof (subject to the expiration of any applicable grace period), or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity.

12.1.3           Bankruptcy, Insolvency, etc.  Any Loan Party or any Material Foreign Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or any Loan Party or any Material Foreign Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or such Material Foreign Subsidiary or any substantial part of the property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or any Material Foreign Subsidiary or for any substantial part of the property thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of any such Person other than the Parent, the Company or any Borrower), is commenced in respect of any Loan Party or any Material Foreign Subsidiary, and if such case or proceeding is not commenced by such Loan Party or such Material Foreign Subsidiary, it is consented to or acquiesced in by such Loan Party or such Material Foreign Subsidiary, or remains for 60 days undismissed; or any Loan Party or any Material Foreign Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

12.1.4           Non-Compliance with Provisions of this Agreement.  (a) Failure by the Parent to comply with or to perform any covenant set forth in Sections 10.2, 10.5(a) (with respect to the Parent or the Company), 10.6 through 10.13, 10.17, 10.18, 10.19 or 10.21; or (b) failure by the Parent to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 12) and continuance of such failure for 30 days (less, in the case of Section 10.1.5(a), the number of days elapsed from the second Business Day after a Responsible Officer obtains knowledge of such failure to the date on which the Company provides the notice required by such Section) after notice thereof to the Company from the Administrative Agent.

12.1.5           Representations and Warranties.  Any representation or warranty made by any Loan Party herein or in any other Loan Document, or in any statement or certificate at any time given by such Loan Party in writing in connection herewith or therewith, is false or misleading in any material respect on or as of the date made or deemed made.

12.1.6           ERISA.  (i) A contribution failure occurs with respect to any Pension Plan sufficient to give rise to a lien under Section 303(k) of ERISA; (ii) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Parent under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $15,000,000; or (iii) the

Parent or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $15,000,000.

12.1.7           Judgments.  Final judgments which exceed an aggregate (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) of $15,000,000 shall be rendered against the Parent or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

12.1.8           Invalidity of Guarantees, etc.  The Subsidiary Guaranty or the Parent/Company Guaranty shall cease to be in full force and effect with respect to any Subsidiary Guarantor, the Parent or the Company, respectively (unless, in the case of a Subsidiary Guarantor, such Subsidiary Guarantor ceases to be a Subsidiary pursuant to a transaction permitted hereby); any Subsidiary Guarantor, the Parent or the Company shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Subsidiary Guaranty or the Parent/Company Guaranty, respectively; or any Subsidiary Guarantor, the Parent (or any Person by, through or on behalf of such Subsidiary Guarantor or the Parent) or the Company shall contest in any manner the validity, binding nature or enforceability of the Subsidiary Guaranty or the Parent/Company Guaranty, respectively, with respect to such Subsidiary Guarantor, the Parent or the Company, respectively.

12.1.9           Invalidity of Collateral Documents, etc.  (a) Any Collateral Document shall cease to be in full force and effect with respect to any Loan Party (unless such Loan Party ceases to be a Subsidiary pursuant to a transaction permitted by Section 10.10); (b) any Loan Party shall fail to comply with or to perform any applicable provision of any Collateral Document to which such entity is a party and such failure (i) affects a material portion of the collateral granted under such Collateral Document or (ii) continues for 10 days after a Responsible Officer obtains knowledge thereof; or (c) any Loan Party (or any Person by, through or on behalf of such Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

12.1.10         Change in Control.  A Change in Control shall occur.

12.2           Effect of Event of Default.  If any Event of Default described in Section 12.1.3 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Loans and all other obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to deliver to the Administrative Agent Cash Collateral in an amount equal to the outstanding Dollar Equivalent face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent (upon written request of the Required Lenders) shall declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Loans and all other obligations hereunder to be due and payable and/or demand that the Company immediately deliver to the Administrative Agent Cash Collateral in amount equal to the Dollar Equivalent of the outstanding face amount of all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to deliver to the Administrative Agent Cash Collateral in an amount equal to the Dollar Equivalent of the face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind.  The Administrative Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration.  Any Cash Collateral delivered hereunder shall be held by the Administrative Agent (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit.  After the expiration or termination of all Letters of Credit, such Cash Collateral shall be applied by the Administrative Agent to any remaining obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may elect.

12.3           Application of Funds.  After the exercise of remedies provided for in Section 12.2 (or after the Loans have automatically become immediately due and payable and the Letters of Credit have automatically been required to be Cash Collateralized as set forth in Section 12.2), any amount received on account of the Loans and other obligations hereunder or in respect of any Hedging Obligations payable to any Lender Party (collectively, the “Obligations”) shall, subject to the provisions of Sections 2.9 and 2.10, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Section 7.6) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Section 7 and Section 8), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, the Unreimbursed Amounts and Hedging Obligations, ratably among the Lender Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Unreimbursed Amounts and payment of the Termination Value of Hedging Obligations, ratably among the Lender Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize that portion of the Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.3.9, 2.9 and 12.2; and

Last, the balance, if any, after all of the Loans and other obligations hereunder have been paid in full, to the applicable Loan Party or as otherwise required by applicable law.

Subject to Sections 2.3.3 and 2.9, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other obligations hereunder or to the Loan Parties, if any, in the order set forth above.

SECTION 13  PARENT/COMPANY GUARANTY

13.1           The Guaranty.  Each of the Parent and the Company hereby irrevocably and unconditionally guarantees as a primary obligor the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of all Guaranteed Obligations, including all principal of the Loans, all reimbursement obligations in respect of Letters of Credit, all interest on the foregoing and all fees payable hereunder (including all interest and fees accruing after the commencement of a bankruptcy, insolvency or similar proceeding with respect to a Borrower, regardless of whether such interest or fees constitute an allowed claim in such proceeding) and all other amounts payable hereunder or any other Loan Document.  The guaranty set forth in this Section 13 is a guaranty of payment and not merely of collection.

13.2           Guaranty Unconditional.  The obligations of the Parent and the Company under this Section 13 shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)           any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower or any Subsidiary Guarantor under this Agreement, any other Loan Document or any applicable Hedging Agreement, by operation of law or otherwise (other than payment in full of the Guaranteed Obligations);

(b)           any modification or amendment of or supplement to this Agreement, any other Loan Document or any applicable Hedging Agreement;

(c)           any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Borrower under this Agreement, any other Loan Document or any applicable Hedging Agreement;

(d)           any change in the existence, structure or ownership of any Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any of its assets or any resulting release or discharge of any obligation of such Borrower contained in this Agreement, any other Loan Document or any applicable Hedging Agreement (other than payment in full of the Guaranteed Obligations);

(e)           the existence of any claim, set-off or other right which the Parent or the Company may have at any time against any other Loan Party, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document, any applicable Hedging Agreement or any unrelated transaction;

(f)           any invalidity or unenforceability relating to or against any other Loan Party for any reason of this Agreement, any other Loan Document or any applicable Hedging Agreement,

or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower of the principal of or interest on any Loan,  any amounts payable with respect to any Letter of Credit, any other amount payable by it under this Agreement, any other Loan Document or any applicable Hedging Agreement; or

(g)           any other act or omission to act or delay of any kind by any other Loan Party, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Parent’s obligations hereunder.

13.3           Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances.  The Parent’s and the Company’s respective obligations under this Section 13 shall remain in full force and effect until the Commitments and all Letters of Credit shall have terminated and all Guaranteed Obligations shall have been paid in full in cash (other than in respect of contingent indemnification obligations with respect to which the Administrative Agent and the Lenders have not asserted a claim against any Loan Party).  If at any time any payment of principal of or interest on any Loan, any amount payable with respect to any Letter of Credit, any other amount payable by a Loan Party under this Agreement, any other Loan Document or any applicable Hedging Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, the  obligations hereunder of the Parent and the Company, as applicable, with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

13.4           Waiver by the Parent and the Company.  Each of the Parent and the Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Loan Party or any other Person.

13.5           Delay of Subrogation.  Notwithstanding any payment made by or on behalf of the Parent or the Company under this Section 13, neither the Parent nor the Company shall exercise any right of subrogation to any right of the Administrative Agent or any Lender until such time as the Administrative Agent and the Lenders shall have received payment in cash of the full amount of all Guaranteed Obligations, the expiration or termination of all Letters of Credit and the termination of the Commitments.

13.6           Stay of Acceleration.  If acceleration of the time for payment of any amount payable by any Borrower under this Agreement, any other Loan Document or any applicable Hedging Agreement is stayed upon insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Parent (and, unless such Borrower is the Company, the Company) under this Section 13 forthwith on demand by the Administrative Agent made at the written request of the Required Lenders.

SECTION 14  THE ADMINISTRATIVE AGENT.

14.1           Appointment and Authorization.

(a)           Each Lender hereby irrevocably (subject to Section 14.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)           Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith.  Each Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 14 with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Section 14, included such Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Lenders.

(c)           The Swing Line Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 14 with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans made or proposed to be made by it as fully as if the term “Administrative Agent”, as used in this Section 14, included the Swing Line Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Swing Line Lender.

14.2           Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

14.3           Liability of Administrative Agent.  None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for such Agent-Related Person’s own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders or their participants for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company’s Subsidiaries or Affiliates; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or insolvency law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any bankruptcy or insolvency law.

14.4           Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or any Subsidiary), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Administrative Agent against all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all of the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders and participants.  Where this Agreement expressly permits or prohibits an action unless the Required Lenders (or, if required hereunder, all Lenders) otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate a solicitation for the consent or a vote of the Lenders.

14.5           Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default (except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders) unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a “notice of default”.  The Administrative Agent will promptly notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Section 12; provided that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

14.6           Credit Decision.  Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company.  Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company or its Affiliates which may come into the possession of any of the Agent-Related Persons.

14.7           Indemnification.  To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Section 15.6 or 15.14 to be paid by it to the Administrative Agent, an Issuing Lender, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent, such Issuing Lender, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Percentage) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, an Issuing Lender or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent, such Issuing Lender or the Swing Line Lender in connection with such capacity.  The obligations of the Lenders under this Section 14.7 are subject to the provisions of Section 2.5.

14.8           Administrative Agent in Individual Capacity.  Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent, the Issuing Lenders or the Swing Line Lender hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.  With respect to their Loans, Bank of America and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Bank of America were not the Administrative Agent and an Issuing Lender and the Swing Line Lender, and the term “Lender” include Bank of America and its Affiliates, to the extent applicable, in their individual capacities.

14.9           Successor Administrative Agent.  The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days’ notice to the Lenders.  If the Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor administrative agent for the Lenders.  If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor administrative agent from among the Lenders.  Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 14 and Sections 15.6 and 15.14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.  If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above.  Notwithstanding the foregoing, Bank of America may not be removed as the Administrative Agent at the request of the Required Lenders unless Bank of America shall also simultaneously be replaced as an “Issuing Lender” and the “Swing Line Lender” hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

14.10           Collateral Matters.  The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Lien on any property granted to or held by the Administrative Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Borrowers hereunder and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made); (ii) which is sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder or (iii) subject to Section 15.1, if approved, authorized or ratified in writing by the Required Lenders; (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Collateral Document to the holder of any Lien on such property which is permitted by Section 10.8(c), (d) or (l) hereof; or (c) to release any

Subsidiary from its obligations under the Subsidiary Guaranty if such entity ceases to be a Subsidiary as a result of a transaction permitted hereunder.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary from its obligations under the Subsidiary Guaranty, pursuant to this Section 14.10.

14.11           Other Agents.  No Lender identified on the facing page of this Agreement or otherwise herein, or in any amendment hereof or other document related hereto, as being the Syndication Agent or a Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity.  Each Lender acknowledges that it has not relied, and will not rely, on any Person so identified in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

SECTION 15  GENERAL.

15.1           Waiver; Amendments.  No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.  No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by Lenders having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by the Required Lenders and, in the case of an amendment or other modification, the Company, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No amendment, modification, waiver or consent shall increase the Percentage of any Lender or increase or extend the Commitment of any Lender without the consent of such Lender.  No amendment, modification, waiver or consent shall (A) (i) extend the scheduled maturity date of any principal of any Loan of any Lender (excluding any such extension resulting from a non-pro-rata extension of the Termination Date pursuant to Section 6.3) or extend the date for payment of any interest on any Loan or any fees payable hereunder to any Lender, (ii) reduce the principal amount of any Loan of any Lender, the rate of interest thereon or any fees payable hereunder to any Lender, without the consent of such Lender or (B) (i) release (x) the Parent or the Company from its obligations under the Parent/Company Guaranty, (y) all or substantially all of the Subsidiary Guarantors from the Subsidiary Guaranty or (z) all or substantially all of the collateral granted under the Collateral Documents or (ii) reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent without, in each case, the consent of each Lender directly affected thereby.  No provision of Section 14 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent.  No provision of this Agreement relating to the rights or duties of an Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of such Issuing Lender.  No provision of this Agreement affecting the Swing Line Lender in its capacity as such shall be amended, modified or waived without the written consent of the Swing Line Lender.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Company only, amend, modify or supplement this Agreement or any other Loan Document (a) to cure any ambiguity, omission, mistake, defect or inconsistency or (b) to the extent the Administrative Agent determines is necessary or appropriate to implement the provisions of Section 6.2.

If any Lender does not consent to a proposed amendment, waiver or consent with respect to any Loan Document (a “Non-Consenting Lender”) that required the consent of each Lender and that has been approved by the Required Lenders, the Borrowers may replace such Non-Consenting Lender in accordance with Section 15.10, provided that such amendment, waiver or consent can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrowers to be made pursuant to this paragraph).

15.2           Confirmations.  The Company and each Lender agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding to such Lender.

15.3           Notices; Effectiveness; Electronic Communication.

15.3.1           Notices Generally.  Except as otherwise provided in Sections 2.2 and 2.4, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 15.3 or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose.  Notices sent by facsimile transmission shall be deemed to have been given when sent and receipt of such facsimile is confirmed; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received.  Notices and other communications delivered through electronic communications shall be effective as provided in Section 15.3.2.  For purposes of Sections 2.2 and 2.4, the Administrative Agent and the Swing Line Lender shall be entitled to rely on telephonic instructions from any person that the Administrative Agent or the Swing Line Lender in good faith believes is a Responsible Officer of the Company, and the Company shall hold the Administrative Agent, the Swing Line Lender and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

15.3.2           Electronic Communications.  Notices and other communications to the Issuing Lenders and the other Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Issuing Lender or other Lender pursuant to Section 2 if such Issuing Lender or other Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication.  The Administrative Agent, the Swing Line Lender, each Issuing Lender or the Borrowers may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Subject to the last sentence of the preceding paragraph, (a) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (a) and (b), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

15.4           Payments Set Aside.  To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy, insolvency or similar law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

15.5           Regulation U.  Each Lender represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

15.6           Costs and Expenses.  The Company agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees and charges of one counsel for the Administrative Agent and of any local or foreign counsel reasonably deemed appropriate by such counsel) in connection with the preparation, execution, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendments, supplements or waivers to any Loan

Documents), and all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees, court costs and other legal expenses) incurred by the Administrative Agent and each Lender during the existence of an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any amendments, supplements or waivers to any of the foregoing.  In addition, the Company agrees to pay, and to save the Administrative Agent, the Lead Arrangers and the Lenders harmless from all liability for, (a) any stamp or similar taxes (excluding, for the avoidance of doubt, any Excluded Taxes) that may be payable in connection with the execution and delivery of any Loan Document or any other document delivered or to be delivered in connection herewith and (b) any fees of the auditors of the Parent or any Subsidiary in connection with any reasonable exercise by the Administrative Agent or any Lender of its rights pursuant to Section 10.2.  All obligations provided for in this Section 15.6 shall survive repayment of the Loans and any termination of this Agreement.

15.7           Subsidiary References.  The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

15.8           Captions.  Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

15.9           Assignments; Participations.

15.9.1           Assignments.  Any Lender may, with the prior written consent of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company (which consents shall not be unreasonably delayed or withheld), at any time assign and delegate to one or more Eligible Assignees (any Person to whom such an assignment and delegation is to be made being herein called an “Assignee”), all or any fraction of such Lender’s Loans and Commitment in a minimum aggregate amount (in the case of an assignment to an Assignee other than a Lender hereunder) equal to the lesser of (i) the amount of the assigning Lender’s remaining Loans and, without duplication, Commitments and (ii) $5,000,000 (or such lesser amount as the Company and the Administrative Agent may agree in their discretion); provided that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 7.6 or Section 8 to the Assignee than the Company is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts), (b) any assignment to a Person other than a Lender shall be subject to the prior written consent of the Issuing Lenders and the Swing Line Lender (which consents shall not be unreasonably withheld or delayed), (c) no consent of the Company or the Administrative Agent shall be required in connection with any assignment from a Lender to a Lender, an Affiliate of a Lender or an Approved Fund; (d) no consent of the Administrative Agent shall be required in connection with any assignment to another Lender and (e) the Company and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

(w)           the Assignee shall have complied with the requirements set forth in Section 7.7.5, if applicable,

(x)           five Business Days (or such lesser period of time as the Administrative Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Administrative Agent by such assigning Lender and the Assignee,

(y)           the assigning Lender and the Assignee shall have executed and delivered to the Company and the Administrative Agent an assignment agreement substantially in the form of Exhibit E (an “Assignment Agreement”), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Administrative Agent and, if required, the Company, and

(z)           unless the Assignee is an Affiliate of the assigning Lender, the assigning Lender or the Assignee shall have paid the Administrative Agent a processing fee of $3,500.

From and after the date on which the conditions described above have been met, (A) such Assignee shall be deemed automatically to have become a party hereto as a Lender with respect to the interest assigned and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder (in addition, if applicable, to rights and obligations previously held by such Lender), and (B) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder (and, in the case of an assignment of all of its Commitments and Loans, shall cease to be a Lender (but shall continue to have all rights and obligations under provisions hereof which by their terms survive the termination hereof)) ; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.  Any attempted assignment and delegation not made in accordance with this Section 15.9.1 shall be null and void.

The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s office specified for payments pursuant to Section 7.1 a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and reimbursement obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  No assignment shall be effective unless it is recorded in the Register. The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Notwithstanding the foregoing provisions of this Section 15.9.1 or any other provision of this Agreement, (a) no assignment shall be made to (i) the Company or any Affiliate or Subsidiary thereof, (ii) any Defaulting Lender or any Subsidiary thereof, or any Person which, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) or (iii) a natural Person, and (b) any Lender may at any time assign all or any portion of its Loans to a Federal Reserve Bank; provided that no such assignment shall (i) release any Lender from any of its obligations hereunder or (ii) substitute any such Federal Reserve Bank for such Lender as a party hereto; and provided, further, that no such Federal Reserve Bank shall be entitled to exercise any right (or shall have any obligation) of a Lender under the Loan Documents unless it becomes a Lender in compliance with the other provisions of this Section 15.9.1.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuing Lender or any other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

15.9.2           Participations.  Any Lender may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Lender, the Commitment of such Lender, the direct or participation interest of such Lender in any Letter of Credit or Swing Line Loan or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a “Participant”); provided that any Lender selling any such participating interest shall give notice thereof to the Company.  In the event of a sale by a Lender of a participating interest to a Participant, (x) such Lender shall remain responsible for all of its obligations as a Lender hereunder for all purposes of this Agreement, (y) the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender.  No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the fourth sentence of Section 15.1.  Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant.  The Company agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5.  The Company also agrees that each Participant shall be entitled to the benefits of Section 7.7 and Section 8 as if it were a Lender (provided that no Participant shall receive any greater amount pursuant to Section 7.6 or Section 8 than would have been paid to the participating Lender if no participation had been sold).

15.10           Replacement of Lenders.  If the Company is entitled to replace a Lender pursuant to the provisions of Section 8.7, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 15.9), all of its interests, rights (other than its existing rights to payments pursuant to Sections 7.7 and 8.1) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)           the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 15.9.1;

(ii)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and its Percentage of all Unreimbursed Amounts, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 8.4) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)           in the case of any such assignment resulting from a claim for compensation under Section 8.1 or payments required to be made pursuant to Section 7.7, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)           such assignment does not conflict with applicable laws; and

(v)           in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

15.11           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT 735 ILLINOIS COMPILED STATUTE §105/5-5).  Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.  All obligations of the Company and rights of the

Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

15.12           Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

15.13           Successors and Assigns.  This Agreement shall be binding upon the Loan Parties, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Loan Parties, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent.

15.14           Indemnification by the Company.

(a)           Each Borrower shall indemnify the Administrative Agent, each Lender and each of their respective Related Parties (each such Person, an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of a law firm as counsel for all Indemnitees in connection with any event or circumstance giving rise to claims hereunder except that if, in the reasonable opinion of an Indemnitee, representation of all Indemnitees by one firm as counsel would be inappropriate due to the existence of an actual or potential conflict of interest, the Borrowers shall reimburse the reasonable fees and charges of no more than the number of additional law firms as counsel for the various Indemnitees as is necessary to avoid any such actual or potential conflict of interest), incurred by or asserted against any Indemnitee by any Person (including any Borrower or any other Loan Party) arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 7.7), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) result from a claim brought by any Borrower or any other

Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise out of or in connection with any claim, litigation, investigation or proceeding that does not involve an act or omission by any Borrower or any of their respective Affiliates and that is brought by an Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding brought against the Administrative Agent solely in its capacity as, or in fulfillment of its role as, an agent under this Agreement).  Without limiting the provisions of Section 7.7.3, this Section 15.14(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities and expenses arising from a non-Tax claim.

(b)           All obligations provided for in this Section 15.14 shall survive repayment of the Loans, any foreclosure under, or any modification, release or discharge of any or all of the Collateral Documents, the sale, transfer or conveyance of all or part of the past and present properties and facilities or any circumstances which might otherwise constitute a legal or equitable discharge, in whole or in part, of the Company under this Agreement and any termination of this Agreement.

15.15           Forum Selection and Consent to Jurisdiction.  THE PARENT AND EACH OTHER BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH OF THE PARENT AND THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY (A) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY LITIGATION ABOVE; (B) CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID TO ITS ADDRESS AS DETERMINED PURSUANT TO SECTION 15.3, BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS; AND (C) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

15.16           Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING,

AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH LOAN PARTY THAT IS A PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

15.17           USA PATRIOT ACT NOTICE.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Act.

15.18           Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that, so long as not prohibited from doing so by any applicable law, regulation or order, the Administrative Agent and the Lenders, as applicable, shall use commercially reasonable efforts to notify the Company promptly upon receipt of any subpoena or similar legal process), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 6.2.2 or 6.3 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the prior written consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Parent or any Subsidiary.  For purposes of this Section, “Information” means all information received from or on behalf of the Parent or any Subsidiary relating to the Parent or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Parent or any

Subsidiary.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Parent or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

[signatures begin on the following page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

MIDDLEBY MARSHALL INC.

By	/s/ Martin M. Lindsay
Name	Martin M. Lindsay
Title	Treasurer

THE MIDDLEBY CORPORATION

By	/s/ Timothy FitzGerald
Name	Timothy FitzGerald
Title	Chief Financial Officer

BANK OF AMERICA, N.A.,
as Administrative Agent

By	/s/ Anthony W. Kell
Name	Anthony W. Kell
Title	Assistant Vice President

BANK OF AMERICA, N.A.,
as an Issuing Lender, as Swing Line Lender
and as a Lender

By	/s/ Megan M. Collins
Name	Megan M. Collins
Title	Vice President

RBS CITIZENS, N.A.,
as a Lender

By	/s/ M. James Barry, III
Name	J. James Barry, III
Title	Senior Vice President

WELLS FARGO BANK, N.A.,
as a Lender

By	/s/ Peg Laughlin
Name	Peg Laughlin
Title	SVP

FIFTH THIRD BANK,
as a Lender

By	/s/ S. Bradley McDougall
Name	S. Bradley McDougal
Title	Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By	/s/ Robert E. Whitecotton
Name	Robert E. Whitecotton
Title	Vice President

COMPASS BANK,
as a Lender

By	/s/ John R. Bozalis, Jr.
Name	John R. Bozalis, Jr.
Title	Senior Vice President

KEYBANK, N.A.,
as a Lender

By	/s/ James A. Gella
Name	James A. Gella
Title	Vice President

HSBC BANK USA,
as a Lender

By	/s/ Kambiz Ghorashi
Name	Kambiz Ghorashi
Title	Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By	/s/ Jon Hinard
Name	Jon Hinard
Title	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By	/s/ Navneet Khanna
Name	Navneet Khanna
Title	Vice President

BRANCH BANKING AND TRUST COMPANY, as a Lender

By	/s/ Max N. Greer III
Name	Max N. Greer III
Title	Vice President

THE NORTHERN TRUST COMPANY,
as a Lender

By	/s/ James R. Shanel
Name	James R. Shanel
Title	Second Vice President

ASSOCIATED BANK, NATIONAL ASSOCIATION,
as a Lender

By	/s/ John B. Weber
Name	John B. Weber
Title	Senior Vice President

COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH,
as a Lender

By	/s/ Izumi Fukushima
Name	Izumi Fukushima, for Andrew Sherman
Title	Executive Director

By	/s/ Peter Glawe
Name	Peter Glawe
Title	Executive Director

VILLAGE BANK & TRUST,
as a Lender

By	/s/ Eric S. Phillips
Name	Eric S. Phillips
Title	SVP/Chief Credit Officer

SCHEDULE 1.1(A)

PRICING SCHEDULE

The Commitment Fee Rate, Eurocurrency Margin, LC Fee Rate and Base Rate Margin respectively, shall be determined in accordance with the table below and the other provisions of this Schedule 1.1.

	Commitment Fee Rate	Eurocurrency Margin/LC Fee Rate	Base Rate Margin
Level I	32.5 bps	200.0 bps	100.0 bps
Level II	27.5 bps	175.0 bps	75.0 bps
Level III	25.0 bps	150.0 bps	50.0 bps
Level IV	22.5 bps	125.0 bps	25.0 bps
Level V	20.0 bps	100.0 bps	00.0 bps

Level I applies when the Leverage Ratio is greater than or equal to 3.00 to 1.

Level II applies when the Leverage Ratio is greater than or equal to 2.25 to 1 but less than 3.00 to 1.

Level III applies when the Leverage Ratio is greater than or equal to 1.50 to 1 but less than 2.25 to 1.

Level IV applies when the Leverage Ratio is greater than or equal to 1.00 to 1 but less than 1.50 to 1.

Level V applies when the Leverage Ratio less than 1.00 to 1.

Initially, the applicable Level shall be Level III.  The applicable Level shall be adjusted, to the extent applicable, 45 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 90 days) after the end of each Fiscal Quarter based on the Leverage Ratio as of the last day of such Fiscal Quarter; provided that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the related certificate required by Section 10.1.3 by the 45th day (or, if applicable, the 90th day) after any Fiscal Quarter, Level I shall apply until such financial statements are delivered.

Schedule 1.1(A)-1

SCHEDULE 1.1(B)

MANDATORY COST FORMULAE

1.	The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:
	(a)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or
	(b)	the requirements of the European Central Bank.
2.
On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.  The Administrative Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.
The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent.  This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4.	The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:
	(a)	in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)

(b)	in relation to any Loan in any currency other than Sterling:

E x 0.01	per cent per annum
300

Where:

“A”	is the percentage of Eligible Liabilities (as defined below) (assuming these to be in excess of any stated minimum) which that Lender is from time to time required

Schedule 1.1(B)-1

to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.
“B”
is the percentage rate of interest (excluding the Base Rate Margin or, as the case may be, the Eurocurrency Margin, the Mandatory Cost and any interest charged on any Loan pursuant to Section 4.1.3 payable for the relevant Interest Period of such Loan.

“C”	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.
“D”	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.
“E”
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in British pounds per £1,000,000.

5.	For the purposes of this Schedule:
	(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;
(b)
“Fees Rules” means the rules on periodic fees contained in the FSA Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

	(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.
6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.
If requested by the Administrative Agent or the Company, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and the Company, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant

Schedule 1.1(B)-2

financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in British pounds per £1,000,000 of the Tariff Base of such Lender.

8.
Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

	(a)	the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and
	(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its Lending Office.

10.
The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.
The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.
Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

THE ADMINISTRATIVE AGENT MAY FROM TIME TO TIME, AFTER CONSULTATION WITH THE COMPANY AND THE LENDERS, DETERMINE AND NOTIFY TO ALL PARTIES ANY AMENDMENTS WHICH ARE REQUIRED TO BE MADE TO THIS SCHEDULE IN ORDER TO COMPLY WITH ANY CHANGE IN LAW, REGULATION OR ANY REQUIREMENTS FROM TIME TO TIME IMPOSED BY THE BANK OF ENGLAND, THE FINANCIAL SERVICES AUTHORITY OR THE EUROPEAN CENTRAL BANK (OR, IN ANY CASE, ANY OTHER AUTHORITY WHICH REPLACES ALL OR ANY OF ITS

Schedule 1.1(B)-3

FUNCTIONS) AND ANY SUCH DETERMINATION SHALL, IN THE ABSENCE OF MANIFEST ERROR, BE CONCLUSIVE AND BINDING ON ALL PARTIES HERETO.

Schedule 1.1(B)-4

SCHEDULE 2.1

LENDERS AND INITIAL COMMITMENTS AND PERCENTAGES

Lender	Commitment	Percentage
Bank of America, N.A	$140,000,000	14.000000000%
RBS Citizens, N.A	$125,000,000	12.500000000%
Wells Fargo Bank, N.A	$125,000,000	12.500000000%
Fifth Third Bank	$90,000,000	9.000000000%
JPMorgan Chase Bank, N.A	$90,000,000	9.000000000%
Compass Bank	$60,000,000	6.000000000%
KeyBank National Association	$60,000,000	6.000000000%
HSBC Bank USA, N.A	$60,000,000	6.000000000%
PNC Bank, National Association	$60,000,000	6.000000000%
U.S. Bank National Association	$50,000,000	5.000000000%
Branch Banking and Trust Company	$35,000,000	3.500000000%
The Northern Trust Company	$30,000,000	3.000000000%
Associated Bank, National Association	$25,000,000	2.500000000%
Rabobank Nederland, New York Branch	$25,000,000	2.500000000%
Village Bank & Trust	$25,000,000	2.500000000%
TOTALS	$1,000,000,000	100.000000000%

Schedule 2-1

SCHEDULE 9.6

LITIGATION AND CONTINGENT LIABILITIES

NONE

Schedule 9.6-1

SCHEDULE 9.7

OWNERSHIP OF PROPERTIES; LIENS

N/A

Schedule 9.7-1

SCHEDULE 9.8

SUBSIDIARIES

Subsidiaries of The Middleby Corporation

State/Country of
Name of Subsidiary	Incorporation/Organization

Alkar Holdings, Inc.	Wisconsin

Alkar-RapidPak-MP Equipment, Inc.	Wisconsin

Anetsberger, LLC	Delaware

Armor Inox Holding France S.A.S.	France

Armor Inox Production S.a.r.l.	France

Armor Inox S.A.	France

Armor Inox UK Ltd.	United Kingdom

Armor Inox USA, LLC	Delaware

Auto-Bake Acquisition Pty. Ltd.	Australia

Auto-Bake Pty. Ltd.	Australia

Baking Acquisition, LLC	Delaware

Beech Ovens, LLC	Delaware

Beech Ovens Pty Ltd.	Australia

Blodgett Holdings, Inc.	Delaware

Britannia Kitchen Ventilation Ltd.	United Kingdom

Carter Hoffmann, LLC	Delaware

Cloverleaf Properties, Inc.	Vermont

CookTek Induction Systems, LLC	Delaware

Cozzini, LLC	Delaware

Schedule 9.8-1

Cozzini Middleby de Mexico, S. de R.L. de C.V.	Mexico

Cozzini do Brasil Ltda	Brazil

Cozzini Middleby Europe, S.r.l.	Italy

Danfotech Holdings, LLC	Delaware

Danfotech Inc	Missouri

Doyon Acquisition Company, LLC	Delaware

Doyon Equipment Inc.	Canada

Enersyst Development Center, L.L.C.	Delaware

F.R. Drake Company	Delaware

Fab-Asia Inc.	Philippines

frifri LTD	Switzerland

Frialator International Limited (UK)	United Kingdom

G.S. Blodgett Corporation	Vermont

G.S. Blodgett International, LTD	Barbados

Giga Grandi Cucine S.r.l.	Italy

Holman Cooking Equipment, Inc.	Delaware

Houno A/S	Denmark

Houno Holding LLC	Delaware

Houno Svenska AB	Sweden

IMC Ltd	United Kingdom

Jade Range, LLC	Delaware

Lincat Group PLC	United Kingdom

Lincat Ltd.	United Kingdom

Schedule 9.8-2

MagiKitch'n Inc.	Pennsylvania

Middleby Asia Ltd	Hong Kong

Middleby China Corporation	Peoples Republic of China

Middleby Cooking System
Manufacturing (Shanghai) Corporation	Peoples Republic of China

Middleby Cozzini Brasil Equipamentos, Ltda	Brazil

Middleby Espana SLU	Spain

Middleby Espana SL	Spain

Middleby Holding UK Ltd.	United Kingdom

Middleby Luxembourg S.a.r.l.	Luxembourg

Middleby Marshall Holding LLC	Delaware

Middleby Marshall Inc.	Delaware

Middleby Mexico SA de CV	Mexico

Middleby Philippines Corporation	Philippines

Middleby Worldwide, Inc.	Florida

Middleby Worldwide Korea Co., LTD	Korea

Middleby Worldwide Philippines	Philippines

Middleby Worldwide (Taiwan) Co., LTD	Republic of China

New Star International Holdings, Inc.	Delaware

Perfect Fry, LLC	Delaware

Pitco Frialator, Inc.	New Hampshire

Piper-Doyon Group, Inc.	Wisconsin

Star International Holdings, Inc.	Delaware

Star Manufacturing International Inc.	Delaware

TurboChef Technologies Europe LTD	United Kingdom

TurboChef Technologies, Inc.	Delaware

Wells Bloomfield, LLC	Delaware

Schedule 9.8-3

SCHEDULE 9.14

ENVIRONMENTAL MATTERS

NONE

Schedule 9.14-1

SCHEDULE 10.7(h)

EXISTING DEBT

1.	Operating credit facility between Nordea Bank, Denmark and Houno A/S in the amount of DKK 13,250,000 dated December 31, 2007. Currently DKK8,490,315 is drawn and outstanding under this facility.

2.	Term loan facility between Nordea Bank, Denmark and Houno A/S in the amount of DKK 12,350,000 dated December 31, 2007. Currently DKK8,981,619 is drawn and outstanding under this facility.

3.	Operating credit facility between Banca Nazionale de Lavoro SPA, Italy and Giga Grandi Cuisine in the amount of Euro 2,700,000. Currently Euro 2,320,000 is drawn and outstanding under this facility.

4.	Operating credit facility between BCC Credito Cooperativo, Italy and Giga Grandi Cuisine in the amount of Euro 500,000. Currently Euro 232,617 is drawn and outstanding under this facility.

5.	Operating credit facility between BCC Credito Cooperativo, Italy and Giga Grandi Cuisine in the amount of Euro 500,000. Currently Euro 383,815 is drawn and outstanding under this facility.

6.
Operating credit facility between Credit Agricole Morbihan and Armor Inox Production in the amount of Euro 250,000 dated July 12, 2012. Currently Euro 174,541 is drawn and outstanding under this facility.

7.	Operating credit facility between Credit Agricole Morbihan and SA Armor Inox in the amount of Euro 50,000 dated July 12, 2012. Currently Euro 29,621 is drawn and outstanding under this facility.

8.	Operating credit facility between Credit Martime and SA Armor Inox in the amount of Euro 500,000 dated November 5, 2009. Currently Euro 166,667 is drawn and outstanding under this facility.

9.
A research and development loan between OSEO Reseau Ouest and SA Armor Inox in the amount of Euro 400,000 dated November 5, 2009. Currently Euro 330,000 is outstanding under this facility.  The loan is in support of research and development activities related to a new coextruded cooking system.  If the cooking system is successful in the marketplace the loan is payable in quarterly installments from 2014 to second quarter of 2016. If unsuccessful in the marketplace, Euro 160,000 is payable every quarter from 2014 to the second quarter of 2015.

Schedule 10.7(h)-1

SCHEDULE 10.8

EXISTING LIENS

NONE

Schedule 10.8-1

SCHEDULE 10.19

INVESTMENTS

NONE

Schedule 10.19-1

SCHEDULE 15.3

ADDRESSES FOR NOTICES

1.	Address for Loan Parties:
Borrower:
Middleby Marshall, Inc. 1400 Toastmaster Drive Elgin, IL 60120 Attention: Chief Financial Officer Telephone: (847) 741-3300 Facsimile: (847) 741-1689
2.	Addresses for Administrative Agent, Swing Line Lender and Issuing Lender:
Agent’s Office: (for payments and requests)

Bank of America, N.A.
Credit Services
901 Main Street
Mail Code:  TX1-492-14-14
Dallas, TX  75202
Attention:         Monica T. Barnes
Telephone:       (214) 209-9289
Facsimile:        (214) 290- 9442
Email:              monica.t.barnes@baml.com

Wiring instructions:
Bank of America, N.A. ABA # Account Name: Account Number: Attention: Reference:

Schedule 15.3-1

Other Notices to Administrative Agent: (financial reporting requirements, bank group communications)

Bank of America, N.A.
Agency Management
231 South LaSalle Street
Mail Code:  IL1-231-10-41
Chicago, IL  60697
Attention:         Ronaldo Naval
Telephone:       (214) 209-1162
Facsimile:        (877) 511-6124
Email:               ronaldo.naval@baml.com

For Notices as Issuing Lender:

Bank of America, N.A.
Trade Operations-Scranton
1 Fleet Way
Mail Code: PA6-580-02-30
Scranton, PA  18507
Attention:         Mary J. Cooper
Telephone:       (570) 496-9564
Facsimile:        (800) 755-8743
Email:              mary.j.cooper@bankofamerica.com

For Notices as Swing Line Lender: (daily borrowing/repaying activity)

Bank of America, N.A.
Credit Services
901 Main Street
Mail Code:  TX1-492-14-14
Dallas, TX  75202
Attention:          Monica T. Barnes
Telephone:        (214) 209-9289
Facsimile:         (214) 290-9442
Email:               monica.t.barnes@baml.com

Wiring instructions:
Bank of America, N.A. ABA # Account Name: Account Number: Attention: Reference:

Schedule 15.3-2

EXHIBIT A

FORM OF

COMPLIANCE CERTIFICATE

FOR THE PERIOD ENDED __________

To:      Bank of America, N.A., as Administrative Agent

Please refer to Section 10.1.3 of the Fifth Amended and Restated Credit Agreement dated as of August 7, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) initially among Middleby Marshall Inc., The Middleby Corporation (the “Parent”), various financial institutions and Bank of America, N.A., as Administrative Agent.  Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

The Parent hereby certifies and warrants to you that (a) set forth on Attachments 1 and 2 are true and correct computations of the financial ratios and restrictions set forth in Section 10.6 of the Credit Agreement and (b) set forth on Attachment 3 is an accurate and complete organizational chart for the Parent and its Subsidiaries as of the date of the preparation of this Certificate, including the correct name and jurisdiction of organization of each entity included therein.

The Parent further certifies to you that:

(a) there has not been any cancellation (without replacement) of, material reduction in the amount of or other material negative change with respect to any material insurance maintained by the Parent or any Subsidiary [except as follows:]; and

 (b) no Event of Default or Unmatured Event of Default has occurred and is continuing [except as follows:].

IN WITNESS WHEREOF, the Parent has caused this Certificate to be executed and delivered by a duly authorized officer this ____ day of _________, 20__.

THE MIDDLEBY CORPORATION

By:
Title:

Attachment 1
10.6.1 Minimum Fixed Charge Coverage Ratio

1.	Consolidated Net Income for Computation Period	$_______
2.	Interest Expense for Computation Period	$_______
3.	Income tax expense for Computation Period	$_______
4.	Non-cash foreign exchange losses, non-cash equity compensation and non-cash losses with respect to Hedging Obligations for Computation Period	$_______
5.	Depreciation and amortization for Computation Period	$_______
6.	Charges taken during the Computation Period in connection with the refinancing or repayment of Debt under the Existing Credit Agreement, including the write-off of deferred financing costs,	$_______
7.	all other non-cash expenses and charges incurred during such Computation Period	$_______
8.	facilities relocation or closing costs incurred during such Computation Period and payable in cash	$_______
9.	non-recurring restructuring costs incurred during such Computation Period and payable in cash	$_______
10.	integration costs and fees, including cash severance costs, in connection with Permitted Acquisitions incurred during such Computation Period and payable in cash	$_______
11.
other fees, charges and expenses paid in connection with any Permitted Acquisition, permitted disposition of assets, recapitalization, Investment, issuance or repayment of Indebtedness, issuance of equity interests, refinancing transaction or modification or amendment of any debt instrument, including any transaction undertaken but not completed incurred during such Computation Period and payable in cash1
$_______
12.	to the extent included in determining such Consolidated Net Income and without duplication, non-cash foreign exchange gains and non-cash gains with respect to Hedging Obligations
13.	EBITDA for Computation Period (Sum of items 1 through 11 minus 12)		$_______
14.	Pro Forma EBITDA for Computation Period		$_______
15.	Capital Expenditures for Computation Period3	$_______
16.	Cash income tax expense for Computation Period	$_______
17.	Dividends paid in cash by Parent during Computation Period	$_______
18.	Consolidated Net Income available for Fixed Charges for Computation Period		$_______

_________________
1 Sum of  items 8 through 11 shall not exceed $17,500,000
2 Adjusted for acquisitions and dispositions in accordance with the proviso to the definition of “Pro Forma EBITDA”
3 Adjusted for acquisitions and dispositions in accordance with the proviso to the definition of “Fixed Charge Coverage Ratio”

(Item 14 minus item 15 minus item 16 minus item 17)
19.	Cash Interest Expense for Computation Period4	$_______
20.	Actual aggregate amount of all scheduled principal payments on Debt (other than Debt permitted by Section 10.7(l) of the Credit Agreement) made during Computation Period	$_______
21.	Fixed Charges for Computation Period (Item 18 plus item 19)		$_______
22.	Fixed Charge Coverage Ratio for Computation Period (Ratio of item 17 to item 20)		___ to 1.0
Minimum Fixed Charge Covenant Ratio Required as of the last day of such Computation Period:			1.25 to 1.0

Attachment 2
10.6.2 Leverage Ratio

1.	Funded Debt as of last day of Fiscal Quarter	$_______
2.	Pro Forma EBITDA for Computation Period ending on the last day of Fiscal Quarter (From Attachment 1, item 13)	$_______
3.	Leverage Ratio as of the last day of Fiscal Quarter (Ratio of item 1 to item 2)	___ to 1.0
Maximum allowed as of the last day of Fiscal Quarter:		3.50 to 1.0

Attachment 3 Organizational Chart

EXHIBIT B

FORM OF

SUBSIDIARY GUARANTY

(See Attached)

SUBSIDIARY GUARANTY

THIS SUBSIDIARY GUARANTY dated as of [______], 20[__] (this “Guaranty”) is executed in favor of BANK OF AMERICA, N.A. (“Bank of America”), individually and as Administrative Agent (as defined below), and the Lender Parties (as defined below).

W I T N E S S E T H:

WHEREAS, The Middleby Corporation (the “Parent”), Middleby Marshall Inc. (the “Company”), various financial institutions (the “Lenders”) and Bank of America, as Administrative Agent (in such capacity, the “Administrative Agent”), are parties to a Fifth Amended and Restated Credit Agreement dated as of August 7, 2012 (the “Existing Credit Agreement”); and

WHEREAS, [each of] the undersigned will benefit from the making of loans and the issuance of letters of credit pursuant to the Credit Agreement and is willing to guaranty the Liabilities (as defined below) as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [each of] the undersigned agrees as follows:

1.  Definitions and Interpretation.  Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement, and the rules of interpretation set forth in clauses (a), (c), (d) and (g) of Section 1.2 of the Credit Agreement are incorporated herein as if set forth herein, mutatis mutandis.

2.  Guaranty.  [Each of the][The] undersigned hereby [jointly and severally], unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of (a) all obligations of the Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Credit Agreement (including Section 13 thereof) or any other Loan Document, as such obligations may be modified, extended or renewed from time to time, (b) all Hedging Obligations of the Company to any Lender Party (as defined below) and (c) all reasonable out-of-pocket costs and expenses paid or incurred by the Administrative Agent or any Lender Party during the existence of an Event of Default in enforcing this Guaranty or any other applicable Loan Document against [such][the] undersigned (all such obligations, collectively, the “Liabilities”); provided that the liability of [each of] the undersigned hereunder shall be limited to the maximum amount of the Liabilities that [such][the] undersigned may guaranty without rendering this Guaranty void or voidable with respect to [such][the] undersigned under any fraudulent conveyance, fraudulent transfer or similar law.  As used herein, “Lender Party” means (i) each Lender, (ii) any Affiliate of a Lender that is a party to a Hedging Agreement with a Borrower and (iii) any other Person that was a Lender or an Affiliate of a Lender at the time that it entered into a Hedging Agreement with a Borrower.

3.  Payment Prior to Maturity of Obligations.  [Each of the][The] undersigned agrees that if any Event of Default shall occur under Section 12.1.3 of the Credit Agreement at a time when any of the Liabilities may not then be due and payable, [such][the] undersigned will pay to the Administrative Agent for the account of the Lender Parties forthwith upon demand the full amount that would be payable hereunder by [such][the] undersigned if all Liabilities were then due and payable.

4.  Right of Setoff.  To secure all obligations of [each of] the undersigned hereunder, the Administrative Agent and each Lender Party shall have a lien on and security interest in (and may, without demand or notice of any kind, at any time and from time to time when any Unmatured Event of Default under Section 12.1.3 of the Credit Agreement or any Event of Default exists, appropriate and apply toward the payment of the Liabilities), any and all balances, credits, deposits, accounts or moneys of or in the name of [such][the] undersigned now or hereafter with the Administrative Agent or such Lender Party and any and all property of every kind or description of or in the name of [such][the] undersigned now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Administrative Agent or such Lender Party or any agent or bailee for the Administrative Agent or such Lender Party.

5.  Nature of Guaranty.  This Guaranty shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty of payment and performance and not only collectibility, and shall remain in full force and effect (notwithstanding the dissolution of any of the undersigned, that at any time or from time to time no Liabilities are outstanding or any other circumstance) until all Commitments have terminated and all Liabilities have been paid in full, other than (a) indemnities and other contingent obligations not yet due and payable and as to which no claim has been made and (b) Letters of Credit that have been cash collateralized in accordance with the provisions of the Credit Agreement or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Lender (“Paid in Full”).

6.  Reinstatement.  [Each of the][The] undersigned further agrees that if at any time all or any part of any payment theretofore applied by the Administrative Agent or any Lender Party to any of the Liabilities is or must be rescinded or returned by the Administrative Agent or such Lender Party for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Company or [any of] the undersigned or any other guarantor of the Liabilities), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Lender Party, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or such Lender Party had not been made.

7.  Certain Rights of Administrative Agent and Lender Parties.  The Administrative Agent or any Lender Party may, from time to time, at its sole discretion and without notice to the undersigned [(or any of them)], take any or all of the following actions without affecting the obligations of any of the undersigned hereunder:  (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder (it being understood that no such security interest will be taken with respect to property of [such][the] undersigned without its consent), (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of [any of] the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned [(or any of them)] for payment of any of the Liabilities when due, whether or not the Administrative Agent or such Lender Party shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any [other of the undersigned or any] other obligor primarily or secondarily obligated with respect to any of the Liabilities.

8.  Application of Payments and Delay of Subrogation.  Any amounts received by the Administrative Agent or any Lender Party from whatever source on account of the Liabilities may be applied by it toward the payment of the Liabilities in accordance with the Credit Agreement; and, notwithstanding any payments made by or for the account of [any of] the undersigned pursuant to this Guaranty, the undersigned shall not exercise any right of subrogation to any rights of the Administrative Agent or any Lender Party until such time as this Guaranty shall have been terminated as to [all of] the undersigned and the Administrative Agent and all Liabilities shall have been Paid in Full.

9.  Release of Guarantor.  At the request and sole expense of the Company, the Administrative Agent shall release [any of] the undersigned from its obligations hereunder if (a) all of the equity interests of [such][the] undersigned are sold, transferred or otherwise disposed of in accordance with the terms and conditions of the Credit Agreement to a Person other than a Loan Party or (b) such release is otherwise permitted pursuant to the Credit Agreement; provided that in the case of clause (a) above, the Company shall have delivered to the Administrative Agent, with reasonable notice prior to the date of the proposed release, a written request for release identifying the Person to be released and the terms of the sale or other disposition in reasonable detail, including the price thereof, and certifying that such release is permitted by the Credit Agreement (on which documentation the Administrative Agent may conclusively rely absent written notice to the contrary).

10.  Certain Waivers.  [Each of the][The] undersigned hereby expressly waive[s]:  (a) notice of the acceptance by the Administrative Agent or any Lender Party of this Guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices (unless expressly provided for under the Loan Documents)  whatsoever, and (d) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities.

11.  Additional Liabilities.  The creation or existence from time to time of additional Liabilities to the Administrative Agent or any Lender Party or any of them is hereby authorized, without notice to the undersigned [(or any of them)], and shall in no way affect or impair the rights of the Administrative Agent or any Lender Party or the obligations of the undersigned under this Guaranty.

12.  Assignments and Transfers.  Without notice to the undersigned [(or any of them)], the Administrative Agent and any Lender Party may from time to time assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a Lender Party.

13.  Delay not a Waiver, etc.  No delay on the part of the Administrative Agent or any Lender Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any Lender Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guaranty be binding upon the Administrative Agent or any Lender Party except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent (or, if at any time there is no Administrative Agent, the Required Lenders or, if required pursuant to Section 15.1 of the Credit Agreement, all Lenders).  No action of the Administrative Agent or any Lender Party permitted hereunder shall in any way affect or impair the rights of the Administrative Agent or any Lender Party or the obligations of the undersigned under this Guaranty.  For purposes of this Guaranty, Liabilities shall include all obligations of the Company to the Administrative Agent or any Lender Party arising under or in connection with any Loan Document, notwithstanding any right or power of the Company or anyone else to assert any claim or defense as to the invalidity or unenforceability of any obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder.

14.  Role of Administrative Agent.  Pursuant to the Credit Agreement, (a) this Guaranty has been delivered to the Administrative Agent and (b) the Administrative Agent has been authorized to enforce this Guaranty on behalf of itself and on behalf of each of the Lender Parties.  All payments by the undersigned pursuant to this Guaranty shall be made to the Administrative Agent for application as set forth in the Credit Agreement or, if there is no Administrative Agent, to the Lender Parties for their ratable benefit.

15.  Notices.  All notices and requests hereunder shall be given, and deemed received, in accordance with Section 15.3 of the Credit Agreement and sent (a) in the case of the Administrative Agent, at the address to which notices are to be sent to the Administrative Agent pursuant to such Section 15.3 and (b) in the case of [any of] the undersigned, to [such][the] undersigned in care of the Company at the address to which notices are to be sent to the Company pursuant to such Section 15.3.

16.  Successors and Assigns.  This Guaranty shall be binding upon the undersigned and the Administrative Agent and their respective successors and assigns (provided that, subject to the terms of the Credit Agreement, [none of] the undersigned may [not] assign its obligations hereunder without the prior written consent of the Administrative Agent), and shall inure to the benefit of [each of] the undersigned and the Administrative Agent and the successors and assigns of the Administrative Agent.  The term “undersigned” as used herein shall mean [the party executing this Guaranty] [all parties executing this Guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder].

17.  Governing Law.  THIS GUARANTY IS GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT 735 ILLINOIS COMPILED STATUTE §105/5-5).  Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

18.  Counterparts.  This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Guaranty.  Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Guaranty.

19.  Security.  The obligations of the undersigned under this Guaranty are secured pursuant to a Security Agreement dated as of even date herewith (as amended or otherwise modified from time to time) and may be secured by one or more other agreements (including one or more pledge agreements, mortgages, deeds of trust or other similar documents).

20. Jurisdiction etc. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  [EACH OF] THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY (A) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY LITIGATION DESCRIBED ABOVE; (B) CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS OF SUCH UNDERSIGNED DETERMINED PURSUANT TO THE FIFTH PRECEDING PARAGRAPH, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS; AND (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY COURT

REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

21.  WAIVER OF JURY TRIAL.  [EACH OF] THE UNDERSIGNED, AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OF THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY, HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the date first above written.

[SUBSIDIARY GUARANTOR]

By:
Name Printed:
Title:

EXHIBIT C

FORM OF

SECURITY AGREEMENT

(See Attached)

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of [______], 20[__] is [among] [between]  [_____________] ([each a “Debtor” and collectively the “Debtors”][the “Debtor”]) and BANK OF AMERICA, N.A. (“Bank of America”), in its capacity as Administrative Agent (as defined below) for the Lenders (as defined below).

W I T N E S S E T H:

WHEREAS, The Middleby Corporation (the “Parent”), Middleby Marshall Inc. (the “Company”), various financial institutions and Bank of America, as administrative agent (in such capacity, the “Administrative Agent”), are parties to a Fifth Amended and Restated Credit Agreement dated as of August 7, 2012 (the “Credit Agreement”);

WHEREAS, [each][the] Pledgor has guaranteed all obligations of the Company under the Credit Agreement and certain hedging obligations pursuant to a Subsidiary Guaranty (the “Subsidiary Guaranty”) dated as of the date hereof; and

WHEREAS, the obligations of [each such][the] Pledgor are to be secured pursuant to this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions; Interpretation.  (a)  When used herein, (i) the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Deposit Account, Document, Electronic Chattel Paper, Equipment, Fixture, Goods, Instrument, Inventory, Investment Property, Money, Proceeds, Security, Security Entitlement, Securities Account and Uncertificated Security have the respective meanings assigned to such terms in the UCC (as defined below), (ii) capitalized terms that are not defined have the meanings assigned to such terms in the Credit Agreement and (iii) the following terms have the following meanings:

Administrative Agent - see the recitals.

Agreement - see the introductory paragraph.

Assignee Deposit Account - see Section 4.

Bank of America - see the introductory paragraph.

Collateral - see Section 2.

Company - see the introductory paragraph.

Computer Hardware and Software means, with respect to [any][the] Debtor, (i) all computer and other electronic data processing hardware, whether now or hereafter owned, licensed or leased by [such][the] Debtor, including all integrated computer systems, central processing units, memory units, display terminals, printers, card readers, tape drives, hard and

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soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all software programs, whether now or hereafter owned, licensed or leased by [such][the] Debtor, designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) all firmware associated therewith, whether now or hereafter owned, licensed or leased by [such][the] Debtor; (iv) all rights with respect thereto, including any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing; and (v) all documentation for such hardware, software and firmware described in the preceding clauses (i), (ii) and (iii), whether now or hereafter owned, licensed or leased by [such][the] Debtor, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

Costs and Expenses means[, with respect to any Debtor,] all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Administrative Agent in connection with (i) the execution, delivery and performance of this Agreement by [such][the] Debtor, (ii) protecting, preserving or maintaining any Collateral [of such Debtor], (iii) collecting the Liabilities [of such Debtor], and (iv) enforcing any rights of the Administrative Agent hereunder in respect of the Collateral [of such Debtor].

Credit Agreement - see the recitals.

Debtor - see the introductory paragraph.

Default means the occurrence of any of the following events: (i) any Unmatured Event of Default under Section 12.1.3 of the Credit Agreement with respect to the Parent or any Borrower, (ii) any Event of Default or (iii) any warranty of [any][the] Debtor herein is untrue or misleading in any material respect and, as a result thereof, the Administrative Agent’s security interest in any material portion of the collateral granted under the Collateral Documents is not perfected or the Administrative Agent’s rights and remedies with respect to any material portion of the collateral granted under the Collateral Documents are materially impaired or otherwise materially adversely affected.

Excluded Assets means (a) any general intangible or other right arising under any contract, instrument, license or other document to the extent (but only to the extent) that the grant of a security interest would (x) result in a breach of the terms of, or constitute a default under, such contract, instrument, license or other document (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 or any successor provision of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law) unless and until any required consent shall have been obtained (provided that [each][the] Debtor agrees to use commercially reasonable efforts to obtain any such required consent) or (y) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder pursuant to a valid and enforceable provision (provided that [each][the] Debtor agrees to use commercially reasonable efforts to obtain the waiver of each such right); (b) any equity securities of a Foreign Subsidiary or of any Domestic

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Subsidiary that has no material asserts other than equity interests in one or more Foreign Subsidiaries, in each case in excess of 65% of the total combined voting power of all equity securities of such Subsidiary; (c) any Margin Stock; (d) any tangible personal property subject to the prohibition on the granting of a lien thereon, so long as such prohibition is permitted by Section 10.17 of the Credit Agreement; (e) any applications for trademarks or service marks filed in the United States Patent and Trademark Office (the “PTO”) pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to, and accepted by, the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d), but only if and to the extent that the granting of a security interest in any such application would result in the invalidation of such application or any resulting registration; and (f)   unless requested by the Administrative Agent or the Required Lenders, any stock of Middleby Japan Corporation, G.S. Blodgett International, Limited, Fab Asia, Middleby Korea Corporation, Middleby China Corporation, Middleby España, S.L. or any other Foreign Subsidiary created or acquired after December 28, 2001; provided that, in any event, “Excluded Asset” shall not include the shares of stock and other securities identified on Schedule I to each U.S. Pledge Agreement.

General Intangibles means, with respect to [any][the] Debtor, all of [such][the] Debtor’s “general intangibles” as defined in the UCC and, in any event, includes all of [such][the] Debtor’s licenses, franchises, tax refund claims, guarantee claims, security interests and rights to indemnification.

Intellectual Property means all of the following, whether now owned or hereafter acquired: trade secrets and other proprietary information; customer lists; trademarks, service marks, business  names, trade names, designs, logos, indicia, and/or other source and/or business identifiers and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world; inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; mask works, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

Lender Party means (i) each Lender, (ii) any Affiliate of a Lender that is a party to a Hedging Agreement with a Borrower and (iii) any other Person that was a Lender or an Affiliate of a Lender at the time that it entered into a Hedging Agreement with a Borrower.

Lenders - see the recitals.

Liabilities means all obligations of [each][the] Debtor under or in connection with the Subsidiary Guaranty.

Non-Tangible Collateral means, with respect to [any][the] Debtor, [such][the] Debtor’s Accounts and General Intangibles.

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Parent - see the introductory paragraph.

Permitted Liens - see Section 3.

Subsidiary Guaranty - see the recitals.

UCC means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

(b)           For purposes of this Agreement, (i) the rules of interpretation set forth in Section 1.2 of the Credit Agreement shall apply as if fully set forth herein, mutatis mutandis, and (ii) if, with respect to any property pledged pursuant to the U.S. Pledge Agreement to which the Debtor[s] are a party, any provision hereof is inconsistent with such U.S. Pledge Agreement, the terms of such U.S. Pledge Agreement shall control.

2.           Grant of Security Interest.  As security for the payment and performance of all Liabilities, [each][the] Debtor hereby assigns, pledges and conveys to the Administrative Agent for the benefit of the Lender Parties, and grants to the Administrative Agent for the benefit of the Lender Parties a continuing security interest in, all of [such][the] Debtor’s right, title, and interest in the following, wherever located, whether now or hereafter existing or acquired:

(i)	Accounts;
(ii)	Chattel Paper (including Electronic Chattel Paper);
(iii)	Computer Hardware and Software;
(iv)	Deposit Accounts;
(v)	Documents;
(vi)	General Intangibles;
(vii)	Goods (including all its Equipment, Fixtures and Inventory), together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;
(viii)	Instruments;
(ix)	Intellectual Property;
(x)	Investment Property (including Commodity Accounts, Commodity Contracts, Securities (whether Certificated Securities or Uncertificated Securities), Security Entitlements and Securities Accounts);
(xi)	Money (of every jurisdiction whatsoever); and
(xii)	to the extent not included in the foregoing, other personal property of any kind or description;

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together with all of [such][the] Debtor’s right, title and interest in all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to any of the foregoing, all claims and/or insurance proceeds arising out of the loss, nonconformity or any interference with the use of, or any defects or infringements of rights in, or damage to, any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and rights arising out of, any of the foregoing.

All of the foregoing are herein collectively called the “Collateral”.

Notwithstanding the foregoing, [no][the] Debtor [does not] grant[s] a security interest in, and the term “Collateral” shall not include, any Excluded Asset.

3.           Warranties.  [Each][The] Debtor warrants that:  (i) as of the date hereof, no financing statement (other than any that may have been filed on behalf of the Administrative Agent or in connection with Permitted Liens (as defined below) and any financing statement filed as a precautionary filing in connection with an operating lease) covering any of the Collateral is on file in any public office; (ii) [such][the] Debtor is the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder and liens and claims expressly permitted by the Credit Agreement (“Permitted Liens”), with full power and authority to execute this Agreement and perform [such][the] Debtor’s obligations hereunder, and to subject the Collateral to the security interest hereunder; (iii) all information with respect to Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by [such][the] Debtor to the Administrative Agent or any Lender Party and all other written information heretofore or hereafter furnished by [such][the] Debtor to the Administrative Agent or any Lender Party in connection with the Credit Agreement will be true and correct in all material respects as of the date furnished; (iv) as of the date hereof, [such][the] Debtor’s true legal name as registered in the jurisdiction in which [such][the] Debtor is organized or incorporated, jurisdiction of organization or incorporation, federal employer identification number, organizational identification number, if any, as designated by the state of its organization or incorporation, chief executive office and principal place of business, in each case as of the date hereof, are as set forth on Schedule I hereto (and [such][the] Debtor has not maintained its chief executive office and principal place of business at any other location at any time after [________]4 through and including the date hereof); (v) each other location where [such][the] Debtor maintains a place of business or has any Goods, in each case as of the date hereof, is set forth on Schedule II hereto; (vi) except as disclosed on Schedule III, during the five years preceding the date hereof [such][the] Debtor has not been known by any legal name different from the one set forth on the signature page of this Agreement nor has [such][the] Debtor been the subject of any merger or other corporate reorganization; (vii) Schedule IV hereto contains a complete listing of all of [such][the] Debtor’s Intellectual Property which has been registered under any registration statute as of the date hereof; and (viii) Schedule V sets forth a description of all Deposit Accounts and Securities Accounts of [such][the] Debto in excess of $100,000 as of the date hereof.

_____________
4 Date that is five years prior to the date of this Agreement.

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4.           Collections, etc.  Until such time during the existence of a Default as the Administrative Agent shall notify [such][the] Debtor of the revocation of such power and authority, [each][the] Debtor (a) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by [such][the] Debtor for such purpose, use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by [such][the] Debtor for such purpose, and use, in the ordinary course of its business (but subject to the terms of the Credit Agreement), the cash proceeds of Collateral and other money which constitutes Collateral, (b) will, at its own expense, endeavor to collect (in a manner consistent with past practice), as and when due, all amounts due under any of the Non-Tangible Collateral and (c) may grant, in the ordinary course of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral.  The Administrative Agent, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder and enforce collection of any of the Non-Tangible Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.  Upon request of the Administrative Agent during the existence of a Default, [each][the] Debtor will, at its own expense, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Administrative Agent for the benefit of the Lender Parties of any amounts due or to become due thereunder.

Upon request by the Administrative Agent during the existence of a Default, [each][the] Debtor will forthwith, upon receipt, transmit and deliver to the Administrative Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Administrative Agent) which may be received by [such][the] Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral.  Except as the Administrative Agent may otherwise consent in writing, any such items which may be so received by [any][the] Debtor during the existence of a Default will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Administrative Agent until delivery is made to the Administrative Agent.  [Each][The] Debtor will comply with the terms and conditions of any consent given by the Administrative Agent pursuant to the foregoing sentence.

During the existence of a Default, all items or amounts which are delivered by [any][the] Debtor to the Administrative Agent on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (each an “Assignee Deposit Account”) of [such][the] Debtor maintained with the Administrative Agent, as security for payment of the Liabilities.  No Debtor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account.  So long as a Default continues to exist, the Administrative Agent may, from time to time, in its discretion, and shall upon request of the [applicable] Debtor made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account, toward payment of the

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Liabilities, whether or not then due, in such order of application as the Administrative Agent may determine, and the Administrative Agent may, from time to time, in its discretion, release all or any of such balance to the [applicable] Debtor; provided that if such Default shall no longer exist, the Administrative Agent shall release the balance in the Assignee Deposit Account to the [applicable] Debtor.

During the existence of a Default, the Administrative Agent is authorized to endorse, in the name of the [applicable] Debtor, any item, howsoever received by the Administrative Agent, representing any payment on or other proceeds of any of the Collateral.

5.           Certificates, Schedules and Reports.  [Each][The] Debtor will from time to time deliver to the Administrative Agent such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by [such][the] Debtor in full or partial payment of any of the Collateral, each as the Administrative Agent may reasonably request.  Any such schedule, certificate or report shall be executed by a duly authorized officer of [such][the] Debtor and shall be in such form and detail as the Administrative Agent may reasonably specify.  [Each][The] Debtor shall immediately notify the Administrative Agent of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods which is material to the Parent and its Subsidiaries taken as a whole, and such notice shall specify or reasonably estimate the amount of such loss or depreciation.

6.           Agreements of the Debtors.  [Each][The] Debtor (a) will, upon request of the Administrative Agent, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Administrative Agent) and do such other acts and things (including delivery to the Administrative Agent of any Instruments or Certificated Securities which constitute Collateral), all as the Administrative Agent may from time to time reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities (and [each][the] Debtor hereby authorizes the Administrative Agent to file any financing statement without its signature, to the extent permitted by applicable law, and/or to file a copy of this Agreement as a financing statement in any jurisdiction); (b) will keep all its Inventory, and will not maintain any place of business at any location other than, in the United States; (c) will not change its state of organization or incorporation or its name, identity or corporate structure such that any financing statement filed to perfect the Administrative Agent’s interests under this Agreement would become seriously misleading, unless [such][the] Debtor shall have given the Administrative Agent not less than 30 days’ prior notice of such change (provided that this Section 6(c) shall not be deemed to authorize any change or transaction prohibited under the Credit Agreement); (d) will keep its records concerning the Non-Tangible Collateral in such a manner as will enable the Administrative Agent or its designees to determine at any time the status of the Non-Tangible Collateral; (e) will furnish the Administrative Agent such information concerning [such][the] Debtor, the Collateral and the Account Debtors as the Administrative Agent may from time to time reasonably request; (f) will, subject to the terms of the Credit Agreement, permit the Administrative Agent and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of a Default) to inspect [such][the] Debtor’s Inventory and other

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Goods, and to inspect, audit and make copies of and extracts from all records and all other papers in the possession of [such][the] Debtor pertaining to the Collateral and the Account Debtors, and will, upon request of the Administrative Agent during the existence of a Default, deliver to the Administrative Agent all of such records and papers; (g) will, upon request of the Administrative Agent, stamp on its records concerning the Collateral and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form satisfactory to the Administrative Agent, of the security interest of the Administrative Agent hereunder; (h) except as permitted by the Credit Agreement, will not sell, lease, assign or create or permit to exist any lien on or security interest in any Collateral other than Permitted Liens and liens and security interests in favor of the Administrative Agent; (i) will at all times keep all its Inventory and other Goods insured under policies maintained with reputable, financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that loss thereunder shall be payable to the Administrative Agent as its interest may appear (it being understood that (A) so long as no Default shall be existing, the Administrative Agent shall deliver any proceeds of such insurance which may be received by it to [such][the] Debtor and (B) whenever a Default shall be existing, the Administrative Agent may apply any proceeds of such insurance which may be received by it toward payment of the Liabilities, whether or not due, in such order of application as the Administrative Agent may determine) and such policies or certificates thereof shall, if the Administrative Agent so requests, be deposited with or furnished to the Administrative Agent; (j) will take such actions as are reasonably necessary to keep its Inventory in good repair and condition, ordinary wear and tear excepted; (k) will take such actions as are reasonably necessary to keep its Equipment (other than obsolete Equipment) in good repair and condition and in good working or running order, ordinary wear and tear excepted; (l) will promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods (as applicable); provided that [such][the] Debtor shall not be required to pay any such fee, tax, assessment or other charge if the validity thereof is being contested by [such][the] Debtor in good faith by appropriate proceedings, so long as forfeiture of any substantial part of its Equipment or other Goods will not result from the failure of [such][the] Debtor to pay any such fee, tax, assessment or other charge during the period of such contest; (m) will, upon reasonable request of the Administrative Agent, (i) cause to be noted on the applicable certificate, in the event any of its Equipment is covered by a certificate of title, the security interest of the Administrative Agent in the Equipment covered thereby and (ii) deliver all such certificates to the Administrative Agent or its designees; (n) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral; (o) will keep all of the tangible Collateral in the continental United States; (p) except to the extent held with a Lender, will keep all Deposit Accounts and Investment Property in an aggregate amount in excess of $500,000 in the continental United States; and (q) will, promptly upon any Responsible Officer of [such][the] Debtor obtaining knowledge that [such][the] Debtor has acquired a commercial tort claim (as defined in Section 9-102 of the UCC) in excess of $50,000, immediately notify the Administrative Agent in a writing signed by [such][the] Debtor of the details thereof and grant to the Administrative Agent in such writing a security interest therein and in the proceeds thereof, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

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[Each][The] Debtor hereby authorizes the filing of any financing statement, continuation statement, and amendment to financing statement in any jurisdiction and with any filing office as the Administrative Agent may determine, in its sole discretion, is necessary or advisable to perfect the security interest granted to the Administrative Agent hereunder or in connection herewith.  Any such financing statement or amendment may describe the Collateral in the same manner as described in any security agreement or pledge agreement entered into by the parties in connection herewith, or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of its security interest in the Collateral, including describing such property as “all assets (or all personal property), whether now owned or hereafter acquired” or words of similar meaning.

Any expenses incurred in protecting, preserving and maintaining any Collateral shall be borne by the [applicable] Debtor.  Whenever a Default shall be existing, the Administrative Agent shall have the right to bring suit to enforce any of the Intellectual Property or licenses thereunder, in which event the [applicable] Debtor shall at the request of the Administrative Agent do any and all lawful acts and execute any and all proper documents required by the Administrative Agent in aid of such enforcement and [such][the] Debtor shall promptly, upon demand, reimburse and indemnify the Administrative Agent for all reasonable costs and expenses incurred by the Administrative Agent in the exercise of its rights under this Section 6, except to the extent any of the foregoing result from the gross negligence, bad faith or willful misconduct of the Administrative Agent.  Notwithstanding the foregoing, the Administrative Agent shall have no obligations or liabilities regarding the Collateral or any thereof by reason of, or arising out of, this Agreement.

7.           Default.  (a) Whenever a Default exists, the Administrative Agent may exercise from time to time any rights and remedies available to it under the UCC, under any other applicable law and in the subsections set forth below in this Section 7.

(b)           [Each][The] Debtor agrees, in case of Default, (i) to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Administrative Agent, and (ii) at the Administrative Agent’s request, to execute all such documents and do all such other things which may be necessary in order to enable the Administrative Agent or its nominee to be registered as owner of the Intellectual Property with any competent registration authority.

(c)           [Each][The] Debtor hereby agrees and acknowledges that (i) with respect to Collateral that is: (A) perishable or threatens to decline speedily in value or (B) is of a type customarily sold on a recognized market (including Investment Property), no notice of disposition need be given; and (ii) with respect to Collateral not described in clause (i) above, notification sent after default and ten days before any proposed disposition provides notice with a reasonable time before disposition.

(d)           [Each][The] Debtor hereby agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Computer Hardware and Software or Intellectual Property may be by lease or license of, in addition to the sale of, such Collateral.  [Each][The] Debtor further agrees and acknowledges that a disposition (i) made in the usual

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manner on any recognized market, (ii) at the price current in any recognized market at the time of disposition or (iii) in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition shall, in each case, be deemed commercially reasonable.

(e)           Any cash proceeds of any disposition by the Administrative Agent of any of the Collateral shall be applied by the Administrative Agent to payment of Costs and Expenses, and thereafter to the payment of any and all of the Liabilities in such order of application as the Administrative Agent may from time to time elect, and thereafter any surplus will be paid to the [applicable] Debtor or as a court of competent jurisdiction shall direct.  The Administrative Agent need not apply or pay over for application non-cash proceeds of collection and enforcement unless (i) the failure to do so would be commercially unreasonable and (ii) the [applicable] Debtor has provided the Administrative Agent with a written demand to apply or pay over such non-cash proceeds on such basis.

8.           General.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as any applicable Debtor requests in writing, but failure of the Administrative Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Administrative Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by [any][the] Debtor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

All notices and requests hereunder shall be given, and deemed received, in accordance with Section 15.3 of the Credit Agreement and sent (a) in the case of the Administrative Agent, at the address to which notices are to be sent to the Administrative Agent pursuant to such Section 15.3 and (b) in the case of [any][the] Debtor, to [such][the] Debtor in care of the Company at the address to which notices are to be sent to the Company pursuant to such Section 15.3.

No delay on the part of the Administrative Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

If any of the Collateral shall be sold, transferred or otherwise disposed of by [any][the] Debtor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of [such][the] Debtor, shall execute and deliver to [such][the] Debtor all releases and other documents reasonably necessary for the release of Liens created hereby on such Collateral.

This Agreement shall remain in full force and effect until all Liabilities have been paid in full (other than contingent indemnification liabilities not yet due and payable) and all Commitments have terminated.  Upon any such termination, the Administrative Agent will, upon [any][the] Debtor’s request and at [such][the] Debtor’s sole expense, (i) deliver to [such][the] Debtor, without any representation, warranty or recourse of any kind whatsoever (other than

10

there are no liens, security interests or encumbrances in favor of the Administrative Agent), all of [such Debtor’s][the] Collateral held by the Administrative Agent hereunder as shall not have been sold or otherwise applied pursuant to the terms hereof, and (ii) execute and deliver to [such][the] Debtor such documents, including UCC-3 terminations, as [such][the] Debtor shall reasonably request to evidence such termination and the release of the security interest granted hereby.  If at any time all or any part of any payment theretofore applied by the Administrative Agent or any Lender Party to any of the Liabilities is or must be rescinded or returned by the Administrative Agent or such Lender Party for any reason whatsoever (including the insolvency, bankruptcy or reorganization of [any][the] Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Lender Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or such Lender Party had not been made.

At the request and sole expense of the Company, [any][the] Debtor shall be released from its obligations hereunder in the event that all the equity interests of [such][the] Debtor shall be sold, transferred or otherwise disposed of in accordance with the terms and conditions of the Credit Agreement (or otherwise consented to pursuant to the Credit Agreement) to a Person other than a Loan Party.  Notwithstanding the foregoing, no release shall be made pursuant to this paragraph unless the Company shall have delivered to the Administrative Agent, with reasonable notice prior to the date of the proposed release, a written request for release identifying the relevant Debtor and the terms of the sale or other disposition in reasonable detail, including the price thereof, and certifying that such release is permitted by the Credit Agreement (on which documentation the Administrative Agent may conclusively rely absent written notice to the contrary).

THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT 735 ILLINOIS COMPILED STATUTE §105/5-5) except to the extent that, pursuant to Illinois law, the perfection, the effect of perfection or nonperfection or the priority of any security interest granted hereunder may be determined in accordance with the laws of a different jurisdiction. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

This Agreement shall be binding upon the Debtor[s] and the Administrative Agent and their respective successors and assigns (provided that, except as permitted under Section 10.10 of the Credit Agreement, [no][the] Debtor may [not] assign its obligations hereunder without the prior written consent of the Administrative Agent), and shall inure to the benefit of [each][the] Debtor and the Administrative Agent and their respective successors and assigns.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

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Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Administrative Agent and [each][the] Debtor, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED  THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  [EACH][THE] DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE.  [EACH][THE] DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS OF ITS CHIEF EXECUTIVE OFFICE SET FORTH ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE ADMINISTRATIVE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  [EACH][THE] DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH OF [EACH][THE] DEBTOR, THE ADMINISTRATIVE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH LENDER PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  [EACH][THE] DEBTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER

12

PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE LENDER PARTIES, ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

[DEBTOR[S]]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

SCHEDULE I
TO SECURITY AGREEMENT

ORGANIZATIONAL INFORMATION

(A)
Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business, Organizational Identification Number and federal employment identification number of [each][the] Debtor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Principal Place of Business	Organization ID#	Taxpayer ID #

SCHEDULE II

TO SECURITY AGREEMENT

ADDRESSES OF ALL LOCATIONS AT WHICH GOODS ARE LOCATED

SCHEDULE III

TO SECURITY AGREEMENT

CHANGES TO NAME; JURISDICTION; CORPORATE STRUCTURE

Changes in name, jurisdiction of organization and corporate structure within past five (5) years:

Debtor	Date of Change	Description of Change

SCHEDULE IV

TO SECURITY AGREEMENT

LIST OF INTELLECTUAL PROPERTY

SCHEDULE IV

TO SECURITY AGREEMENT

LIST OF DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

EXHIBIT D

FORM OF

U.S. PLEDGE AGREEMENT

(See Attached)

U.S. PLEDGE AGREEMENT

THIS U.S. PLEDGE AGREEMENT (this “Agreement”) dated as of [______], 20[__] is [among][between] [_________________] ([each a “Pledgor” and collectively the “Pledgors”][the “Pledgor”]), and BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent (as defined below) for the Lenders (as defined below).

W I T N E S S E T H:

WHEREAS, The Middleby Corporation (the “Parent”), Middleby Marshall Inc. (the “Company”), various financial institutions and Bank of America, as Administrative Agent (in such capacity, the “Administrative Agent”), are parties to a Fifth Amended and Restated Credit Agreement dated as of August 7, 2012 (the “Credit Agreement”);

WHEREAS, [each][the] Pledgor has guaranteed all obligations of the Company under the Credit Agreement and certain hedging obligations pursuant to a Subsidiary Guaranty dated as of the date hereof; and

WHEREAS, the obligations of [each such][the] Pledgor are to be secured pursuant to this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions; Interpretation.  (a) When used herein, (a) the capitalized terms used but not defined have the meanings assigned to such terms in the Credit Agreement and (b) the following terms have the following meanings (such meanings to be applicable to both the singular and plural forms of such terms):

Administrative Agent - see the recitals.

Agreement - see the introductory paragraph.

Applicable Date means the date of this Agreement or such later date on which the Company delivers to the Administrative Agent an updated Schedule I pursuant to the last paragraph of Section 2.

Bank of America - see the introductory paragraph.

Collateral - see Section 2.

Company - see the introductory paragraph.

Costs and Expenses means[, with respect to any Pledgor,] all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Administrative Agent in connection with (i) the execution, delivery and performance of this Agreement by [such][the] Pledgor, (ii) protecting, preserving or maintaining any Collateral [of such Pledgor], (iii) collecting the Liabilities [of such

Pledgor], and (iv) enforcing any rights of the Administrative Agent hereunder in respect of the Collateral [of such Pledgor].

Credit Agreement - see the recitals.

Default means the occurrence of any of the following events:  (i) any Unmatured Event of Default with respect to the Parent or the Borrower under Section 12.1.3 of the Credit Agreement, (ii) any Event of Default or (iii) any warranty of [any][the] Pledgor herein is untrue or misleading in any material respect and, as a result thereof, the Administrative Agent’s security interest in any material portion of the collateral granted under the Collateral Documents is not perfected or the Administrative Agent’s rights and remedies with respect to any material portion of the collateral granted under the Collateral Documents are materially impaired or otherwise materially adversely affected.

Excluded Assets means, with respect to [any][the] Pledgor, “Excluded Assets” as defined in the Security Agreement to which [such][the] Pledgor is a party.

Issuer means the issuer of any of the shares of stock or other securities representing all or any of the Collateral.

Lender Party means (i) each Lender, (ii) any Affiliate of a Lender that is a party to a Hedging Agreement with a Borrower and (iii) any other Person that was a Lender or an Affiliate of a Lender at the time that it entered into a Hedging Agreement with a Borrower.

Lenders - see the recitals.

Liabilities means all obligations of [each][the] Pledgor under or in connection with the Subsidiary Guaranty.

Parent - see the recitals.

Pledgor - see the introductory paragraph.

Subsidiary Guaranty - see the recitals.

(b)           The rules of interpretation set forth in Section 1.2 of the Credit Agreement shall apply as if fully set forth herein, mutatis mutandis.

2.           Pledge.  As security for the payment of all Liabilities, [each][the] Pledgor hereby pledges to the Administrative Agent for the benefit of the Lender Parties, and grants to the Administrative Agent for the benefit of the Lender Parties a continuing security interest in, all of the following:

A.           All of the shares of stock and other securities described in Schedule I opposite the name of [such][the] Pledgor, all of the certificates and/or instruments representing such shares of stock and other securities, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any of such shares or other securities;

B.           All additional shares of stock of any of the Issuers listed in Schedule I opposite the name of [such][the] Pledgor at any time and from time to time acquired by the Pledgor in any manner, all of the certificates representing such additional shares, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any of such shares;

C.           All other property hereafter delivered to the Administrative Agent by [such][the] Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any thereof; and

D.           All products and proceeds of all of the foregoing.

All of the foregoing are herein collectively called the “Collateral”.  Notwithstanding the foregoing, [no][the] Pledgor [does not] pledge[s] or grant[s] a security interest in, and the term “Collateral” shall not include, any Excluded Assets.

[Each][The] Pledgor agrees to deliver to the Administrative Agent, promptly upon receipt and in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank), any Collateral (other than dividends or payments which [such][the] Pledgor is entitled to receive and retain pursuant to Section 5 hereof) which may at any time or from time to time be in or come into the possession or control of [such][the] Pledgor; and prior to the delivery thereof to the Administrative Agent, such Collateral shall be held by [such][the] Pledgor separate and apart from its other property and in express trust for the Administrative Agent.

The Pledgor[s] agree[s] that [they][it] will, from time to time promptly upon the request of the Administrative Agent, deliver to the Administrative Agent an updated Schedule I showing the property then pledged hereunder.  The Administrative Agent may, at its option, attach such updated Schedule I to a counterpart hereof or file such updated Schedule I in its records.  The delivery of an updated Schedule I is solely for the convenience of the parties hereto, and nothing in this paragraph requires that any property must be listed on a Schedule I in order to constitute Collateral hereunder in accordance with the forgoing provisions of this Section 2.

3.           Warranties; Further Assurances.  [Each][The] Pledgor warrants to the Administrative Agent, as to [its][the] Collateral, for the benefit of each Lender Party that:  (a) [such][the] Pledgor is (or at the time of any future delivery, pledge, assignment or transfer thereof will be) the legal and equitable owner of [such Pledgor’s][the] Collateral free and clear of all liens, security interests and encumbrances of every description whatsoever other than (i) the security interest created hereunder and (ii) inchoate tax and ERISA liens; (b) to the extent [such Pledgor’s][the] Collateral is represented by certificated securities, the pledge and delivery of the Collateral pursuant to this Agreement will create a valid perfected security interest in such

Collateral in favor of the Administrative Agent; (c) all shares of stock referred to in Schedule I [opposite the name of such Pledgor] are duly authorized, validly issued, fully paid, if applicable, and non-assessable; (d) as to each Issuer whose name appears in Schedule I [opposite the name of such Pledgor], [such Pledgor’s][the] Collateral represents on the Applicable Date not less than the applicable percent (as shown in Schedule I) of the total shares of capital stock issued and outstanding of such Issuer; and (e) as of the Applicable Date, the information contained in Schedule I [opposite the name of such Pledgor] is true and accurate in all respects.

So long as any of the Liabilities shall be outstanding or any commitment shall exist on the part of any Lender Party with respect to the creation of any Liabilities, [each][the] Pledgor (i) shall not, except as permitted by the Credit Agreement or with the express prior written consent of the Administrative Agent, sell, assign, exchange, pledge or otherwise transfer, encumber, or grant any option, warrant or other right to purchase the stock of any Issuer which is pledged hereunder; (ii) shall deliver such Uniform Commercial Code financing statements and other documents (and pay the costs of filing and recording or re-filing and re-recording the same in all public offices reasonably deemed necessary or appropriate by the Administrative Agent) and do such other acts and things, all as the Administrative Agent may from time to time reasonably request, to establish and maintain a valid, perfected security interest in [such Pledgor’s][the] Collateral (free of all other liens, claims and rights of third parties whatsoever) to secure the performance and payment of the Liabilities (and by its signature hereto, [such][the] Pledgor authorizes the Administrative Agent to file any financing statements without the signature of [such][the] Pledgor); (iii) will execute and deliver to the Administrative Agent such stock powers and similar documents relating to [such Pledgor’s][the] Collateral, reasonably satisfactory in form and substance to the Administrative Agent, as the Administrative Agent may reasonably request; and (iv) will furnish the Administrative Agent or any Lender Party such information concerning [such Pledgor’s][the] Collateral as the Administrative Agent or such Lender Party may from time to time reasonably request, and will permit the Administrative Agent or any Lender Party or any designee of the Administrative Agent or such Lender Party, from time to time at reasonable times and on reasonable notice (or at any time without notice during the existence of a Default), to inspect, audit and make copies of and extracts from all records and all other papers in the possession of [such][the] Pledgor which pertain to [such Pledgor’s][the] Collateral, and will, upon request of the Administrative Agent at any time when a Default has occurred and is continuing, deliver to the Administrative Agent all of such records and papers.

4.           Holding in Name of Administrative Agent, etc.  The Administrative Agent may from time to time after the occurrence and during the continuance of a Default, without notice to the Pledgor[s], take all or any of the following actions:  (a) transfer all or any part of the Collateral into the name of the Administrative Agent or any nominee or sub-agent for the Administrative Agent, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, (b) appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Collateral, (c) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder, (d) endorse any checks, drafts or other writings in the name of [any][the] Pledgor to allow collection of the Collateral, (e) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, and (f) take control of any proceeds of the Collateral.

5.           Voting Rights, Dividends, etc.  (a) Notwithstanding certain provisions of Section 4 hereof, so long as the Administrative Agent has not given the notice referred to in paragraph (b) below:

A.           The Pledgor[s] shall be entitled to exercise any and all voting or consensual rights and powers and stock purchase or subscription rights (but any such exercise by the Pledgor[s] of stock purchase or subscription rights may be made only from funds of the Pledgor[s] not comprising part of the Collateral required to be delivered to the Administrative Agent hereunder) relating or pertaining to the Collateral or any part thereof for any purpose; provided that [each][the] Pledgor agrees that it will not exercise any such right or power in any manner which would violate this Agreement or any other Loan Document.

B.           The Pledgor[s] shall be entitled to receive and retain any and all lawful dividends and other payments payable in respect of the Collateral which are paid in cash by any Issuer if such dividends and other payments are permitted by the Credit Agreement, but all dividends and distributions in respect of the Collateral or any part thereof made in shares of stock or securities or other property or representing any return of capital, whether resulting from a subdivision, combination or reclassification of Collateral or any part thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Issuer may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall be and become part of the Collateral hereunder and, if received by [any][the] Pledgor, shall be forthwith delivered to the Administrative Agent in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement.

C.           The Administrative Agent shall execute and deliver, or cause to be executed and delivered, to the [applicable] Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as [such][the] Pledgor may request for the purpose of enabling [such][the] Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to clause (A) above and to receive the dividends and payments which it is authorized to retain pursuant to clause (B) above.

(b)  Upon notice from the Administrative Agent during the existence of a Default, and so long as the same shall be continuing, all rights and powers which the Pledgor[s] [are][is] entitled to exercise pursuant to Section 5(a)(A) hereof, and all rights of the Pledgor[s] to receive and retain dividends pursuant to Section 5(a)(B) hereof, shall forthwith cease, and all such rights and powers shall thereupon become vested in the Administrative Agent which shall have, during the continuance of such Default, the sole and exclusive authority to exercise such rights and powers and to receive such dividends and payments.  Any and all money and other property paid over to or received by the Administrative Agent pursuant to this paragraph (b) shall be retained by the Administrative Agent as additional Collateral hereunder and applied in accordance with the provisions hereof.

6.           Remedies.  During the existence of a Default, the Administrative Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial

Code as in effect in Illinois or otherwise available to it.  Without limiting the foregoing, during the existence of a Default the Administrative Agent (a) may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (i) sell any of the Collateral, free of all rights and claims of [any][the] Pledgor therein and thereto, at any public or private sale or brokers’ board and (ii) bid for and purchase any of the Collateral at any such public sale and (b) shall have the right, for and in the name, place and stead of the [applicable] Pledgor, to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.  [Each][The] Pledgor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Administrative Agent of any of its rights and remedies during the continuance of a Default.  Any notification of intended disposition of any of the Collateral shall be deemed reasonably and properly given if given at least ten (10) days before such disposition.  Any proceeds of any of the Collateral may be applied by the Administrative Agent to the payment of Costs and Expenses, and any balance of such proceeds may be applied by the Administrative Agent toward the payment of such of the Liabilities, and in such order of application, as the Administrative Agent may from time to time elect (and, after payment in full of all Liabilities, any excess shall be delivered to the [applicable] Pledgor or as a court of competent jurisdiction shall direct).

The Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (a) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to Persons that will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or (b) obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and [each][the] Pledgor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Administrative Agent shall not be liable or accountable to [any][the] Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

7.           General.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the [applicable] Pledgor shall request in writing, but failure of the Administrative Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Administrative Agent to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by [any][the] Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of any Collateral.

No delay on the part of the Administrative Agent in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.  No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Administrative Agent and [each][the] Pledgor, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

If any of the Collateral shall be sold, transferred or otherwise disposed of by [any][the] Pledgor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of [such][the] Pledgor, shall execute and deliver to [such][the] Pledgor all releases and other documents reasonably necessary for the release of Liens created hereby on such Collateral.

At the request and sole expense of the Company, [any][the] Pledgor shall be released from its obligations hereunder in the event that all the equity interests of [such][the] Pledgor shall be sold, transferred or otherwise disposed of in accordance with the terms and conditions of the Credit Agreement (or otherwise consented to pursuant to the Credit Agreement) to a Person other than a Loan Party.  Notwithstanding the foregoing, no release shall be made pursuant to this paragraph unless the Company shall have delivered to the Administrative Agent, with reasonable notice prior to the date of the proposed release, a written request for release identifying the [relevant] Pledgor and the terms of the sale or other disposition in reasonable detail, including the price thereof, and certifying that such release is permitted by the Credit Agreement (on which documentation the Administrative Agent may conclusively rely absent written notice to the contrary)

This Agreement shall remain in full force and effect until all Liabilities have been paid in full (other than contingent indemnification liabilities not yet due and payable) and all Commitments have terminated.  Upon any such termination, the Administrative Agent will, upon [any][the] Pledgor’s request and at [such][the] Pledgor’s sole expense, (i) deliver to [such][the] Pledgor, without any representation, warranty or recourse of any kind whatsoever (other than that there are no security interests, liens or encumbrances in favor of the Administrative Agent), all of [such Pledgor’s][the] Collateral (including stock powers and other documents) held by the Administrative Agent hereunder as shall not have been sold or otherwise applied pursuant to the terms hereof, and (ii) execute and deliver to [such][the] Pledgor such documents as [such][the] Pledgor shall reasonably request to evidence such termination and the release of any security interest granted hereby.

All obligations of the Pledgor[s] and all rights, powers and remedies of the Administrative Agent and the Lender Parties expressed herein are in addition to all other rights, powers and remedies possessed by them, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities or any security therefor.

THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT 735 ILLINOIS COMPILED STATUTE §105/5-5).  Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

All notices and requests hereunder shall be given, and deemed received, in accordance with Section 15.3 of the Credit Agreement and sent (a) in the case of the Administrative Agent, at the address to which notices are to be sent to the Administrative Agent pursuant to such Section 15.3 and (b) in the case of [any][the] Pledgor, to [such][the] Pledgor in care of the Company at the address to which notices are to be sent to the Company pursuant to such Section 15.3.

This Agreement shall be binding upon the Pledgor[s] and the Administrative Agent and their respective successors and assigns (provided that [no][the] Pledgor may [not] assign its obligations hereunder without the prior written consent of the Administrative Agent), and shall inure to the benefit of [each][the] Pledgor and the Administrative Agent and the successors and assigns of the Administrative Agent.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION,  IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  [EACH][THE] PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE.  [EACH][THE] PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS OF [SUCH][THE] PLEDGOR DETERMINED PURSUANT TO THE THIRD PRECEDING PARAGRAPH, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  [EACH][THE] PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH OF [EACH][THE] PLEDGOR, THE ADMINISTRATIVE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH LENDER PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY

OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  [EACH][THE] PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE LENDER PARTIES, ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first written above.

[PLEDGOR[S]]

By:
Name Printed:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name Printed:
Title:

SCHEDULE I
TO PLEDGE AGREEMENT

STOCK

Pledgor	Issuer	Certificate #	# of Pledged Shares	# of Shares Issued and Outstanding	Pledged Shares as % of Total Shares of Issuer Outstanding

EXHIBIT E

FORM OF

ASSIGNMENT AGREEMENT

This Lender Assignment Agreement (this “Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

1.	Assignor:	_______________________

2.	Assignee:	_______________________	[and is an Affiliate of [identify Lender]]

3.	Initial Borrower:	Middleby Marshall Inc.

4.	Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:
The Fifth Amended and Restated Credit Agreement, dated as of August 7, 2012 initially among The Middleby Corporation, Middleby Marshall Inc., the Lenders parties thereto, and Bank of America, N.A., as Administrative Agent

6.	Assigned Interest:

Amount of Revolving Commitment Assigned	Commitment Amount	Percentage Assigned	Amount of Revolving Loans Assigned
$________________	$________________	______________%	$______________

[7.	Trade Date:	__________________]

Effective Date: __________________, 20__ [TO BE INSERTED BY AGENT AND WHICH, SUBJECT TO SECTION 15.9.1 OF THE CREDIT AGREEMENT, SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

[Consented to:

MIDDLEBY MARSHALL INC.

By:
Title:]

[OTHER REQUIRED CONSENTS]

ANNEX 1 TO ASSIGNMENT AGREEMENT
[___________________]
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AGREEMENT

1.         Representations and Warranties.

1.1.         Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and (iv) is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.         Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 10.1.1 and 10.1.2 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, (v) as of the date hereof, the Borrower will not be obligated to pay any greater amount under Section 7.6 or Section 8 of the Credit Agreement than the Borrower is obligated to pay to the Assignor under such Sections and (vi) if it is a “foreign corporation, partnership or trust” within the meaning of the Code, (A) the Assignee will be in compliance with all applicable provisions of Section 14.10 of the Credit Agreement on or prior to the Effective Date and (B) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.         Payments.  From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the

Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.         General Provisions.  This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement.  This Assignment Agreement shall be governed by, and construed in accordance with, the law of the State of Illinois.

EXHIBIT F

FORM OF
SUBSIDIARY BORROWER SUPPLEMENT

Bank of America, N.A., as Administrative Agent
  under the Credit Agreement referred to below
[Address]

Ladies/Gentlemen:

Please refer to the Fifth Amended and Restated Credit Agreement dated as of August 7, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) initially among Middleby Marshall Inc. (the “Company”), The Middleby Corporation, various financial institutions and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

The undersigned, _____________ (the “Subsidiary”), a _____________ [corporation], agrees (a) to become a “Subsidiary Borrower” under the Credit Agreement and (b) that from the date hereof until payment in full of the principal of and interest on all Loans made to it under the Credit Agreement and performance of all of its other obligations thereunder in its capacity as a Subsidiary Borrower (other than contingent indemnification or similar obligations not yet due and payable), and termination hereunder of its status as a “Subsidiary Borrower”, it shall perform, comply with and be bound by each provision of the Credit Agreement that is applicable to a “Borrower” or a “Subsidiary Borrower.”  Without limiting the generality of the foregoing, the Subsidiary affirms the jurisdictional and other provisions of Sections 15.15 and 15.16 of the Credit Agreement.  The Subsidiary (i) acknowledges that the Company has provided to the Subsidiary a true and correct copy of the Credit Agreement as in effect on the date hereof, together with all amendments and other modifications thereto; and (ii) authorizes the Company to act on its behalf as and to the extent provided for in the Credit Agreement, including with respect to the borrowing, conversion, continuation and repayment of Loans and the selection of Types and Interest Periods for Loans.

If the principal of and interest on all Loans made to the Subsidiary under the Credit Agreement shall have been paid in full and all other obligations of the Subsidiary in its capacity as a Subsidiary Borrower (other than contingent indemnification or similar obligations not yet due and payable) shall have been fully performed, the Subsidiary may, upon not less than two Business Days’ prior written notice to the Administrative Agent, terminate its status as a “Subsidiary Borrower”.

All representations and warranties contained in Section 9 of the Credit Agreement applicable to the Subsidiary are true and correct in all material respects with the same effect as if made as of the date hereof (except to the extent stated to relate to an earlier date).

CHOICE OF LAW.  THIS SUBSIDIARY BORROWER SUPPLEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT 735 ILLINOIS COMPILED STATUTE §105/5-5).

IN WITNESS WHEREOF, the Subsidiary has duly executed and delivered this Subsidiary Borrower Supplement as of the date and year first above written.

[SUBSIDIARY NAME]

By:
Name:
Title:

Consented to:

MIDDLEBY MARSHALL INC.

By:
Name:
Title:

Consented to:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT G

FORM OF

INCREASE REQUEST

___________________________, 20___

Bank of America, N.A., as Administrative Agent
  under the Credit Agreement referred to below
[Address]

Ladies/Gentlemen:

Please refer to the Fifth Amended and Restated Credit Agreement dated as of August 7, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) initially among Middleby Marshall Inc. (the “Company”), The Middleby Corporation, various financial institutions and Bank of America, N.A., as Administrative Agent.  Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

In accordance with Section 6.2.2 of the Credit Agreement, the Company hereby requests an increase in the Commitment Amount from $__________ to $__________.  Such increase shall be made by [increasing the Commitment of ____________ from $________ to $________] [adding _____________ as an Additional Lender under the Credit Agreement with a Commitment of $____________] as set forth in the letter attached hereto.5  Such increase shall be effective three Business Days after the date that the Administrative Agent acknowledges receipt of the letter attached hereto or such other date as is agreed among the Company, the Administrative Agent and the [increasing] [Additional] Lender.

Very truly yours,

MIDDLEBY MARSHALL INC.

By:
Name:
Title:

_____________
5 If multiple lenders are increasing and/or being added, the Company may attach a schedule.

ANNEX 1 TO EXHIBIT G

[Date]

Bank of America, N.A., as Administrative Agent
  under the Credit Agreement referred to below
[Address]

Ladies/Gentlemen:

Please refer to the letter dated __________, 20__ from Middleby Marshall Inc. (the “Company”) requesting an increase in the Commitment Amount from $__________ to $__________ pursuant to Section 6.2.2 of the Fifth Amended and Restated Credit Agreement dated as of August 7, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) initially among the Company, The Middleby Corporation, various financial institutions and Bank of America, N.A., as Administrative Agent.  Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

The undersigned hereby confirms that it has agreed to increase its Commitment under the Credit Agreement from $__________ to $__________ effective on the date which is three Business Days after the acknowledgment of receipt hereof by the Administrative Agent or on such other date as may be agreed among the Company, the Administrative Agent and the undersigned.

Very truly yours,

[NAME OF INCREASING LENDER]

By:
Title:

Receipt acknowledged as of
_____________, 20___

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

ANNEX 2 TO EXHIBIT G

[Date]

Bank of America, N.A., as Administrative Agent
  under the Credit Agreement referred to below
[Address]

Ladies/Gentlemen:

Please refer to the letter dated __________, 20___ from Middleby Marshall Inc. (the “Company”) requesting an increase in the Commitment Amount from $__________ to $__________ pursuant to Section 6.2.2 of the Fifth Amended and Restated Credit Agreement dated as of August 7, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) initially among the Company, The Middleby Corporation, various financial institutions and Bank of America, N.A., as Administrative Agent.  Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

The undersigned hereby confirms that it has agreed to become a Lender under the Credit Agreement with a Commitment of $__________ effective on the date which is three Business Days after the consent hereto by the Administrative Agent, the Swing Line Lender and each Issuing Lender and the acknowledgement of receipt hereof by the Administrative Agent, or on such other date as may be agreed among the Company, the Administrative Agent and the undersigned.

The undersigned (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by the Company pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender under the Credit Agreement; and (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

The undersigned represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this letter and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; and (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this letter and the performance of its obligations as a Lender under the Credit Agreement.

The undersigned agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent or the Company may reasonably request in connection with the transactions contemplated by this letter.

The following administrative details apply to the undersigned:

(A)	Notice Address:
Legal name:
Address:

Attention:
	Telephone:	( )
	Facsimile:	( )
(B)	Payment Instructions:
Account No.:
At:

Reference:
Attention:

The undersigned acknowledges and agrees that, on the date on which the undersigned becomes a Lender under the Credit Agreement as set forth in the second paragraph hereof, the undersigned (a) will be bound by the terms of the Credit Agreement as fully and to the same extent as if the undersigned were an original Lender under the Credit Agreement and (b) will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

This letter shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This letter may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this letter by telecopy or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this letter.  This letter shall be governed by, and construed in accordance with, the law of the State of Illinois.

Very truly yours,
[NAME OF NEW LENDER]

By:
Title:

Acknowledged and consented to as of
______________, 20___

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as Swing Line Lender and as
an Issuing Lender

By:
Name:
Title:

[OTHER ISSUING LENDERS]

EXHIBIT H-1

FORM U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Please refer to the Fifth Amended and Restated Credit Agreement dated as of August 7, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) initially among The Middleby Corporation, Middleby Marshall Inc. (the “Company”), various financial institutions and Bank of America, as Administrative Agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

Pursuant to the provisions of Section 7.7.5 of the Credit Agreement, the undersigned certifies that (i) it is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT H-2

FORM U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Please refer to the Fifth Amended and Restated Credit Agreement dated as of August 7, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) initially among The Middleby Corporation, Middleby Marshall Inc. (the “Company”), various financial institutions and Bank of America, as Administrative Agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

Pursuant to the provisions of Section 7.7.5 of the Credit Agreement, the undersigned certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT H-3

FORM U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Please refer to the Fifth Amended and Restated Credit Agreement dated as of August 7, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) initially among The Middleby Corporation, Middleby Marshall Inc. (the “Company”), various financial institutions and Bank of America, as Administrative Agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

Pursuant to the provisions of Section 7.7.5 of the Credit Agreement, the undersigned certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT H-4

FORM U.S. TAX COMPLIANCE CERTIFICATE
 (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Please refer to the Fifth Amended and Restated Credit Agreement dated as of August 7, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) initially among The Middleby Corporation, Middleby Marshall Inc. (the “Company”), various financial institutions and Bank of America, as Administrative Agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

Pursuant to the provisions of Section 7.7.5 of the Credit Agreement, the undersigned certifies that (i) it is the sole record owner of the Loans in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loans, (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[  ]